COPY

ANNDALE
PROPERTIES
LIMITED

35 Lesmill Road, Suite 1
Toronto, Ontario M3B 2T3
Telephone (416) 444-5229
Facsimile (416) 444-2507

LEASE TO:	GEORGE KELK CORPORATION
DEMISED PREMISES IN THE CENTRE	44 AND 48 LESMILL ROAD NORTH YORK, ONTARIO M3B 2T5.
TERM:	FIVE (5) YEARS

BOMA

UDI Urban Development Institute Ontario

TABLE OF CONTENTS

(ALPHABETICAL)

CAPTION OR PHRASE — **LEASE PAGE NUMBER**

THIS INDENTURE made this 1st day of May, 1996

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT,

BETWEEN:

ANNDALE PROPERTIES LIMITED,
a corporation incorporated under the laws of the Province of Ontario, having its head office at the City of North York, in the Municipality of Metropolitan Toronto,

hereinafter called the "LESSOR" OF THE FIRST PART,

- and -

GEORGE KELK CORPORATION,
a corporation incorporated under the laws of the Province of Ontario, having its head office at the City of North York, in the Municipality of Metropolitan Toronto,

hereinafter called the "LESSEE" OF THE SECOND PART.

DEMISE

1. WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed, and performed, the Lessor has demised and leased and by these presents doth demise and lease unto the Lessee the premises municipally known as 44 and 48 Lesmill Road, North York, Ontario and more particularly described as follows:

ALL THAT messuage or tenement situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto, and being composed of Part of Lot 11 in the Third Concession East of Yonge Street in the said City and more particularly described as Parts 4, 5, 6, 7, 8 and 9 on Plan of Reference Number 64R-8997, a copy of same attached hereto as Schedule "B".

SUBJECT to a sewer easement in favour of the City of North York in, over, along and upon the southerly twenty (20) feet more or

less of the said lands and more particularly described as Parts 5, 6, 8 and 9 on the said Plan of Reference Number 64R-8997 .

as shown crosshatched in black on Schedule "A" attached hereto (hereinafter called the "Demised Premises").

AREA

1.1 The Gross Rentable Area of the Demised Premises is THIRTY-FIVE THOUSAND, SEVEN HUNDRED AND FIFTY-NINE (35,759) rentable square feet. The exact area shall be measured and confirmed by the building's architect in accordance with B.O.M.A. standards and adjusted accordingly if required.

TERM

2.1 TO HAVE AND TO HOLD the Demised Premises, unless such term shall be sooner terminated as hereinafter provided, for and during the term of FIVE (5) years, to be computed from and inclusive of the FIRST (1ST) day of MAY, 1996 (hereinafter referred to as the "Lease Commencement Date") and from thence forth next ensuing and fully to be complete and ended on the THIRTIETH (30TH) day of APRIL, 2001, (hereinafter referred to as the "Term") provided, however, that the Lessee may have the option of renewing the said Lease for two (2) additional five (5) year periods in accordance with the provisions of Schedule "C" attached hereto.

RENT

3.1 YIELDING AND PAYING therefor yearly and every year during the FIVE (5) years of the Term hereby granted, the sum of ONE HUNDRED AND FORTY-THREE THOUSAND, THIRTY-SEVEN .... 72\100 ($143,037.72) DOLLARS of lawful money of Canada, (calculated on the basis of FOUR .... 00\100 ($4.00) DOLLARS per square foot of Rentable Area) to be paid in advance in equal consecutive monthly instalments of ELEVEN THOUSAND, NINE HUNDRED AND NINETEEN .... 81\100 ($11,919.81) DOLLARS of lawful money of Canada payable on the FIRST (1st) day of each and every month during the Term hereby demised (hereinafter referred to as the "Base Rent") plus all applicable taxes including Goods and Services Tax.

NOTICE

4.1 ALL PAYMENTS or notices required to be made by the Lessee under or in respect of this Lease shall be made to the Lessor at 35 Lesmill Road, Suite #l, Toronto, Ontario, M3B 2T3 or to such other place or agent of the Lessor as may from time to time be designated in writing.

4.2 Any notices required to be given by the Lessor to the Lessee shall be addressed to the Lessee at 48 Lesmill Road, Don Mills, Ontario, Canada, M3B 2T5 or to such other place as may from time to time be designated in writing.

METHOD OF SERVICE

4.3 Service of any notices or demands as required herein shall be:

(a) sent by prepaid registered mail and shall be deemed to be received at the expiration of four (4) business days after the posting of such registered letter; or

(b) sent by facsimile communication but only if the recipient acknowledges receipt of the remittance by return facsimile; (hereinafter referred to as the "Acknowledgement") or

(c) by delivering it addressed to the Lessor or the Lessee, as the case may be, at the above address and any notice so served by facsimile or facsimile with Acknowledgement or by delivery shall be deemed to have been served on the expiration of one (1) business day after the date of delivery, sending or sending of the Acknowledgement.

Provided that if a Postal Strike is in effect or the facsimile service is interrupted, service must be effected by delivering to the other party in accordance with paragraph (c) above. But nothing in this paragraph only, shall require any party to give notice to the other. Either party may at any time give notice in writing to the other of any change of address and thereafter the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

LESSEE'S COVENANTS RE RENT

5.1 **LESSEE COVENANTS AND AGREES WITH THE LESSOR AS FOLLOWS:**

5.2 To pay rent, additional rent as provided for herein and all applicable taxes, including Goods and Services Tax.

TAXES

5.3 To pay and discharge as and when the same become due and payable all taxes, levies and assessments by whatever authority imposed upon the personal property, business or income of the Lessee.

UTILITIES

5.4 To pay all charges for public utilities including water, gas, electric and power, steam or hot water or telephone used upon or in respect of the Demised Premises and for grounds and building maintenance as hereinafter specifically set forth.

HEAT

5.5 To heat the Demised Premises to a sufficient degree to prevent damage thereto and without limiting the foregoing, the Lessee will heat the same so as to comply with any law or regulation which may from time to time govern the heating thereof.

INDEMNITY

5.6 To indemnify and keep indemnified the Lessor in respect of all losses, costs, charges, penalties and expenses occasioned by, or arising from, the non-payment by the Lessee of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Lessee or any subtenant or licensee or other persons occupying the Demised Premises or the building or any part thereof, and provided that the same shall not be of a kind personal to the Lessor, such as taxes on the income of the Lessor.

REALTY TAXES

5.7 To pay for realty taxes, local improvements, duties, levies, assessments, whatsoever, whether municipal, parliamentary or otherwise, charged upon the Demised Premises or upon the Lessor on account thereof.

INSURANCE

6.1 The Lessee covenants with the Lessor to insure the Demised Premises against loss by fire and extended coverages and boiler explosion provided however, that if by reason of any act of the Lessee or by reason of the use or occupancy of the Demised Premises by the Lessee, the Demised Premises shall become uninsurable or insurance be cancelled, then should the Lessee fail to act within fifteen (15) days of

receiving written notice of the existence of said act or use or occupancy, to permit the Demised Premises to be insured again, this Lease shall be null and void at the option of the Lessor and the Lessee covenants to vacate on notice and deliver up vacant possession.

DAMAGE OR DESTRUCTION

7.1 PROVIDED and it is hereby expressly agreed that if and whenever during the Term hereof or any extension thereof, the Demised Premises shall be destroyed or damaged by fire, flood, lightning, tempest, explosion, impact of aircraft, earthquake or other casualty insured against under the preceding provisions hereof, then and in every such event:

7.2 If the damage or destruction is such that the Demised Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy it and if in either event the damage, in the opinion of the Lessor, to be given to the Lessee within thirty (30) days of the happening of such damage or destruction, can not be repaired with reasonable diligence within one hundred and twenty (120) days from the date of the happening of such destruction or damage, then either the Lessor or the Lessee may at their respective options within thirty (30) days of the date of such damage give notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such notice and the rent and all other payments for which the Lessee is liable under the terms of this Lease shall be apportioned and paid in full only to the date of such destruction or damage and the Lessor may re-enter and repossess the Demised Premises. In the event that neither the Lessor nor the Lessee so terminate this Lease as aforesaid, or in writing, agree not to terminate, then the Lessor shall repair the Demised Premises with all reasonable speed and the rent hereby reserved, shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Lessor to deliver the Demised Premises to the Lessee.

7.3 If the damage be such that the Demised Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy it, but if in either event the damage, in the opinion of the Lessor, to be given in writing to the Lessee within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days, from the date of the happening of such destruction or damage, then the Lessor shall so repair

with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Lessor to deliver the Demised Premises to the Lessee.

7.4 If in the opinion of the Lessor the damage can be made good as aforesaid within one hundred and twenty (120) days from the date the Lessor has given its opinion, and the damage is such that the Demised Premises are capable of being partially used for the purposes for which it is hereby demised, then until such damage has been repaired the rent shall abate from the date of the happening of such destruction or damage in the proportion that the part of the Demised Premises which is rendered unfit for occupancy bears to the whole of the said Demised Premises and the Lessor shall repair the damage with all reasonable speed.

7.5 Provided that if the Lessee does not agree with the Lessor's opinion of the magnitude of the damage as established in Clause 7.2 or 7.3 or 7.4, whatever the case may be, then the Lessor and the Lessee shall each appoint an impartial competent person, who shall then appoint a third party and the three persons will constitute a Committee who shall decide by simple majority to support or not support the opinion of the Lessor and such decision shall be binding on both the Lessor and the Lessee. Any expense incurred in the operation of such a Committee shall be the joint responsibility of the Lessor and the Lessee.

LESSEE'S COVENANTS RE DEMISED PREMISES

8.1 **THE LESSEE COVENANTS AND AGREES WITH THE LESSOR AS FOLLOWS:**

MAINTENANCE AND REPAIR

8.2 That the Lessee, at its own expense shall maintain the Demised Premises including the grounds, in good order and condition, subject to reasonable wear and tear, and promptly make all needed repairs and replacements (structural defects and damage, boiler and air-conditioner replacement, damage by fire, flood, lightning, tempest, explosion, impact of aircraft, earthquake and other casualty insured against in Paragraph 6.1 above, only excepted) and without limiting the foregoing, the Lessee will keep the interior of the Demised Premises well painted, clean and in such condition as a careful owner would do. The Lessee will also be responsible for painting the exterior painted surfaces as required.

8.2a That any alterations or additions to the Demised Premises performed by the Lessee shall:

a) be done as expeditiously as possible in a good and workmanlike manner and with first class new materials;

b) be done in compliance with such reasonable rules and regulations as the Lessor or its agents may make;

c) be subject to the reasonable supervision of the Lessor;

d) be done at the risk of the Lessee;

e) be done in accordance with the applicable requirements of all regulatory authorities having jurisdiction with respect thereto;

Before beginning any work or installation of a structural nature the Lessee shall deliver to the Lessor copies of its plans and specifications therefor and such other information as may reasonably be required. The Lessor may require reasonable revisions of such plans and specifications as a condition of its approval for such work, said approval shall not be unreasonably withheld. Any such work which is not done in accordance with the plans, specifications, information, and revisions approved by the Lessor, and which has not been removed or corrected within thirty (30) days after a written request therefor from the Lessor may be removed or corrected by the Lessor.

CLEAN-LINESS

8.3 That the Lessee will keep the Demised Premises in a clean, neat and tidy condition and will not permit waste paper, vermin and rodents, ashes or waste to accumulate thereon, or upon the grounds or exterior of the Demised Premises.

COMPLIANCE

8.4 That the Lessee will promptly comply with and conform to the local requirements of all applicable local, provincial or federal statutes, laws, by-laws, regulation, ordinances and orders from time to time, or at any time in force during the Term hereof and affecting the condition, equipment, maintenance, use or occupation of the Demised Premises.

8.4a That the Lessee shall pay on demand to the Lessor the expense of any repairs, replacements or alterations to the Demised Premises, equipment and grounds which become damaged or destroyed through the negligence, carelessness or misuse of the Lessee, its servants, agents, employees or anyone permitted by it to be in the Demised Premises including the grounds.

NUISANCE

8.5 That it will not carry on, or permit to be carried on, in or about the Demised Premises, any business or activity which shall be deemed upon reasonable grounds to be a nuisance nor will it omit to do or permit to be omitted to be done anything in respect of the Demised Premises, the omission of which shall upon reasonable grounds, be deemed to be a nuisance. The parties acknowledge and agree that the purpose for which the Demised Premises are being leased by the Lessee does not itself constitute a nuisance.

HEAVY EQUIPMENT

8.6 That the Lessee will not bring upon the Demised Premises or any part thereof any machinery, equipment, article or thing that by reason of weight, size or use might damage the Demised Premises and will not at any time overload the floors of the Demised Premises and if any damage is caused to the Demised Premises by any machinery, equipment, article or thing or by overloading or by any act, negligence or misuse on the part of the Lessee or any of its servants, or employees, the Lessee will forthwith repair and restore the same to the condition in which the Demised Premises were before such damage.

ROOF

8.7 That it will not place anything on the roof or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls or structure of the Demised Premises without the written consent of the Lessor, which may be withheld or issued upon such Terms and conditions as the Lessor in its sole and absolute discretion may deem advisable.

ENTRY DURING TERM BY THE LESSOR

8.8 That the Lessor or its agents may at all reasonable times and on not less than Twenty-Four (24) hour prior written notice during the Term hereof enter the Demised Premises to view the state of repair and maintenance and upon receipt of written notice from the Lessor, the Lessee shall forthwith in a good and workmanlike manner effect such reasonable repairs as are required to be done by the said notice so as to maintain the Demised Premises in accordance with the provisions of this Lease, (structural defects and damage, boiler and air conditioner replacement, damage by fire, flood, lightning, tempest, explosion, impact of aircraft, earthquake and other casualty insured against in paragraph 6.1 above, only excepted), provided that the lack of such inspection by and notice from the Lessor shall in no way be deemed to relieve the Lessee from its obligation to maintain the Demised Premises in accordance with the obligations to repair hereinbefore expressed. If the

Lessee fails to take reasonable steps to comply with the requirements of the written notice within fifteen (15) days the Lessor may proceed with such repairs and the Lessee shall forthwith pay on demand all reasonable costs and expenses incurred by the Lessor in so doing and such costs and expenses shall be recoverable by the Lessor as if they were rent in arrears under this Lease.

NOTICE OF STRUCTURAL DEFECT

8.9 That in the event of the observance of any substantial structural defect or material damage to the Demised Premises by any cause, the Lessee will use reasonable best efforts to give notice in writing to the Lessor of such defect or damage forthwith upon the same becoming known to the Lessee; provided that if such defect or damage becomes known to the Lessee or reasonably should have been observed by the Lessee and the Lessee fails to give notice thereof to the Lessor, the Lessee shall be liable for such of the costs incurred by the Lessor, in repairing the said defect or damage as can be shown to be directly attributable to the actions of the Lessee and those for whom in law the Lessee is responsible (including failure to give such notice) after such defect or damage became known to the Lessor or reasonably should have been observed by the Lessee.

LIABILITY INSURANCE

8.10 That the Lessee will supply the Lessor with a Certificate of Liability Insurance with respect to the Demised Premises and its operation therein to the extent of not less than Two Million Dollars ($2,000,000.00) inclusive of all injuries or death to persons or damage to property of others arising from any one occurrence and due to the negligence ofthe Lessee or persons claiming under the Lessee, endorsed in both the Lessor and the Lessee's names.

LESSOR NOT LIABLE

8.11 That the Lessor shall not be liable for, and the Lessee shall save harmless the Lessor from any and all liability, costs, claims, demands or actions for damages, injury or loss, suffered or sustained by any person or persons in or about the Demised Premises or any part thereof, and for damage or injury to the property of any person or persons occasioned by the Lessee, its customers, employees, servants or agents, or by their neglect, default or misconduct or occasioned by reason of any other cause or matter whatsoever, and in particular, but without in any way limiting the generality of the foregoing, the Lessor shall not be liable for any damages to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any

part of the Demised Premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by, or attributable to, the condition or arrangement of any electrical or other wiring. Notwithstanding anything to the contrary herein, nothing herein contained shall relieve the Lessor for liability arising by reason of the negligence of the Lessor, its servants or agents or those for whom the Lessor is responsible as determined by a Court of Law.

LESSOR'S COVENANTS RE DEMISED PREMISES

9.1 THE LESSOR COVENANTS AND AGREES WITH THE LESSEE AS FOLLOWS:

QUIET ENJOYMENT

9.2 That the Lessee shall have the quiet enjoyment of the Demised Premises during the Term hereof.

EXTERIOR STRUCTURE

9.3 That the Lessor will be responsible for the repairs of any structural defects and failure including boiler and air conditioner replacement, defects in walls, windows, roof and floor, and will so repair unless such maintenance should be required pursuant to Paragraph 8.4a herein.

In the event of a disagreement as to whether the boiler or air conditioners should be repaired by the Lessee or replaced by the Lessor, the Lessor and the Lessee shall jointly appoint an impartial competent person who shall decide whether to support the opinion of the Lessor or the opinion of the Lessee. This person's decision will be binding. Any expense incurred shall be the joint responsibility of the Lessor and the Lessee.

ADVERTISING SIGNS

9.4 The Lessee shall have the right at any time during the Term hereby granted or of any extension thereof at its expense to erect, paint, display, alter, change or remove a sign on the exterior. Any such sign must be approved in writing by the Lessor and shall comply with the lawful requirements or municipal and governmental authorities. Such sign shall remain the property of the Lessee and shall be removed by it upon the termination of the Term hereby granted or any extension thereof. Upon the removal of any such sign the Demised Premises shall be restored to their original condition.

REMOVAL OF FIXTURES

9.5 The Lessee may at the conclusion of the Term of this Lease or sooner termination, if the Lessee is not in default on any term, covenant or condition of this Lease, remove any trade fixtures brought on to the Demised Premises by the Lessee and which were installed by the Lessee and which are the property of the Lessee, if such removal can be accomplished without any damage to the Demised Premises or any improvements on the Demised Premises, provided however, if such damage occurs the Lessee shall repair the same. However, under no circumstances shall any installation be removed by the Lessee that consist of any plumbing, or plumbing fixtures, heating, ventilation, or lighting equipment, wiring or electrical panels and services except those which have been installed by the Lessee, provided the Lessee shall repair any damage occasioned by the installation or the removal of its fixtures.

PROVISOS

PROVIDED AND IT IS HEREBY EXPRESSLY AGREED AS FOLLOWS:

ASSIGNMENT OR SUB-LEASING

10.2 That the Lessee will not assign or sublet its rights under this Lease without the written consent of the Lessor having first been obtained, provided that such consent shall not be unreasonably withheld or delayed. The Lessee shall furnish to the Lessor copies of any assignment or subleases made hereunder in a form satisfactory to the Lessor. Such consent is given by the Lessor on the condition that the Lessee shall remain fully liable for the due performance of all Terms and covenants of the Lease notwithstanding such assignment or sublease.

10.3 Deleted.

SURRENDER OF DEMISED PREMISES

10.4 That the Lessee will, at the expiration of the said Term, or any extension thereof as herein provided, peaceably surrender and yield up the Demised Premises demised hereby with appurtenances, together with all buildings or structures which may at any time during the said Term be made and therein or thereon, in good substantial repair and condition.

OVERHOLDING

10.5 That any holding over after the expiration of the said Term or any renewal or extension thereof, except for any right of renewal, shall be a tenancy from month to month at a new rental rate but on the same terms, covenants, and conditions set forth herein or in any renewal

or extension thereof insofar as they are applicable. The rent for each month of the overholding period is to be calculated as ONE decimal TWO FIVE (1.25) times the annual Base Rental rate applicable during the immediately preceding Lease year

FOR SALE SIGN

10.6 That the Lessor shall have the right within three (3) months next preceding the termination of the Term hereby demised or any renewal thereof as the case may be, to place upon the Demised Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the Lessee's business, stating that the Demised Premises are for sale or to be let and further provided that the Lessee will not remove such notice or permit such notice to be removed. The Lessee has the right to add a statement to such a sign of the purpose of the Lessee's moving or the location of new premises.

BREACH OF COVENANT

10.7 No waiver by the Lessor of any breach or failure by the Lessor to insist on strict performance by the Lessee of any of the covenants and conditions of this Lease obligatory upon the Lessee, shall be deemed to be a waiver of any succeeding breach of the same covenants or conditions, or of any precedent, concurrent or subsequent breach of any other covenant or condition of this Lease obligatory upon the Lessee.

RE-ENTRY

10.8 That in the event that the Lessee shall be in default of its covenants hereunder, including the covenant of the Lessee to pay rent or additional rent, the Lessor shall give to the Lessee notice in writing stating the said default with reasonably sufficient particulars and requiring that the said default be remedied and that if such default is not remedied by the Lessee within fifteen days (15) after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Lessor may at its option either enter into and upon the Demised Premises or any part thereof in the name of the whole and have again, repossess, and enjoy the same as in its former state and the said Lease shall thereupon Terminate, or itself take steps and to do or cause to be done such things as may be necessary to remedy and correct such defaults and recover its costs and expenses incurred thereby as additional rent. Provided further that in the event that the Lessor shall be entitled to and shall elect to make re-entry as hereinbefore provided for, any re-entry or other action so taken shall not be deemed to relieve the Lessee of its obligation to pay rent and other moneys payable as rent hereunder and such rent and other moneys

payable as rent in accordance with the provisions hereof shall continue to accrue and be payable until such time as the Lessor is able to re-let the Demised Premises, or otherwise deal with the same in such manner that it did not sustain any loss should the Lessee thereafter fail to pay the rent and other moneys payable as rent or otherwise under this Lease. Provided further that in addition to all other rights hereby reserved to it, the Lessor shall have the right to re-enter the Demised Premises as the agent of the Lessee either by force or otherwise, without being liable for any prosecution therefor, and to re-let the whole or any portion of the Demised Premises for any period equal to or greater or lesser than the remainder of the then current Term of the Lease and to receive the rent therefor, said rent to be any sum which it may deem reasonable, to any lessee which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate and in connection with any such Lease, the Lessor may make such changes in the character of the improvements of the Demised Premises as the Lessor may determine to be appropriate or helpful in effecting such lease, but in no event shall the Lessor be under any obligation to re-let the Demised Premises in whole or in part for any purpose which the Lessor may regard as injurious to the Demised Premises, or to any lessee which the Lessor, in the exercise of reasonable discretion, shall deem to be objectionable and to apply any rent derived from so re-letting the Demised Premises upon account of the rent due hereunder, and the Lessee shall remain liable to the Lessor for the deficiency, if any, it being the intention hereof that nothing herein contained and no entry made by the Lessor hereunder shall in any way reLease the Lessee from the payment of the rent hereby reserved during the Term hereof beyond such sum as may be realized by the Lessor by such re-letting or by the proceeds of any distress made by the Lessor against the Lessee; and provided that the Lessor shall not in any event be required to pay to the Lessee any surplus of any sum received by the Lessor on a re-letting of the Demised Premises in excess of the rent reserved hereunder.

BANKRUPTCY OR INDEBTEDNESS OF LESSEE

10.9 That if the Term hereby created or any of the goods and chattels of the Lessee shall be at any time seized or taken in execution or in attachment by any creditor of the Lessee or if a Writ of Execution shall issue against the goods and chattels of the Lessee, or if the Lessee shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in the Bankruptcy Act of Canada or any amendment thereto, or becoming a bankrupt or insolvent shall take the benefit of any Act which may be in force for bankrupt or insolvent

debtors, or shall attempt to abandon the Demised Premises, then the current month's rent, together with the rent for the three months next ensuing, (and for the purposes hereof rent shall include all money designated to be paid as additional rent), shall immediately become due and payable on presentation of invoices and the said Term shall at the option of the Lessor forthwith become forfeited and determined, in which event the Lessor may re-enter and take possession of the Demised Premises as though the Lessee, or any occupant or occupants of the Demised Premises was or were holding over after the expiration of the Term without any right whatsoever, provided that no action by the Lessor in so doing shall be deemed to relieve the Lessee of its obligations for the payment of rent and additional rent or any other moneys payable hereunder.

DISTRESS

10.10 That in case of removal by the Lessee of its goods and chattels from the Demised Premises, the Lessor may follow the same for thirty (30) days, in the same manner as is provided for in the Landlord and Tenant Act; and notwithstanding anything contained in the Landlord and Tenant Act; or any other statute or any other subsequent legislation, none of the goods or chattels of the Lessee at any time during the continuance of the Term hereby created on the Demised Premises shall be exempt from levy by distress for rent in arrears, and that upon any claim being made for any exemption by the Lessee on a distress made by the Lessor this covenant may be pleaded as an estoppel against the Lessee in any action brought to test the right to the levying upon any such goods, the Lessee waiving as it hereby does any exemptions from distress which might have accrued to the Lessee under the provisions of the Landlord and Tenant Act.

ENTRY DURING TERM

10.11 That during the Term hereby granted, on not less than Twenty-Four (24) hours prior written notice, any stranger or strangers who are prospective purchasers, mortgagees or lessees may inspect the Demised Premises or any parts thereof at reasonable times on producing an authorization to that effect signed by the Lessor, provided that such inspections shall not impinge on the classified nature of the business of the Lessee, if any, and shall not unreasonably disrupt or interfere with the Lessee's business or its peaceable possession of the Demised Premises and provided that the Lessee may elect to cause its employees or agents to be present at the time of such inspection.

10.12 That if the Lessor is not in default in any of its covenants hereunder, the Lessee covenants that it will from time to time and upon the written request of the Lessor, deliver to the Lessor written acknowledgements that this Lease is in full force and effect, that no default exists in any of the Lessor's covenants, confirming the date to which rent is paid and the amount of prepaid rental if any.

EXPROPRIATION

10.13 That if at any time during the Term hereby granted, any portion of the Demised Premises is to be taken by eminent domain the rent herein specified to be paid shall be ratably reduced according to the area of the Demised Premises which is so taken, and any award for such taking, including severance damages occasioned by the taking of any portion of the Demised Premises and any damages to any structures erected thereon shall be paid to and received by the Lessor, and the Lessee shall have no right therein or thereto or to any part thereof, except as they pertain to any structures owned by the Lessee, and the Lessee hereby relinquishes to the Lessor any rights to any such damages; provided, however, that if the remaining portion of the Demised Premises, after deducting the portion taken by said eminent domain proceedings is insufficient for the conduct of the Lessee's business as determined by the Lessee, then and in that event the Lessee may at its option cancel this Lease on ninety (90) days written notice to the Lessor.

10.14 If the Lessor, having been notified of the intent of a governmental agency to take the Demised Premises, or a substantial part thereof, by eminent domain, and having notified the Lessee of such proceedings, elects to sell all or part of the property to the condemning or expropriating authority, the effect of such sale shall be the same as if a judgement of condemnation or expropriation had been rendered, provided, however, that the Lessee may, if it so elects, join with the Lessor in the negotiations and/or defense of any such condemnation or expropriation proceedings, at its own expense, to the extent that the Lessee may determine that such participation is necessary to protect its interest.

FURTHER PROVISOS

11.1 PROVIDED AND IT IS HEREBY AGREED THAT:

RENEWAL

11.2 The Lease is subject to such rights of renewal as may be set out on Schedule "C" attached hereto.

OPTION TO PURCHASE

12.1 If the Lessor shall receive a bona fide offer to purchase the Demised Premises which is acceptable to it (the "Offer") the Lessee shall have and is hereby granted an option to purchase the Demised Premises upon the same terms and conditions as are contained in the Offer. The Lessor shall immediately upon receipt of such Offer, give to the Lessee notice in writing of the terms and conditions thereof and the Lessee may exercise its option to purchase the Demised Premises at any time within twenty (20) days after such notice is received by it. If the Lessee elects to exercise such option it shall do so by giving notice in writing to the Lessor and the sale shall be completed within a reasonable time thereafter.

SUCCESSION NUMBER GENDER MARGINAL NOTES

13.1 This indenture and everything herein contained shall extend to and enure to the benefit of the respective successors and assigns (as the case may be) of each and every of the parties hereto, subject to the consent of the Lessor being obtained, as hereinbefore provided, to any assignment or sublease by the Lessee and, where there is more than one Lessor or Lessee or where the Lessor or Lessee is a male, female or a corporation the provisions herein shall be read with all grammatical changes thereby rendered necessary. The marginal notes herein do not form part of this Lease. All covenants herein contained shall be deemed joint and several and all rights and powers reserved to the Lessor may be exercised by either the Lessor or its agents or representatives.

13.2 If any clause or part thereof shall be judicially held invalid or unenforceable the remainder of this Lease shall be interpreted as if such clause or part thereof had not been included.

13.3 If the Lessee fails to pay when due or demanded any taxes, levies, assessments, rates, insurance premiums, penalties or any other charges, which it has herein covenanted to pay, the Lessor may at its option pay such sums and charge them to the Lessee who shall pay them forthwith. All arrears of amounts required to be paid by the Lessee hereunder will bear interest at the current bank prime interest lending rate plus four percent per annum from the time of such amounts become due until paid to the Lessor or as it directs.

SCHEDULES	14.1 Schedules A, B, C and D are attached hereto and form part of this Lease.
EXECUTION OF LEASE	15.1 The <u>Effective Date of the Lease</u> is deemed to be the date of the Lessor's signature.

LESSEE:

IN WITNESS WHEREOF the Lessor has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

DATED at North York, this 1st day of May, 1996.

GEORGE KELK CORPORATION

Per: ____________________

Name: Peter G. Kelk,

Title: President.

I have authority to bind the corporation.

****

LESSOR:

IN WITNESS WHEREOF the Lessor has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

DATED at North York, this 1st day of May, 1996.

ANNDALE PROPERTIES LIMITED

Per: ____________________

Name: Rudy T. Masci

Title: Property Manager (cs)

I have authority to bind the corporation.

SCHEDULE "C"

PROVISIONS FOR FIRST AND SECOND RENEWAL TERMS

A.1 PROVIDED THAT;

(A.1.1) The Lessee has paid all Base Rent and Additional Rent hereunder duly and regularly; and

(A.1.2) The Lease has not been previously terminated pursuant to its terms; and

(A.1.3) The Lessee is not then in default under any of its covenants, obligations or agreements under the Lease; and

(A.1.4) The Lessee gives to the Lessor written notice of its intention to renew the Lease ("Renewal Notice") no less than FIVE (5) months prior to the expiry date of each of the INITIAL TERM and the FIRST renewal term; and

(A.1.5) The Lessee has properly exercised the previous renewal right, if applicable, and

(A.1.6) The Demised Premises are still occupied by GEORGE KELK CORPORATION, and or a sub-tenant which occupies less than SEVENTY-FIVE (75%) per cent of the Demised Premises and has been approved in writing by the Lessor,

then the Lessee shall have the option (at the Lessee's expense) to renew the Lease for a further term of FIVE (5) years each for a First (1st) and Second (2nd) renewal term as follows:

(i) First (1st) Renewal Term being May 1st, 2001 to April 30th, 2006

(ii) Second (2nd) Renewal Term being May 1st, 2006 to April 30th, 2011

(the "Renewal Term") upon receipt by the Lessor of the Renewal Notice and on the same terms and conditions as are contained herein, except as to the further right of renewal at the expiry of the Second (2nd) Renewal Term and except as to the Base Rent which shall be agreed upon between the parties, at least three (3) months prior to the expiration of the immediately preceding term, having regard to the prevailing fair market rental of comparable demised premises in a comparable building in a comparable area. If the parties shall be unable to agree upon the rental to be paid during the each Renewal Term, such rental shall be determined by an Arbitration Committee.

A.2 AND PROVIDED FURTHER THAT:

(A.2.1) The Arbitration Committee shall consist of three members, two of whom shall be appointed by each of the Lessor and Lessee respectively and a third member who shall be appointed by the other two members. The Arbitration Committee shall be formed no later than two months prior to the expiration of the preceding term. In the event that one of the Parties hereto shall be unwilling or unable to appoint its member within the time stipulated, then the one appointed member of the Arbitration Committee shall be directed in writing by its appointee, to select a second member and the two members shall appoint a third member, who together with the other two members shall compose the Arbitration Committee.

(A.2.2) If within a reasonable time the two members appointed by the Parties do not agree upon a third member, then either Party may make application to have a third member appointed by a Judge of the Ontario Court (General Division).

(A.2.3) Each Party shall bear the cost of the member appointed by or on behalf of such Party, and the cost of the third member shall be borne equally between the Parties.

(A.2.4) The Arbitration Committee will decide the Base Rent by simple majority, having due regard to the prevailing fair market rental of comparable Demised Premises in a comparable building in a comparable area. The Base Rent decision shall be made within sixty (60) days of the Arbitration Committee being established and in any event, the decision is to be made before the last day of each of the First (1st) and Second (2nd) Renewal Terms. In no event shall the annual Base Rent payable in the First (1st) and Second (2nd) Renewal Terms be less than the annual Base Rent payable in the preceding Lease renewal term.

SCHEDULE "D"

Notwithstanding anything contained in the Lease and to the extent of any inconsistency between the provisions of this Schedule and the provisions of the Lease, then to the extent of such inconsistency the following provisions shall apply:

CONSENT

1. Whenever any reference is made to any notice, consent, approval, leave or discretion on the part of the Lessor, the same shall be given, granted, determined or exercised reasonably and without undue delay.

SECURITY INTEREST

2. The Lessee shall be permitted to grant purchase money security interests in personal property acquired by it and to grant a floating charge debenture, general security agreement or other similar financing documents customarily granted to chartered banks or similar financial institutions for ordinary business financing in Canada.

NOTICE OF LEASE

3. The Lessee shall not register this Lease without the written consent of the Lessor. However, upon the request of either the Lessor or the Lessee, the other shall join in the execution of a memorandum or so-called "Short Form" or "Notice" of this Lease for the purpose of registration. Such memorandum, Short Form or Notice of Lease shall only describe the parties, the Demised Premises, the Term including any renewal terms and shall be prepared by the solicitors of the party requesting the document and at the said party's expense.

#48
2001

COPY

THIS INDENTURE MADE THIS 15th day of May, 2001.

ANNDALE PROPERTIES LIMITED
884 York Mills Road
Toronto, Ontario M3B 1Y4
Telephone (416) 444-5828
1-800-451-5220
Facsimile (416) 444-2507

BETWEEN:

ANNDALE PROPERTIES LIMITED, a Corporation incorporated under the laws of the Province of Ontario, having its Head Office at the City of Toronto, in the Province of Ontario;

hereinafter called the "LANDLORD" OF THE FIRST PART

- and -

GEORGE KELK CORPORATION, a Corporation incorporated under the laws of the Province of Ontario

hereinafter called the "TENANT" OF THE SECOND PART

LEASE AMENDING AND RENEWAL AGREEMENT

WHEREAS on the First (1st) day of May, 1996 the parties hereto executed a Lease (hereinafter referred to as the "Lease") for the premises at **44 and 48 LESMILL ROAD**, Toronto, Ontario, M3B 2T5 (hereinafter referred to as the "Demised Premises"). The Lease contains a maturity date of the Thirtieth (30th) day of April, 2001;

AND WHEREAS the Lease contained an option in Schedule "C" in favour of the Tenant, to renew the Lease for **TWO** (2) additional terms of **FIVE** (5) years and the Tenant has duly exercised its option of renewal in accordance with the provisions of the Lease;

AND WHEREAS the Landlord confirms that the Tenant has performed all terms, covenants, conditions and agreements contained in the Lease and has now agreed to:

A. renew the Lease for a period of FIVE (5) years;

B. the Tenant's request to amend the Lease by adding an additional renewal option for a second FIVE (5) year term; and

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of TWO ($2.00) DOLLARS and the mutual covenants and agreements herein contained, the parties hereby agree with each other as follows:

1. THAT THE SAID LEASE BE RENEWED AND AMENDED AS FOLLOWS:

2.1 <u>TERM</u>

TO HAVE AND TO HOLD the Demised Premises, unless such term shall be sooner terminated, as hereinafter provided, for and during the term of FIVE (5) years to be computed from and inclusive of the **FIRST (1ST) day of MAY, 2001**, (hereinafter referred to as the "Lease Commencement Date" for purposes of the Renewal Term), and from thenceforth next ensuing and fully to be complete and ended on the **THIRTIETH (30TH) day of APRIL, 2006**, (hereinafter referred to as the "Lease Termination Date") (all hereinafter referred to as the "Term"), subject to such rights of renewal as may be set out on Schedule "C-1" attached hereto.

3.1 PAYMENT OF BASE RENT

YIELDING AND PAYING therefore yearly and every year during the FIVE (5) years of the Term hereby granted, the sum of **ONE HUNDRED AND FIFTY-ONE THOUSAND, NINE HUNDRED AND EIGHTY....00/100 ($151,980.00) DOLLARS** of lawful money of Canada, (calculated on the basis of **FOUR...25/100 ($4.25) DOLLARS** per square foot of Rentable Area), to be paid in advance in equal consecutive monthly instalments of **TWELVE THOUSAND, SIX HUNDRED AND SIXTY-FIVE....00/100 ($12,665.00) DOLLARS** of lawful money of Canada payable on the First (1st) day of each and every month during the FIVE (5) years of the Term hereby demised (hereinafter referred to as the "Base Rent") with such Additional Rent as is hereinafter reserved plus applicable Sales Taxes including Goods and Services Tax.

2. All other provisions and obligations of the said Lease to remain the same except that:

(i) there is no right of any additional renewal periods unless provided for herein;

(ii) there are no further rent free period(s);

(iii) the Tenant is in possession of and is deemed to accept the Demised Premises as existing, at the date of this Renewal Agreement.

3. The Effective Date of this Agreement is deemed to be the date of the Landlord's signature.

TENANT:

DATED at Toronto, this 17 day of MAY, 2001.

IN WITNESS WHEREOF the Tenant has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

GEORGE KELK CORPORATION

Per: [signature] (cs)
Name: Peter G. Kelk
Title: President

I have the authority to bind the Corporation.

****

LANDLORD:

DATED at Toronto, this 18 day of MAY, 2001.

IN WITNESS WHEREOF the Landlord has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

ANNDALE PROPERTIES LIMITED

Per: [signature]
Name: Rudy T. Masci,
Title: Property Manager (cs)

I have the authority to bind the Corporation.

SCHEDULE "C-1"

PROVISIONS FOR RENEWAL

PROVISIONS FOR FIRST AND SECOND RENEWAL TERMS

A.1 PROVIDED THAT;

(A.1.1) The Tenant has paid all Base Rent and Additional Rent hereunder duly and regularly; and

(A.1.2) The Lease has not been previously terminated pursuant to its terms; and

(A.1.3) The Tenant is not then in default under any of its covenants, obligations or agreements under the Lease; and

(A.1.4) The Tenant gives to the Landlord written notice of its intention to renew the Lease ("Renewal Notice") no less than FIVE (5) months prior to the expiry date of each of the FIRST and the SECOND renewal terms; and

(A.1.5) The Tenant has properly exercised the previous renewal right, if applicable; and

(A.1.6) The Demised Premises are still occupied by GEORGE KELK CORPORATION, and or a sub-tenant which occupies less than SEVENTY-FIVE (75%) per cent of the Demised Premises and has been approved in writing by the Landlord, then the Tenant shall have the option (at the Tenant's expense) to renew the Lease for a further term of FIVE (5) years each for a First (1st) and Second (2nd) renewal term as follows:

(i) First (1st) Renewal Term being May 1st, 2006 to April 30th, 2011

(ii) Second (2nd) Renewal Term being May 1st, 2011 to April 30th, 2016

(the "Renewal Term") upon receipt by the Landlord of the Renewal Notice and on the same terms and conditions as are contained herein, except as to the further right of renewal at the expiry of the Second (2nd) Renewal Term and except as to the Base Rent which shall be agreed upon between the parties, at least three (3) months prior to the expiration of the immediately preceding term, having regard to the prevailing fair market rental of comparable demised premises in a comparable building in a comparable area. If the parties shall be unable to agree upon the rental to be paid during the each Renewal Term, such rental shall be determined by an Arbitration Committee.

A.2 AND PROVIDED FURTHER THAT:

(A.2.1) The Arbitration Committee shall consist of three members, two of whom shall be appointed by each of the Landlord and Tenant respectively and a third member who shall be appointed by the other two members. The Arbitration Committee shall be formed no later than two months prior to the expiration of the preceding term. In the event that one of the Parties hereto shall be unwilling or unable to appoint its member within the time stipulated, then the one appointed member of the Arbitration Committee shall be directed in writing by its appointee, to select a second member and the two members shall appoint a third member, who together with the other two members shall compose the Arbitration Committee.

(A.2.2) If within a reasonable time the two members appointed by the Parties do not agree upon a third member, then either Party may make application to have a third member appointed by a judge of the Ontario Court (General Division).

(A.2.3) Each Party shall bear the cost of the member appointed by or on behalf of such Party, and the cost of the third member shall be borne equally between the Parties.

(A.2.4) The Arbitration Committee will decide the Base Rent by simple majority, having due regard to the prevailing fair market rental of comparable Demised Premises in a comparable building in a comparable area. The Base Rent decision shall be made within sixty (60) days of the Arbitration Committee being established and in any event, the decision is to be made before the last day of each of the First (1st) and Second (2nd) Renewal Terms. In no event shall the annual Base Rent payable in the First (1st) and Second (2nd) Renewal Terms be less than the annual Base Rent payable in the preceding Lease renewal term.

RECEIVED MAR 2 3 2006

THIS INDENTURE MADE THIS 23 day of March, 2006.

BETWEEN:

ANNDALE PROPERTIES LIMITED, a Corporation incorporated under the laws of the Province of Ontario, having its Head Office at the City of Toronto, in the Province of Ontario;

Hereinafter called the "LANDLORD" OF THE FIRST PART

- and -

GEORGE KELK CORPORATION, a Corporation incorporated under the laws of the Province of Ontario

hereinafter called the "TENANT" OF THE SECOND PART

LEASE AMENDING AND RENEWAL AGREEMENT

WHEREAS on the First (1st) day of May, 1996 the parties hereto executed a Lease (hereinafter referred to as the "Lease") for the premises at 44 and 48 **LESMILL ROAD**, Toronto, Ontario, M3B 2T5 (hereinafter referred to as the "Demised Premises"). The Lease, amended as set out herein, contains a maturity date of the Thirtieth (30th) day of April, 2006;

AND WHEREAS the Lease was amended by a Lease Amending and Renewal Agreement dated the fifteenth (15th) day of May, 2001;

And WHEREAS the Lease, as amended, contained an option in Schedule "C-1" in favour of the Tenant, to renew the Lease for a First Renewal Term;

AND WHEREAS the Tenant has duly exercised its option to renew the Lease for the First Renewal Term in accordance with the provisions of the Lease;

AND WHEREAS the Tenant has requested that the Landlord grant it a third renewal term beginning on May 1, 2016 and ending on April 30, 2021 (Third Renewal Term);

AND WHEREAS the Landlord confirms that the Tenant has performed all terms, covenants, conditions and agreements contained in the Lease and is prepared to grant the Tenant's request;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of TWO ($2.00) DOLLARS and the mutual covenants and agreements herein contained, the parties hereby agree with each other as follows:

1. THAT THE SAID LEASE BE RENEWED AND AMENDED AS FOLLOWS:

2.1 TERM

TO HAVE AND TO HOLD the Demised Premises, unless such term shall be sooner terminated, as hereinafter provided, for and during the term of FIVE (5) years to be computed from and inclusive of the FIRST (1st) day of MAY, 2006, (hereinafter referred to as the "Lease Commencement Date" for purposes of the Renewal Term), and from thenceforth next ensuing and fully to be complete and ended on the THIRTIETH (30th) day of APRIL, 2011, (hereinafter referred to as the "Lease Termination Date") (all hereinafter referred to as the "Term"), subject to such rights of renewal as may be set out on Schedule "C-1" attached hereto.

3.1 PAYMENT OF BASE RENT

YIELDING AND PAYING therefore yearly and every year during the FIVE (5) years of the Term hereby granted, the sum of ONE HUNDRED AND EIGHTY SEVEN THOUSAND, SEVEN HUNDRED AND FORTY....00/100 ($187,740.00) DOLLARS of lawful money of Canada, to be paid in advance in equal consecutive monthly instalments of FIFTEEN THOUSAND, SIX HUNDRED AND FORTY-FIVE....00/100 ($15,645.00) DOLLARS of lawful money of Canada payable on the First (1st) day of each and every month during the FIVE (5) years of the Term hereby demised (hereinafter referred to as the "Base Rent") with such Additional Rent as is hereinafter reserved plus applicable Sales Taxes including Goods and Services Tax.

2. All other provisions and obligations of the said Lease to remain the same except that:

(i) there is no right of any additional renewal periods unless provided for herein;

(ii) There are no further rent free period(s);

(iii) The Tenant is in possession of and is deemed to accept the Demised Premises as existing, at the date of this Renewal Agreement.

3. The Effective Date of this Agreement is deemed to be the date of the Landlord's signature.

TENANT:

DATED at Toronto, this 23 day of March 2006.

IN WITNESS WHEREOF the Tenant has caused this Agreement to be executed, and duly attested to, by the hand (s) of its duly authorized officer(s) on its behalf.

GEORGE KELK CORPORATION

Per: [signature]
Name: Peter G. Kelk
Title: President

I have the authority to bind the Corporation.

****

LANDLORD:

DATED at Toronto, this 23 day of MARCH, 2006.

IN WITNESS WHEREOF the Landlord has hereunto caused this Agreement to be executed, and duly attested to, by the hand of its duly authorized officer on its behalf.

ANNDALE PROPERTIES LIMITED

Per: [signature]
Name: David C. Holmes
Title: President

I have the authority to bind the Corporation.

SCHEDULE "C-1"

PROVISIONS FOR RENEWAL

PROVISIONS FOR SECOND AND THIRD RENEWAL TERMS

A.1 PROVIDED THAT;

(A.1.1) The Tenant has paid all Base Rent and Additional Rent hereunder duly and regularly; and

(A.1.2) The Lease has not been previously terminated pursuant to its terms; and

(A.1.3) The Tenant is not then in default under any of its covenants, obligations or agreements under the Lease; and

(A.1.4) The Tenant gives to the Landlord written notice of its intention to renew the Lease ("Renewal Notice") no less than FIVE (5) months prior to the expiry date of each of the SECOND and the THIRD renewal terms; and

(A.1.5) The Tenant has properly exercised the previous renewal right, if applicable; and

(A.1.6) The Demised Premises are still occupied by GEORGE KELK CORPORATION, and or a sub-tenant which occupies less than SEVENTY-FIVE (75%) per cent of the Demised Premises and has been approved in writing by the Landlord, then the Tenant shall have the option (at the Tenant's expense) to renew the Lease for a further term of FIVE (5) years each for a Second (2nd) renewal term and for a Third (3rd) renewal term as follows:

(i) Second (2nd) Renewal Term being May 1st, 2011 to April 30th, 2016

(ii) Third (3rd) Renewal Term being May 1st, 2016 to April 30th, 2021

(the "Renewal Term") upon receipt by the Landlord of the Renewal Notice and on the same terms and conditions as are contained herein, except as to the further right of renewal at the expiry of the Third (3rd) Renewal Term and except as to the Base Rent which shall be agreed upon between the parties, at least three (3) months prior to the expiration of the immediately preceding term, having regard to the prevailing fair market rental of comparable demised premises in a comparable building in a comparable area. If the parties shall be unable to agree upon the rental to be paid during the each Renewal Term, such rental shall be determined by an Arbitration Committee.

A.2 AND PROVIDED FURTHER THAT:

(A.2.1) The Arbitration Committee shall consist of three members, two of whom shall be appointed by each of the Landlord and Tenant respectively and a third member who shall be appointed by the other two members. The Arbitration Committee shall be formed no later than two months prior to the expiration of the preceding term. In the event that one of the Parties hereto shall be unwilling or unable to appoint its member within the time stipulated, then the one appointed member of the Arbitration Committee shall be directed in writing by its appointee, to select a second member and the two members shall appoint a third member, who together with the other two members shall compose the Arbitration Committee.

(A.2.2) If within a reasonable time the two members appointed by the Parties do not agree upon a third member, then either Party may make application to have a third member appointed by a judge of the Ontario Court (General Division).

(A.2.3) Each Party shall bear the cost of the member appointed by or on behalf of such Party, and the cost of the third member shall be borne equally between the Parties.

(A.2.4) The Arbitration Committee will decide the Base Rent by simple majority, having due regard to the prevailing fair market rental of comparable Demised Premises in a comparable building in a comparable area. The Base Rent decision shall be made within sixty (60) days of the Arbitration Committee being established and in any event, the decision is to be made before the last day of each of the First (1st) and Second (2nd) Renewal Terms. In no event shall the annual Base Rent payable in the First (1st) and Second (2nd) Renewal Terms be less than the annual Base Rent payable in the preceding Lease renewal term.

EXTENSION OF LEASE

THIS AGREEMENT made as of the 3rd day of June, 2008.

B E T W E E N:

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Building and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Premises

(the "**Landlord**"),

- and -

GEORGE KELK CORPORATION

(the "**Tenant**"),

RECITALS:

A. By a lease dated May 1, 1996 (the "**Lease**") made between Anndale Properties Limited ("**Anndale**") and the Tenant, Anndale demised and leased to the Tenant certain premises consisting of approximately 35,759 square feet at the Landlord's building, municipally known as 44-48 Lesmill Road, Toronto, Ontario, as more particularly described in the Lease (the "**Premises**") at the rent and on the terms and conditions more particularly set out in the Lease with an expiry date of April 30, 2006;

B. The Lease was amended by Lease Amending and Renewal Agreement dated May 15, 2001 (the "**First Lease Amending Agreement**").

C. By Lease Amending and Renewal dated March 23, 2006, Anndale and the Tenant exercised the first lease renewal option pursuant to the terms of the First Lease Amending Agreement and extended the term of the Lease until April 30, 2011 (the "**First Lease Renewal**").

D. Pursuant to the First Lease Renewal Agreement, Anndale granted the Tenant a third option to renew the term of the Lease for a further period of 5 years commencing May 1, 2016 and expiring on April 30, 2021;

E. The Landlord, as successor in title to Anndale, and the Tenant have agreed to exercise the second lease renewal option pursuant to the terms of the First Lease Amending Agreement and extend the term of the Lease for a further period of 5 years commencing May 1, 2011 and expiring on April 30, 2016, on and subject to the terms and conditions set forth below.

THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants set out below:

1. The parties acknowledge that the recitals set out above are true in fact and substance. In this Agreement, all capitalized words and phrases, or other words and phrases defined in the Lease, shall have the same meaning attributed to them by the Lease, unless otherwise specifically provided. All references to Sections in this Agreement are to the appropriate Section numbers of the Lease. Unless otherwise required by the context, any reference to the Lease includes all amendments made to it in the First Lease Amending Agreement, the First Lease Renewal and this Agreement.

2. The Lease is renewed for a further term of 5 years (the "**Second Lease Renewal Term**") to begin on May 1, 2011 and to expire on April 30, 2016.

3. The Second Lease Renewal Term shall be on the same terms and conditions as are contained in the Lease, save and except for the following:

   a. The Base Rent payable by the Tenant under the Lease shall be calculated as follows:

   Based on a gross leasable area of: 35,759 Square Feet

Period of Term	Rent/Square Foot	Monthly Rent	Annual Rent
Years 1-5	$5.75	$17,134.52	$205,614.25

   b. Provided that the Tenant is not then in monetary default or in default under any term of the Lease for which no cure period is granted pursuant to the Lease and is otherwise not in material default at the time of extension and has not, at any time during the Term, been in default beyond the applicable cure period (provided up to three defaults during the Term which are in any event remedied within 30 days shall not have the effect of voiding this option), the Tenant shall have the right on written request to the Landlord not less than 6 months and not more than 9 months prior to the expiry of the Third Lease Renewal Term (the "**Tenant's Renewal Notice**") to ernew the Term for one further period of five (5) years commencing May 1, 2021 and expiring on April 30, 2026 on the same terms and conditions as set out in the Lease, save and except for any further option to renew, any leasehold improvement allowance or Landlord work requirement and Base Rent, which shall be negotiated (the "**Fourth Renewal Term**"). If the parties are unable to agree on the Base Rent for the Forth Renewal Term within four months prior to the expiry date of the Third Lease Renewal Term the Base Rent shall be determined by binding arbitration in accordance with the *Arbitrations Act*, 1991 (Ontario). If the rent is submitted to arbitration, it shall be based upon the then current fair market rent for similar premises in the area of the Development, but in any event shall not be less than the Base Rent and Additional Rent paid by the Tenant in the 12 months immediately preceding the expiry date of the Term. The costs of such arbitration shall be borne equally by both parties.

   c. The Tenant's option to renew the Lease for the Fourth Renewal Term is further conditional upon the Landlord having no plans to redevelop the lands upon and the Building(s) within which the Premises are situated at such time. In the event that at the time the Tenant exercises its right to the Fourth Renewal Term the Landlord does have plans to redevelop, as aforesaid, the Landlord shall inform the Tenant in writing (the "**Landlord's Notice of Intent to Redevelop**") within 30 days of receipt of the Tenant's Renewal Notice and the term of the Lease shall be extended as set out herein with the Landlord and the Tenant each having a mutual right to early termination of the Lease (the "**Early Termination Option**") at any time after the commencement of the Fourth Renewal Term by providing irrevocable written notice to the other party, such notice to be received no later then the date which is 12 months prior to the date such party intends to terminate the lease, which must be the last day of a month, as set out in such notice.

4. Except as expressly provided in this Agreement, all terms, covenants and conditions of the Lease remain unchanged, unmodified, and in full force and effect.

5. This Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, legal personal representatives, successors and permitted assigns.

EXECUTION BY THE PARTIES:

GEORGE KELK CORPORATION

By: ______________________

Name: Peter G. Kelk

Title: President

I have authority to bind the corporation

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Premises and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Premises

By: ______________________

Name: Michael Mackenzie

Title: Chief Operating Officer

I have authority to bind the corporation

JAN 1996

COPY

ANNDALE
PROPERTIES
LIMITED
35 Lesmill Road, Suite 1
Toronto, Ontario M3B 2T3
Telephone (416) 444-5229
Facsimile (416) 444-2607

LEASE TO:	GEORGE KELK CORPORATION
DEMISED PREMISES IN THE CENTRE	52 LESMILL ROAD NORTH YORK, ONTARIO M3B 2T5.
TERM:	FIVE (5) YEARS

TABLE OF CONTENTS

THIS INDENTURE MADE THIS 30th day of January 1996.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

B E T W E E N:

ANNDALE PROPERTIES LIMITED, a Corporation incorporated under the laws of the Province of Ontario, having its Head Office at the City of North York, in the Municipality of Metropolitan Toronto,

hereinafter called the "LESSOR" ("Lessor") OF THE FIRST PART

- and -

GEORGE KELK CORPORATION

hereinafter called the "LESSEE" ("Lessee") OF THE SECOND PART

DEFINITIONS

1.1 In this indenture unless there is something in context inconsistent therewith, the terms defined in these sections shall have for all purposes of this Lease and all indentures, leases or other instruments supplemental hereto, or confirmatory or amendatory hereof now, or hereafter entered into, the meanings herein specified.

1.2 "Additional Rent" means any payments other than the Base Rent as set out, required to be made by the Lessee to the Lessor herein. Such payments may be due and payable by the Lessee when rendered or at the Lessor's option, may be estimated and billed to the Lessee in the Lessee's Proportionate Share, annually in advance, and the Lessee shall pay one-twelfth (1/12) of the same, monthly on the same day as the monthly Base Rent payment required to be made hereunder. The Lessor shall re-adjust the Additional Rent annually within ninety (90) days of each calendar year and and deliver a statement ("Statement") to the Lessee setting out the re-adjustment calculations, at which time any monies payable to the Lessor shall be paid within Seven (7) days of receipt of such Statement by the Lessee. Provided that if there are any moneys owing to the Lessee, then, in that event, should the Lessee not be otherwise in default hereunder, the amount of such excess will be applied by the Lessor to the next succeeding instalments of Additional Rent due hereunder; and if there be any such excess for the last Lease Year of the Term and no renewal term has been granted, then the amount thereof will be refunded by the Lessor to the Lessee within ninety (90) days after receipt of vacant possession of the Demised Premises from the Lessee provided the Lessee is not otherwise in default under the terms of the Lease.

1.2.1 All Additional Rent payable by the Lessee to the Lessor pursuant to this Lease shall, unless otherwise provided herein, become due and payable with the next monthly instalment of Base Rent. Where the calculation of any Additional Rent is not made until after the expiration or earlier termination of this Lease, the obligation of the Lessee to pay such Additional Rent shall survive such expiration or earlier termination and such amount shall be payable by the Lessee after final determination and upon demand by the Lessor.

1.2.2 If this Lease commences on a date other than the first day of a calendar year or expires on a date other than the last day of a calendar year, the estimated Additional Rent for such periods of this Lease less than a full calendar year, shall be adjusted on a pro-rata basis.

1.2.3 If the Lessee shall default in payment of any sum or sums which are to be paid as Additional Rent, the Lessor shall have the same rights and remedies against the Lessee upon such default as if such sum or sums were rent in arrears under this Lease and shall be paid in accordance with this Lease without any deduction, abatement or set-off whatsoever.

1.3 "Capital" or "Capital Outlay" means an expenditure of an enduring and non-recurring nature, whose result would either materially improve the asset beyond its original purpose or that results in an acquisition of an asset in contrast to restoring or repairing the original asset.

1.4 "Centre" means those lands and buildings located within an area of land bounded on the east by Lesmill Road, in the City of North York, legally described as Part of Lot 11, Concession 3 and more particularly described as part of Part 1 on Reference Plan 64R-8997, City of North York, Municipality of Metropolitan Toronto, and municipally known as:

52 LESMILL ROAD,
NORTH YORK, ONTARIO
M3B 2T5.

the boundaries thereof and components therein, as may be altered, expanded or reduced from time to time and the buildings, improvements, equipment and facilities from time to time erected thereon and situated therein. The Centre includes those areas intended to be leased and those areas not so intended, and all Common Areas shared or otherwise.

1.5 "Claims" means any claims, demands, duties, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses including, without limitation, reasonable legal fees;

1.6 "Common Areas" ("common areas") mean :

(a) those areas, facilities, utilities, improvements, equipment and installations in the Centre which, from time to time are not designated or intended by the Lessor to be leased to Lessees of the Centre, and

(b) those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Centre whether they are located within, adjacent to, or near the Centre and which, from time to time are designated as part of the Common Areas. Common Areas include without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated (and which may be changed from time to time) by the Lessor for the use or benefit thereof in the manner and for the purpose permitted by this Lease;

and without limiting the generality of the foregoing, Common Areas include the roof assembly, exterior weather walls, exterior and interior structural elements and bearing walls in the buildings and improvements comprising the Centre; pedestrian sidewalks, exterior landscaped areas, parking areas, access roads, driveways and may include entrances, exits, hallways, service corridors, stairways, ramps and other transportation systems; public washrooms, electrical, telephone, meter, valve, mechanical, mail, storage, janitor and garbage rooms, sprinkler, fire prevention, security and communication systems, general signs, pylon sign, columns, pipes, electrical, plumbing, drainage, heating, ventilating, air-conditioning, mechanical and all other installations or services located therein or related thereto as well as the structures housing the same.

1.7 "Demised Premises" means the premises located in the Centre, leased to the Lessee and shown crosshatched in black on the building location plan attached hereto as Schedule "A", excluding nevertheless the roof assembly, floor slab, foundation, steel framework and exterior walls thereof, but including:

A. up to the centre line of all exterior walls and of all interior walls separating the Demised Premises from adjacent premises and/or Common Areas; and

B. the inside surface of the roof assembly and floor slab of the Demised Premises without deduction for any space occupied by columns, beams, conduits, ducts or projections of any kind necessary to the building; and

C. the suspended ceiling system, doors, shipping doors, windows (including the exterior surface thereof), shipping platforms and door entryways and Leasehold Improvements; and

D. all heating, ventilating, air-conditioning, sprinkler, mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communication facilities and electric power services and other utilities, for the exclusive use thereof, demised or located therein or exterior to the Demised Premises.

1.8 "Environmental Approvals" means all applicable permits, licenses, authorizations, consents, directions and approvals required by Governmental Authorities pursuant to Environmental Laws in respect of the Property and the equipment, structures and activities located or carried on therein or thereon by the Lessee;

1.9 "Environmental Laws" means all existing and future federal, provincial and municipal legislation (and regulations passed pursuant thereto), all existing and future municipal by-laws, notices, orders, rules, protocols, policies, directions and guidelines of all Governmental Authorities and all present and future principles of common law and equity

relating to the environment, health safety matters or conditions, Hazardous Substances, pollution or protection of the environment;

1.10 "Governmental Authorities" means all applicable federal, provincial and municipal agencies, ministries, departments, inspectors and other officials, and "Government Authority" means any one of them;

1.11 "Hazardous Substance" means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, organic or inorganic matter which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, solid or liquid waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Laws;

1.12 "Insurance" includes, but is not limited to the following: fire, extended coverage, earthquake, flood, collapse, broad form boiler, unfired pressure vessels, air-conditioning, machinery, plate glass, rental income insurance, comprehensive general liability insurance and such other insurance as is or may become customary for owners of property to carry for loss of or damage to or occurring on the Demised Premises or Common Areas or liability arising therefrom.

1.13 "Lease Year" in the case of the first lease year, means the period beginning on the Lease Commencement Date, as established in Paragraph 3.1 herein, and terminates on the expiration of the period of twelve (12) months thereafter. Each subsequent Lease Year commences on the first day following the expiration of the preceding Lease Year and terminates on the earlier of the expiration of twelve (12) months thereafter or on termination of this Lease.

1.14 "Leasehold Improvements" mean all fixtures, improvements, installations, alterations and additions from time to time constructed, erected or installed in, on or to the Demised Premises, including all partitions however affixed, any chattels of the Lessee that are affixed to the Demised Premises, all light fixtures, all rugs, carpeting and floor coverings affixed in any way to the Demised Premises but excludes all other moveable trade fixtures and furniture and equipment not affixed to the Demised Premises.

1.15 "Lessee" includes the Lessee and its/his/her/their respective heirs, executors, administrators, successors and permitted assigns, as the case may be;

1.16 "Lessor" includes the Lessor and its respective successors and assigns as the case may be.

1.17 "Notice" shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

1.18 "Operating Costs" means, in any fiscal period designated by the Lessor, all expenses, costs and disbursements of every kind and nature (determined for each fiscal period on an accrual basis) incurred by or on behalf of the Lessor and/or Lessee for complete operation, maintenance and management of the Centre. Operating Costs shall include, but shall not be limited to the following:

1.18.1 Total cost of all goods and services, supplied, used or incurred in the operation, repair, replacement, maintenance and management of the Centre (other than of a Structural Nature) including but not limited to insurance premiums, heating, ventilation and air-conditioning costs, the cost of providing cleaning, supervisory, maintenance, policing and security services, the cost of providing hot and cold water, electricity (including lighting), sprinklers and other utilities and services, the cost of garbage disposal, including any recycling or separation of materials as required, the cost of the rental for any equipment and signs, the lawn sign, window cleaning for exterior windows as designated by the Lessor and the cost of snow, ice and debris removal, landscaping, planting replacement, parking lots, access routes and traffic control measures.

1.18.2 Total cost of salaries, wages and other amounts paid or payable for all personnel including engineers, caretakers, and other employees of the Lessor and for all supervisory personnel and the Centre manager involved in the maintenance and operation of the Centre, including contributions and premiums towards fringe benefits, unemployment and Workers' Compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors employed in the repair, care, maintenance and cleaning of the Centre;

1.18.3 A fee for the administration and management of the Centre applied against the Additional Rent (excluding Realty Taxes) receivable by the Lessor from the Lessees of the Centre, but in any event, such fee

shall not exceed the going rate charged by trust companies for property administration and management in Metropolitan Toronto for similar centres.

1.18.4 Such other expenditures and improvements as may be deemed necessary by the Lessor for the operation of a first class industrial building having regard for the then age of the Centre.

1.19 "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Demised Premises and as its denominator, the Total Rentable Area of the Centre. Said Total Rentable Area of the Centre may change from time to time due to alteration or expansion of the Centre and such change may be determined by a Certificate issued by the Lessor or the Lessor's architect.

1.20 "Reasonably complete for occupancy" shall mean the state of construction in the opinion of the Lessor, when the interior of the area to be occupied by the Lessee is so completed as to permit the Lessee to carry on its business in a reasonable manner and right of access has been given to the Lessee to enable it to carry on its business.

1.21 "Release" includes, without limitation, releasing, spilling, leaking, pumping, pouring, permitting, emptying, discharging, depositing, injecting, escaping, leaching,, disposing or dumping.

1.22 "Rent or "rent" as referred to herein shall be deemed to include both Base Rent and Additional Rent as defined herein.

1.23 "Rentable Area" shall mean the area of the Demised Premises expressed in square feet and shall include the Lessee's Proportionate Share of accessory areas (as determined by the Lessor) exclusively serving the Lessee's Demised Premises if applicable, and a Proportionate Share of any building service area if same are designated by the Lessor as part of the Common Areas;

1.24 "Total Rentable Area" means the total rentable area of the Centre whether rented or not, calculated as if the Centre were entirely occupied by Lessees renting the whole Centre. The Common Areas as defined herein shall be excluded from the foregoing calculations. The calculation of the Total Rentable Area may be adjusted from time to time to give effect to any Structural or functional change affecting the same.

1.25 "Sales Taxes" means any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Lessor or the Lessee with respect to Rent, including real property taxes, payable by the Lessee to the Lessor or to a third party, pursuant to the terms of this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise.

1.25.1 Notwithstanding anything to the contrary contained herein, the Lessee shall pay to the Lessor an amount equal to the Lessee's liability (pursuant to the applicable legislation) for any and all Sales Taxes, levied, rated, charged or assessed in connection with this Lease, it being the intention of the parties that the Lessor shall be fully reimbursed by the Lessee with respect to the Lessee's liability for any and all Sales Taxes Payable by the Lessor. The amount of the Sales Taxes so payable by the Lessee shall be calculated by the Lessor in accordance with the applicable legislation and shall be paid to the Lessor at the same time as the amounts, to which the Sales Tax or taxes apply, are payable to the Lessor under the terms of this Lease or upon demand at such other time or times as the Lessor from time to time determines. Despite any other paragraph or clause of this Lease, the amount payable by the Lessee under this paragraph shall be deemed to be a tax and not Rent but the Lessor shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease and may require it to be paid in the same manner as Additional Rent for purposes of collection.

1.26 "Structure" means the roof assembly, concrete floor slab, foundation and exterior walls not included in the Demised Premises as defined herein.

1.26.1 "Structural" or "Structural Nature" means pertaining to the Structure as defined herein.

1.27 "Taxes" or "tax" means all real property taxes, rates, duties and assessments (including local improvement taxes), impost charges or levies, whether general or special, that are levied, rated, charged or assessed now or in the future, against the Centre or any part thereof or the Lessor, from time to time by any lawful authority, whether federal, provincial, municipal, school or otherwise, and includes any taxes payable by the Lessor which are imposed in lieu of, or in addition to any such real property taxes whether of the foregoing character or not or whether in existence at the Lease Commencement Date, or not, any such real property taxes levied or assessed against the Lessor on account of its ownership of the Centre or its interest therein, (including legal and

other professional fees reasonably incurred by the Lessor in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments) but excluding taxes and license fees in respect of any business carried on by the Lessees and occupants of the Centre (including the Lessor) and income of the Lessor to the extent that such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Centre or upon the Lessor in respect thereof and shall also include any and all taxes which may in future be levied in lieu of taxes as hereinbefore defined.

1.27.1 "Current Tax Cost" for any calendar year means the total Taxes (as defined in Paragraph 1.21 hereof) assessed, imposed or levied against the Demised Premises by the taxing authority and where the Demised Premises are not individually assessed, an amount equal to the total Taxes assessed, imposed or levied generally against the Centre in such year multiplied by the Lessee's Proportionate Share.

1.28 "Utilities" includes but is not limited to the following:

(i) the cost of heating, ventilating and air-conditioning the Demised Pemises;
(ii) the cost of supplying water, electricity, gas and other utilities in or for the Demised Premises;
(iii) all fittings, machines, apparatus and meters and all work or services performed in connection with any service or utility provided to, in or for the Demised Premises; and
(iv) all taxes, rates, charges, licences, duties and assessments whatsoever, whether municipal, provincial, federal or otherwise, now or hereafter charged, assessed, levied, imposed in respect of any personal property, fixtures, business or other activity carried on, upon or in connection with the Demised Premises.

DEMISE 2.1 WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor had demised and leased and by these presents does demise and lease unto the Lessee part of the Centre (as defined in Paragraph 1.4 herein) containing TWENTY-FIVE THOUSAND, THREE HUNDRED AND EIGHTEEN (25,318) square feet as crosshatched in black on the building location plan attached as Schedule "A" hereto, described as 52 Lesmill Road, hereinafter referred to as the "Demised Premises") and the Lessee has agreed to lease the same on the terms and conditions hereinafter set forth.

DEMISED PREMISES 2.2 The Lessor hereby demises and leases and by these presents does demise and lease the Demised Premises to the Lessee together with the right of the Lessee, the Lessee's employees, agents, suppliers (subject to Paragraph 8.19 hereof), and persons having business with the Lessee, in common with the Lessor, its other Lessees, sublessees and all others entitled to the use of the Common Areas as defined herein:

COMMON AREAS 2.3 The Lessee shall have the right together with and in common with other Lessees or occupants of the Centre, to the non-exclusive use and benefit of the Common Areas in accordance with the provisions of this Lease and subject to such rules and regulations as may be applicable to the Common Areas.

LESSEE'S PROPORTIONATE SHARE 2.4 The total Rentable Area of the Demised Premises is hereby agreed to be TWENTY-FIVE THOUSAND, THREE HUNDRED AND EIGHTEEN (25,318) square feet. The Total Rentable Area of the Centre is hereby agreed to be FIFTY-FIVE THOUSAND AND EIGHTEEN (55,018) square feet. The Lessee's Proportionate Share is agreed to be FORTY-SIX (46 %) percent. The Lessor shall provide a certificate of the Lessor's architect verifying the actual area of the Demised Premises in accordance with B. O. M. A. standards. If a discrepancy is found, the Rentable Area of the Demised Premises shall be adjusted accordingly.

EXPANSION OF CENTRE 2.5 In the event of an expansion to the Centre or the creation of additional leasable premises not contemplated by the Lease, the Lessor shall determine and designate the relevant decimal fraction to be applied in obtaining the Lessee's Proportionate Share.

LESSEE'S USE OF PREMISES 2.6 The Lessee shall use the Demised Premises only for the purpose of:

GENERAL WAREHOUSING, GENERAL INDUSTRIAL, GENERAL ASSEMBLY AND ANCILLARY OFFICE USES

and for no other, without written consent of the Lessor.

LESSEE'S NAME 2.7 The Lessee shall carry on the aforesaid business under the name and style of:

GEORGE KELK CORPORATION

(said name to be posted by the Lessor as set out in Paragraph 8.16) and no other name whatsoever without prior written notification to the Lessor of the change of name.

COMMENCEMENT AND CONDUCT OF BUSINESS 2.8 The Lessee shall commence its business in the Demised Premises on the Lease Commencement Date and thereafter shall continuously operate its business in the whole of the Demised Premises in a reputable manner and in compliance with the provisions of this Lease and the requirements of all applicable governmental laws and regulations during usual business hours and usual business days during the term hereof, provided that nothing in this paragraph shall require the Lessee to carry on business during any period prohibited by any law or by-law regulating or limiting the hours during which such business may be carried on.

TERM 3.1 TO HAVE AND TO HOLD the Demised Premises, unless such term shall be sooner terminated as hereinafter provided, for and during the term of FIVE (5) years and THREE (3) months to be computed from and inclusive of the 1st day of FEBRUARY, 1996, (herein referred to as the "Lease Commencement Date") and from thenceforth next ensuing and fully to be complete and ended on the 30th day of APRIL, 2001, (hereinafter referred to as the "term") subject to such rights of renewal as may be set out on Schedule "C" attached hereto.

PAYMENT OF BASE RENT

4.1 YIELDING AND PAYING therefor yearly and every year during the FIVE 5) years of the term hereby granted, the sum of ONE HUNDRED AND ONE THOUSAND, TWO HUNDRED AND SEVENTY-TWO .... 00\100 ($101,272.00) DOLLARS of lawful money of Canada, (calculated on the basis of FOUR ($4.00) per square foot of Rentable Area), to be paid in advance in equal consecutive monthly instalments of EIGHT THOUSAND, FOUR HUNDRED AND THIRTY-NINE ..... 33\100 ($8,439.33) DOLLARS of lawful money of Canada payable on the first day of each and every month during the term hereby demised (hereinafter referred to as the "Base Rent") with such Additional Rent as is hereinafter reserved plus applicable Sales Taxes including Goods and Services Tax. This rate is based on $4.00 per sq foot, net.

PREPAID RENT

5.1 THE LESSOR ACKNOWLEDGES receipt of the sum of THIRTY-ONE THOUSAND AND SIXTY-SIX ....50\100 ($31,066.50) DOLLARS (being composed of Base Rent of SIXTEEN THOUSAND, EIGHT HUNDRED AND SEVENTY-EIGHT ... 66\100 ($16,878.66) DOLLARS plus applicable Sales Taxes of ONE THOUSAND, ONE HUNDRED AND EIGHTY-ONE ... 51\100 ($1,181.51) DOLLARS and Additional Rent of TWELVE THOUSAND, ONE HUNDRED AND FIFTY-FIVE ..... 44\100 ($12,155.44) DOLLARS plus applicable Sales Taxes of EIGHT HUNDRED AND FIFTY .... 88\100 ($850.88) DOLLARS) to be held by it and applied against Base Rent due in the first and last months of the term, Additional Rent as required and applicable Sales Taxes including Goods and Services Tax.

NOTICE TO LESSOR

6.1 ALL PAYMENTS or notices required to be made by the Lessee under or in respect of this Lease shall be made to the Lessor at: .

35 Leemill Road
Suite #1
Toronto, Ontario
M3B 2T3

or to such other place or agent of the Lessor as may from time to time be designated in writing.

NOTICE TO LESSEE

6.2 All notices made by the Lessor shall be made to the Lessee at:

48 Leemill Road
North York, Ontario
M3B 2T5.

or such other place as may from time to time be designated in writing. The Lessor bears no responsibility or liability if the address provided by the Lessee is incorrect.

METHOD OF SERVICE FOR NOTICES

6.3 Service of any notices or demands as required herein shall be:

(a) sent by prepaid registered mail and shall be deemed to be received at the expiration of four (4) business days after the posting of such registered letter; or

(b) sent by facsimile communication with an Acknowledgement to be provided by the recipient; (hereinafter referred to as the "Acknowledgement") or

(c) by delivering it addressed to the Lessor or the Lessee, as the case may be, at the above address and any notice so served by facsimile with Acknowledgement or by delivery shall be deemed to have been served on the expiration of one (1) business day after the date of delivery, or sending of the Acknowledgement.

Provided that if a Postal Strike is in effect or the facsimile service is interrupted, service must be effected by delivering to the other party in accordance with paragraph (c) above. But nothing in this paragraph only, shall require any party to give notice to the other. Either party may at any time give notice in writing to the other of any change of address and thereafter the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

LESSEE'S COVENANTS FOR PAYMENT

7.1 THE LESSEE COVENANTS AND AGREES with the Lessor as follows:

BASE RENT

7.2 To pay Base Rent duly and regularly; and

ADDITIONAL RENT

7.3 To pay the following items as Additional Rent duly and regularly in the manner set out in Paragraph 1.2 herein;

SALES TAXES

7.3.1 To pay all "Sales Taxes" pursuant to Paragraph 1.25 herein which may apply or be imposed in the future in connection with this Lease.

TAXES

7.3.2 To pay its Proportionate Share of the amount of all Taxes as defined herein and this shall include any increase in Taxes for each year during the term hereof. Provided that if such Taxes are calculated on assessments levied specifically on the Demised Premises then the Lessee shall pay such taxes, and increases thereof, in the same method directly to the Lessor. The provisions of this clause shall survive the termination of the Lease. Where the expiry of the term and the municipal realty taxation year do not coincide, the appropriate apportionment shall be made and the Lessee shall pay the amount of such apportionment.

INCREASE IN TAXES

7.3.3 To pay its Proportionate Share or assessed share, if so calculated, of any increase, if the Taxes, in respect of the Centre in which the Demised Premises are situate, shall be increased by reason of any improvements, installations, alterations, and/or additions made in or to the Demised Premises by the Lessee or the Lessor;

SEPARATE SCHOOL TAXES

7.3.4 To pay its Proportionate Share or assessed share, if so calculated, if the Lessee or any person, firm or corporation occupying the Demised Premises or any part thereof shall elect to have the Demised Premises or any part thereof assessed for Separate School Taxes, of the amount by which the Separate School Taxes exceed the amount which would be payable by the Lessor for School Taxes, had such election not been made. Provided that if the Lessee so elects and the Separate School Taxes paid are less than Public School Taxes in any year of the term hereby granted, the amount of School Tax payable by the Lessee shall be reduced accordingly.

BUSINESS TAXES

7.3.5 To pay as and when the same become due, and to save the Lessor in all respects harmless with respect thereto, all Business Taxes from time to time levied against, or payable by the Lessee on its personal property, trade fixtures, furniture, facilities, business or income, in respect of the Lessee's occupancy of the Demised Premises and Common Areas or any part thereof.

OPERATING COSTS

7.3.6 To pay its Proportionate Share of all Operating Costs as defined in Paragraph 1.18 herein applicable to the Demised Premises and to the Common Areas. Provided that if any such charges are metered directly or charged specifically to the Demised Premises and are not charged to the Lessor in bulk form in respect of the entire Centre, the Lessee shall pay the charges directly as they become due.

LIGHTS

7.3.7 To pay the cost (including all labour charges) of any electric fluorescent tubes, light bulbs, transformers and starters necessary to replace those in the Demised Premises existing at the Lease Commencement Date.

UTILITIES

7.3.8 To pay all Utilities either to the Lessor as Additional Rent or directly to the supplier, as required. The Lessee will forthwith upon request from the Lessor, provide written evidence, satisfactory to the Lessor, that all amounts required by the Utilities have been fully paid.

HEAT

7.3.9 To heat and air-condition the Demised Premises to a sufficient degree to prevent damage thereto and without limiting the foregoing to heat the same so as to comply with any law or regulation which may from time to time govern the heating or cooling thereof during designated business hours.

ADDITIONAL RENT FOR 1995

7.3.10 Notwithstanding the aforesaid, the Lessor and Lessee hereby agree that the total Additional Rent for 1995 is estimated to be TWO ...... 88\100 ($2.88) DOLLARS per square foot of Gross Rentable Area per annum.

INDEMNITY FROM COSTS

7.4 To indemnify and keep indemnified the Lessor in respect of all losses, costs, charges, penalties and expenses occasioned by or arising from the non-payment by the Lessee of any and every Tax, Sales Tax, rate, assessment, charge, lien, expense or fee, including any business or similar tax assessed against the Lessee or any sublessee or licensee or other persons occupying the Demised Premises, the Centre or any part thereof and provided that the same shall not be of a kind personal to the Lessor such as taxes on the income of the Lessor.

NET LEASE 7.4.2 That except for payments of principal and interest under any mortgage of the Centre, assumed or granted by the Lessor, this Lease shall be absolutely net and carefree to the Lessor and the Lessee covenants and agrees that all rent to be paid herein, shall be without deduction, abatement or setoff whatsoever, and notwithstanding any statutory or other provisions, all charges, expenses, payments and costs of every nature and kind whatsoever incurred in respect of or relating to the Demised Premises or the occupancy thereof as provided for in this Lease, shall be borne by the Lessee unless expressly stated to the contrary herein.

INSURANCE 7.5 The Lessee shall during any rent free period and throughout the entire term at its sole cost and expense, take out and keep in full force and effect, in the names of the Lessee, the Lessor and/or Mortgagee(s) as their respective interests may require, an insurance policy or policies to cover the following risks:

(a) Property and earnings insurance (defined herein to mean a sum sufficient to equal the total of one year's Base Rent and Additional Rent as provided for herein), which shall include insurance to cover fixtures, improvements and property of any kind owned by the Lessee or for which the Lessee is legally liable, situate or installed upon the Demised Premises or Common Areas for the full insurable value thereof, on a replacement cost basis without deduction for depreciation. The hazards insured against shall include fire and such additional perils as are normally insured against in the circumstances by prudent Lessees and as any Mortgagee having a security interest in the Demised Premises may require, or as the Lessor may from time to time demand.

(b) Commercial General Liability Insurance in the minimum amount of FIVE MILLION ($5,000,000.00) dollars which includes products liability, contractual liability, non-owned automobile liability, (and the Lessee's legal liability with respect to the occupancy by the Lessee of the Demised Premises), with the Lessor added as an additional insured, and with a cross-liability clause.

LIMITS AND PAYMENT OF INSURANCE 7.5.1 And all such insurance coverage shall be kept and maintained with a member of the Insurers Advisory Organization or its equivalent, or such other insurers acceptable to the Lessor and in no event shall the coverage be less than the amount required by any mortgagee then holding a mortgage, encumbrance or debenture on the Centre. The Lessee shall deliver certified copies of all such policies of insurance coverage to the Lessor. All policies shall be in a form satisfactory to the Lessor and shall further be non-contributing with, and shall apply only as primary and not in excess to, any other insurance available to the Lessor or to the Lessor's mortgagee and shall not be invalidated with respect to the interest of the Lessor and the mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policy, and finally shall contain an Undertaking by the insurers to notify the Lessor and the mortgagee, if any, in writing not less than thirty (30) days prior to any material change, cancellation, failure to renew, renewal or termination thereof.

SUBROGATION 7.5.2 The Lessee agrees to release and hold harmless the Lessor for loss or damage to the Lessee's property and in addition the Lessee shall require all policies, written on its behalf, to contain a waiver of all crossclaim or subrogation rights which the Lessee's insurers may have against the Lessor and against those for whom the Lessor may be, in law, responsible for, whether any such damage is caused by the act, omission or negligence of the Lessor or by those for whom the Lessor is, in law responsible.

LESSOR'S LIABILITY 7.5.3 The Lessor shall not in any event, be liable for any personal injury or death that may be suffered or sustained by or for the loss of or damage or destruction to any property, including motor vehicles and contents thereof, belonging to the Lessee or any employee, servant, agent, sublessee, or invitee of the Lessee on the Demised Premises and/or in the Centre no matter how caused, and in particular, which may be caused or occasioned by steam, electricity, gas, fumes, vapour, water, sleet, snow or ice, which leak, issue or flow from the Demised Premises or from any part of the Centre or which may leak, issue or flow into the Demised Premises from any other part of the Centre or from any water, steam, air-conditioning, sprinkler or drainage pipe or plumbing works situate in the Demised Premises and/or in the Centre, or which may be caused or occasioned by or be attributable to the condition or arrangement of any electrical or other wiring or caused or occasioned by snow or ice or other substances or obstructions on the sidewalks, driveways, roads, streets, grounds in or appurtenant to the Centre or caused or occasioned by the defective condition or lack of repair or misrepair thereof or by any defect in any machinery or equipment in the Centre or in the operation thereof by the Lessee or by defects in or the misrepair or non-repair of the Demised Premises or of the Centre and the Lessee will indemnify the

Lessor from and against all liabilities, costs, fines, suits, claims, demands and causes of action of any nature and any expense for such injury, death, loss or damage as aforesaid, including the expense of any lawyer, accountant and/or any other person engaged by the Lessor in respect thereof, for which the Lessor shall or may become liable or suffer by reason of any breach, violation or non-performance by the Lessee of any covenant or proviso hereof or by reason of any injury or death occasioned to or suffered by any person or persons or damage or destruction of any property through an act, neglect or default by the Lessee or of any of its agents or employees, or any other person or persons in, on, or about the Demised Premises or any part of the Common Areas, but nothing herein contained shall relieve the Lessor for liability arising by reason of the negligence of the Lessor, its servants or agents or those for whom the Lessor is responsible as determined by a Court of Law. Such indemnification in respect of any such breach, violation or non-performance, damage or destruction to property, injury or death, occurring during the term of the Lease shall expressly survive any termination of this Lease, notwithstanding anything in this Lease to the contrary.

VALUABLES

7.5.4 The Lessor shall also not be liable or responsible in any way for loss or damage however caused, to money, securities, negotiable instruments, papers or other valuables of the Lessee.

INSURANCE INCREASE

7.5.5 The Lessee covenants with the Lessor that it will not do or omit or permit to be done or omitted upon the Demised Premises, anything which shall cause the rate of insurance upon the Centre to be increased and also that if the rate of insurance upon the said Centre shall be increased by reason of the use made of the Demised Premises or by reason of anything done or omitted or permitted to be done by the Lessee or by anyone permitted by the Lessee to be upon the Demised Premises and specifically including the introduction into the Centre and/or the Demised Premises and/or the use of any radioactive, explosive, hazardous materials or substances, the Lessee shall pay to the Lessor the amount of such increase as Additional Rent within fifteen (15) days after an invoice for such increased premium is rendered. In determining whether the increased premium is applicable, a letter issued by the insurer shall be conclusive evidence of the rate.

INSURANCE CANCELLATION

7.5.6 Provided however, that if by reason of any act of the Lessee or by reason of the use or occupancy of the Demised Premises by the Lessee, the Centre or any part of it shall become uninsurable or insurance be cancelled or threatened to be cancelled or not renewed, then should the Lessee fail to act within fifteen (15) days of receiving written notice of the existence of the said act, use or occupancy, to stop same in order to permit the Centre to be fully insured again, the Lessor may at its option pursue the rights and remedies for default as set out herein.

NO INSURABLE INTEREST OR REIMBURSEMENT

7.5.7 That no insurable interest is conferred upon the Lessee under policies carried by the Lessor unless provided for in specific indemnity clauses therein. The Lessor shall in no way be accountable to the Lessee regarding the use of any insurance proceeds arising from any claim and the Lessor shall not be obliged to apply such proceeds to the repair or restoration of that which was insured, except for such repair or restoration which is the obligation of the Lessor pursuant to this Lease. Where the Lessee may desire to receive indemnity by way of insurance for any property, work or thing whatever, the Lessee shall insure same for its own account and shall not look to the Lessor for reimbursement or recovery in the event of loss or damage from any cause, whether or not the Lessor has insured same and recovered therefor.

LESSEE HELD HARMLESS

7.5.8 The Lessor agrees to release and hold the Lessee harmless for any loss sustained only to the extent of any indemnity received under any policy or policies of insurance.

DAMAGE OR DESTRUCTION

7.6 Provided and it is hereby expressly agreed that if and whenever during the term hereof or any extensions thereof, the Demised Premises shall be destroyed or damaged by fire or other casualty insured against under the provisions hereof, then and in every such event:

NON-REPAIRABLE

7.6.1 If the damage or destruction is such that the Demised Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy the Demised Premises and if in either event, the damage, in the opinion of the Lessor, to be given to the Lessee within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the date of the happening of such damage or destruction, then either the Lessor or the Lessee may at their respective option within five (5) days next succeeding, give to the other, notice in writing of termination, in which event this Lease and the term hereby demised shall cease and be at an end as of the date of such notice and the rent and all other payments for which the Lessee is liable under the terms of this Lease shall be apportioned and paid in full only to the date of such destruction or damage and the Lessor may re-enter and repossess the Demised Premises. In the event that neither the Lessor nor the Lessee so terminate this Lease as aforesaid, or in writing agree not to terminate, then the Lessor shall

repair the said Demised Premises with all reasonable speed and the Rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Lessor to deliver the Demised Premises to the Lessee even though the date of delivery of possession extends beyond the one hundred and twenty (120) day period. If not terminated, this Lease and the term hereby demised, shall remain in full force and effect.

REPAIRABLE WITHIN 120 DAYS

7.6.2 If the damage be such that the Demised Premises are wholly unfit for occupancy or if it is impossible or unsafe to use or occupy the Demised Premises but if in either event the damage, in the opinion of the Lessor, to be given to the Lessee within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the date of the happening of such destruction or damage, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Lessor to deliver the Demised Premises to the Lessee. This Lease and the term hereby demised shall remain in full force and effect.

PARTIALLY DAMAGED

7.6.3 If in the opinion of the Lessor, the damage can be made good as aforesaid within one hundred and twenty (120) days from the date the Lessor has given its opinion, and the damage is such that the Demised Premises are capable of being partially used for the purposes for which they are hereby demised, then until such damage has been repaired, the rent shall abate from the date of the happening of such destruction or damage, in the proportion that the part of the said Demised Premises which is rendered unfit for occupancy, bears to the whole of the said Demised Premises and the Lessor shall repair the damage with all reasonable speed. This Lease and the term hereby demised shall remain in full force and effect.

CALCULATION OF 120 DAY PERIOD

7.6.4 A calculation of the one hundred and twenty (120) day period set out in paragraphs 7.6.1, 7.6.2, and 7.6.3, shall provide due allowance to the Lessor for any period of delay caused by strikes, lockouts, slowdowns, shortages of material, acts of God, war, inclement weather or other occurrences which are beyond the control of the Lessor. The date when repairs are substantially completed and re-occupation available to the Lessee, shall be at the determination of the Lessor.

MAGNITUDE OF DAMAGE

7.6.5 Provided that if the Lessee does not agree with the Lessor's opinion of the magnitude of the damage as established in clauses 7.6.1, 7.6.2, and 7.6.3, whatever the case may be, then the Lessor and the Lessee shall each appoint an impartial competent person, who shall then appoint a third party and the three persons will constitute a Committee who shall decide by simple majority to support or not to support the opinion of the Lessor. Any expense incurred in the operation of such a Committee shall be the joint responsibility of the Lessor and Lessee. Failing this, the matter shall be determined in accordance with the provisions for arbitration as set out in Paragraph 12.7 herein.

ELECTION TO REPAIR

7.6.6 In the event the Lessor shall elect to repair, reconstruct or rebuild the Centre of which the Demised Premises forms a part in accordance with the provisions of this Paragraph 7.6, it is acknowledged and agreed by the Lessee that the Lessor shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Centre.

TIME FOR REPAIR

7.6.7 Provided that when the Lessor renders its decision as to the time within which the Centre and/or the Demised Premises can or cannot be repaired, the state of the Demised Premises and/or the Centre for purposes of occupation by the Lessee and the date on which the Lessor's repair work is completed and if the Lessee does not agree with the Lessor's decision and the parties cannot resolve the matter within Fifteen (15) days thereafter, then the Lessor and Lessee shall proceed to Arbitration in the manner provided for in Paragraph 12.7 herein.

LESSEE'S COVENANTS CONCERNING THE DEMISED PREMISES

8.1 **THE LESSEE FURTHER COVENANTS AND AGREES with the Lessor as follows:**

MAINTENANCE AND REPAIR

8.2 That the Lessee, at its own expense shall maintain the Demised Premises including the interior and exterior surfaces of all window, shipping door and door facilities and accessories in good order and condition and promptly make all needed repairs and replacements to the Demised Premises (including HVAC, plumbing and electrical system repairs and maintenance) with the only exceptions to this being reasonable wear and tear (not inconsistent with the maintenance of the Centre of which the Demised Premises form a part, as a first class industrial Centre having regard to the then age of the said Centre) and Structural defects to the roof, walls, foundations and cracks to floors not caused by the Lessee's acts, omissions or neglect, damage by fire, lightning, tempest, explosion, impact of aircraft, earthquake and other casualty required to be insured

against herein. The use by the Lessee of electrical and other services shall at no time exceed the capacity of any equipment supplying such services.

CLEANLINESS 8.3 That the Lessee will keep the Demised Premises in a well painted, clean, neat and tidy condition and will not permit waste paper, vermin and rodents, ashes or garbage to accumulate inside or upon the grounds or exterior of the Demised Premises or Centre and will keep the sidewalk or walkways adjacent to the exterior walls of the Demised Premises and leading from the parking lot to the front and rear (if applicable) entrance door(s), clear of rubbish and debris, ice and snow. The Lessee will not use any garbage or other containers except those approved by the Lessor and will not store outside the Demised Premises any of its inventory, stock in trade, raw materials or equipment.

COMPLIANCE 8.4 That the Lessee will promptly comply with and conform to the local requirements of all applicable lending agencies, local, provincial or federal statutes, laws, by-laws, regulations, ordinances and orders from time to time, or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the Demised Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by the Lessee therein and the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Demised Premises. The Lessee also covenants to comply with all police, fire, utility and sanitary regulations, including all recycling, separation of materials and disposition requirements and programs imposed by any federal, provincial or municipal authority, and with their regulations and other requirements governing the conduct of any business carried on in the Demised Premises. The Lessee further covenants to comply with every applicable regulation, order and requirement of the Canadian Fire Insurers Advisory Organization, lending agency or anybody having similar functions or of any liability or fire insurance company by which either the Lessor or the Lessee may be insured at any time during the term;

DAMAGE THROUGH NEGLIGENCE 8.5 That the Lessee shall be responsible for and shall pay on demand to the Lessor, the expense of repairs, replacements or alterations including repairs, replacements or alterations to the Centre and equipment which become damaged or destroyed through negligence, carelessness or misuse of the Lessee, its servants, agents, employees, sublessee (if allowed) or anyone permitted by it to be in the Demised Premises, or in the Centre.

NUISANCE 8.6 That the Lessee shall not carry on, or permit to be carried on in or about the Demised Premises any business or activity which shall be deemed upon reasonable grounds to be a nuisance nor will it omit to do or permit to be omitted to be done anything in respect of the Demised Premises, the omission of which shall upon reasonable grounds, be deemed to be a nuisance. In addition the Lessee shall not use or permit to be used, any part of the Demised Premises for any dangerous, noxious or offensive trade or business.

PROHIBITED USE 8.7 That the Demised Premises shall not be used for the carrying on of any barter, trade or exchange of goods, or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock or fire sale stock, and shall not be used for any auction, pawnshop business, fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Centre.

NO FOOD SERVICES 8.8 That the Lessee not suffer, allow or permit any Restaurant or Take-Out Food Service, including Catering Vehicles to operate in or out of the Demised Premises or the Centre.

HEAVY EQUIPMENT 8.9 That the Lessee will not bring upon the Demised Premises or the Centre or any part thereof, anything that by reason of weight, size or use, causes or is likely to cause damage to the Demised Premises, Centre, floors, or exterior paved areas. If any damage results by the aforesaid actions or by negligence or misuse on the part of the Lessee or any of its servants, employees or sublessees (if allowed), the Lessee will forthwith repair and restore the same to the condition in which the Demised Premises were before such damage. In particular the Lessee agrees that it will not permit or suffer any overloading of the floors thereof and shall not place therein any safe, heavy business machinery, computers, data processing machines, or other heavy objects without first obtaining the consent in writing of the Lessor and, if requested, by its superintending architect.

ROOF 8.10 That the Lessee will not place anything on the roof or in any way make any opening in the roof for stacks or other purposes except as is otherwise expressly provided for herein, or in any way alter the walls or structure of the Demised Premises without the written consent of the

Lessor, which may be withheld or issued upon such terms and conditions as the Lessor in its sole and absolute discretion may deem advisable, and

8.10.1 That upon termination of this Lease or at such time the Lessee vacates the Demised Premises or is declared bankrupt, the Lessee or its Trustee, as the case may be, shall not be required to restore the Demised Premises to their former condition but shall be required to leave the Demised Premises in a broom-swept condition.

ENTRY

8.11 That the Lessor or its agents may at all reasonable times during the term hereof, enter the Demised Premises for the purpose of inspecting and of making repairs, alterations or improvements to the Demised Premises or to the Centre and upon receipt of written notice from the Lessor to the Lessee, the Lessee shall forthwith in a good and workmanlike manner effect such reasonable repairs as are required to be done by the said notice so as to maintain the Demised Premises in a proper state of repair, in accordance with the provisions of Paragraph 8.2 herein, provided that the lack of such inspection by and such notice from the Lessor, shall in no way be deemed to relieve the Lessee from its obligation to maintain the Demised Premises in accordance with its obligations to repair as hereinbefore expressed. If the Lessee fails to comply with the requirements of the written notice within fifteen (15) days, the Lessor may proceed with such repairs, and the Lessee shall forthwith pay on demand all costs and expenses incurred by the Lessor in so doing and such costs and expenses shall be recoverable by the Lessor as if they were rent in arrears under this Lease. The Lessee shall not be entitled to compensation for any inconveniences, nuisance or discomfort occasioned by the Lessor's re-entry.

8.11.1 That the Lessor, its servants or agents may at any time and from time to time enter upon the Demised Premises to remove any article or remedy any condition which in the opinion of the Lessor, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance as referred to in Paragraph 7.5.6 hereof, and such entry by the Lessor shall not be deemed to be a re-entry.

8.11.2 That if the Lessee shall not be personally present to open and permit entry into the Demised Premises in cases of emergency, the Lessor or its agents may forcibly enter the Demised Premises without rendering the Lessor liable and without any breach of the covenants, obligations and agreements contained herein.

NOTICE OF STRUCTURAL DEFECT

8.12 That in the event of the observance of any substantial structural defect or material damage to the Demised Premises by any cause, the Lessee must give immediate notice of same to the Lessor and further confirm the verbal notice by notice in writing to the Lessor of such defect or damage forthwith upon the same becoming known to the Lessee; provided that if such defect or damage becomes known to the Lessee or reasonably should have been observed by the Lessee and the Lessee fails to give notice thereof to the Lessor, the Lessee shall be liable for such of the costs incurred by the Lessor in repairing the said defect or damage, as can be shown to be directly attributable to the actions of the Lessee and those for whom in law the Lessee is responsible, including failure to give such notice after such defect or damage became known to the Lessee or reasonably should have become known to the Lessee.

DEMISED PREMISES SERVED BY COMMON SERVICES

8.13 That the Lessee acknowledges that the Demised Premises form part of the Centre and may be served by common drainage, water, heating/air-conditioning, sprinkler and electrical systems, and in the event further installations and/or repairs are necessary to any of such systems, in any portion of the Centre, of which the Demised Premises form part, save by reason of the negligence of the Lessor, or any other lessee or lessees occupying other portions of the Centre or their servants or agents, then the Lessee covenants to forthwith pay to the Lessor its Proportionate Share of the total cost of such repairs or installations (unless of a Capital nature as may be defined herein) forthwith upon receiving written demand therefore and the Lessor's employees, servants or agents shall have reasonable access to the Demised Premises for the purpose of making the necessary repairs or installations herein contemplated without liability for any disturbance, or business interruption which may be caused in so doing, and for greater certainty it is expressly agreed that if any of such common systems shall have been damaged or shall have become inoperative by reason of the negligence of the Lessee, its employees, servants or agents, then the entire cost of repairing or installing the same shall be borne by the Lessee (even though the installation be of a Capital nature). Nothing herein shall oblige the Lessor to make such repairs or installations.

REPAIRS TO PARTY WALLS

8.14 That the Lessee acknowledges that one or more of the walls of the Demised Premises are party walls which may be used as to the portion adjacent to the Demised Premises by the adjoining lessee, or by the Lessor. The Lessee covenants and agrees that as to any repairs to the said party walls required to be made, it will bear one-half of the cost of such repairs, unless such repairs are necessitated wholly by reason of the negligence of the Lessee. In this case, the Lessee shall be responsible

for the entire cost of such repairs, but in the event that repairs are made necessary by reason of the negligence of the Lessor, or the adjoining Lessees, then the cost of such repairs shall not be borne by the Lessee. The Lessee covenants that it will forthwith pay the cost of such repairs to the said party walls for which it is responsible hereunder, immediately upon receiving written demand. The said amount demanded shall be recoverable by the Lessor as if it was rent in arrears under this Lease.

DELIVERY OF SUPPLIES

8.15 That all deliveries, loading and unloading of supplies, materials, merchandise, garbage, refuse and other chattels shall be made only through or by means of the doors in the Demised Premises.

SIGN CONTROL

8.16 That the Lessee shall not erect or install any exterior signs or interior window or door signs or advertising media or door lettering or placards, except for the following:

8.16.1 That the Lessee shall install, at its own expense, a sign panel on the exterior wall of the building in such location as designated by the Lessor and such signs as may be approved in writing by the Lessor within Ninety (90) days of the Lease Commencement Date. If it should not do so, the Lessor may, without further notice, arrange for such work and assess the cost to the Lessee as Additional Rent.

8.16.2 That if the Lessor provides a free-standing pylon sign (or signs), the Lessee shall have a proportionate area of identification at its own expense. The operating costs of the said pylon sign are to be paid by the Lessee in its Proportionate Share as Additional Rent.

8.16.3 That other than such identification signs, the Lessee shall not paint, display, inscribe, place or affix any sign, banner (temporary or permanent), picture, advertisement, notice, lettering or direction on the outside of the Demised Premises or in the interior of the Demised Premises for exterior view without the written consent of the Lessor. At no time shall any plywood signs be installed on the exterior of the Demised Premises or the Centre. The Lessee shall not use any advertising media, loud speakers, phonographs, broadcasts or telecasts in a manner to be heard or seen outside the Demised Premises. The Lessee shall not install any portable signage, exterior lighting or fixtures, shades, awnings, exterior decorations, aerial, television reception disk, fence or paint or make any change to the Centre front or rear.

8.16.4 That all signage must comply with applicable municipal by-laws and any signage tax is the Lessee's responsibility.

8.16.5 That the Lessee shall not refer to the Centre by any name other than that designated from time to time by the Lessor, nor use such name for any purpose other than that of the business address of the Lessee, provided that the Lessee may use the municipal number of the Centre assigned to it by the Lessor instead of the name of the Centre.

COMMON AREA MAINTENANCE

8.17 That the Lessee acknowledges that the manner in which the said Common Areas are to be maintained shall be at the sole discretion of the Lessor provided that the said manner shall be reasonable and in keeping with the maintenance of a first class industrial building having regard for the then age of the said Centre. The Lessor shall have the right to engage any person, firm or corporation to maintain and/or effect repairs to the Common Areas or to the interior of the Demised Premises notwithstanding that the same is the responsibility of the Lessee.

RIGHT TO USE COMMON AREAS

8.18 That the Lessee, its employees, invitees and customers connected with the Lessee (subject and except as provided in this Lease), as appurtenant to the Demised Premises during the term of this Lease and any renewal period thereof, shall have the right in common with others entitled thereto from time to time, to use the Common Areas as defined in Paragraphs 1.6 and 2.3, unless otherwise designated by the Lessor. The Lessee shall not unreasonably block or in any manner hinder the Lessor or other Lessees, or persons claiming through or under them or any of them who may be authorized by the Lessor to utilize the Common Areas from so doing. The Lessor may at its discretion from time to time, permit other Lessees to have the exclusive use of portions of the Common Areas such as parking areas, and the Lessor shall have the right at its sole discretion to increase or decrease and to make such changes and improvements as the Lessor may from time to time determine and deem fit in respect of the Common Areas or any part thereof.

RULES AND REGULATIONS

8.19 That the Lessee (Lessor) acknowledges and agrees that the Lessor shall have the right to promulgate reasonable rules and regulations relating to the Centre and Demised Premises, and provided that such restrictions shall not hinder the use of the Demised Premises by the Lessee. The Lessee agrees that for its benefit and welfare, and for the benefit and welfare of the Lessees occupying other units in the Centre and using the said Common Areas and facilities, such reasonable rules and regulations shall form part of this Lease (whether attached hereto or delivered later) and shall be binding upon the Lessee, provided that nothing herein contained shall require or be deemed to require the Lessor to promulgate any such

rules or regulations or to regulate in any manner whatsoever the use of the Common Areas and facilities in the Centre.

INDEMNITY AS TO CLAIMS

8.20 That the Lessee covenants and agrees to reimburse, indemnify and save harmless the Lessor against and from any and all claims by the Lessor and by other parties, including without limiting the generality of the foregoing, all claims for personal injury or property damage or damage to the Demised Premises, Common Areas and/or Centre arising from the conduct of any work or by or through any act or omission of the Lessee, or any assignee, sublessee, agent, contractor, servant, employee, invitee or licensee of the Lessee, or any person whose presence in or about the Centre arises because of the Lessee's occupation of the Demised Premises and from all costs, legal fees, expenses, liabilities and consequential damage incurred in or about any such claim or any action or proceeding brought thereon. This indemnity shall survive the expiry or sooner determination of this Lease.

COMPLIANCE WITH ENVIRONMENTAL LEGISLATION

8.21 Lessor's Environmental Indemnity - The Lessor hereby indemnifies and saves harmless the Lessee from and against all Claims which may be made or brought against and/or which the Lessee may suffer or incur as a result of:

(a) the failure or neglect of the Lessor to comply with any Environmental Laws or Environmental Approvals in respect of the Lessee's occupation of the Demised Premises;

(b) use of, and the conduct and operation of any business on, the Property during the period prior to the Lessee's occupation of the Demised Premises;

(c) the existence, prior to the Lessee's occupation of the Demised Premises on, in or under (i) the Property of any Hazardous Substance, or (ii) any other lands or bodies of water of any Hazardous Substance originating or migrating from the Property;

(d) the Release from, at, on or under, (i) the Property of any Hazardous Substance, prior to any Lessee's occupation of the Demised Premises, or (ii) any other lands or bodies of water onto, into or under the Property of any Hazardous Substance; and,

(e) the reasonable repair, prevention, alteration, improvement, remediation or other work ordered, directed or requested under any Environmental Laws to be done or performed to or in respect of the Property or any other lands or bodies of water and relating to the indemnifiable events referred to in subclauses 8.21 (a), (b), (c) and (d) above.

8.21.1 Lessee's Environmental Indemnity - The Lessee hereby indemnifies and saves harmless the Lessor from and against all Claims which may be made or brought against and/or which the Lessor may suffer or incur as a result of:

(a) the failure or neglect by the Lessee to comply with any Environmental Laws or Environmental Approvals in respect of the Demised Premises during the period of the Lessee's occupation of the Demised Premises;

(b) the Lessee's use of, and the conduct and operation of the Lessee's business on, the Property during the period of the Lessee's occupation of the Demised Premises;

(c) the existence on, in or under the Property of any Hazardous Substance not in existence prior to the Lessee's occupation of the Demised Premises and whose existence is attributable to any act of the Lessee during the period of the Lessee's occupation of the Demised Premises;

(d) the Release by the Lessee, from, at, on or under the Property of any Hazardous Substance during the period of the Lessee's occupation of the Demised Premises; and

(e) the reasonable repair, prevention, alteration, improvement, remediation or other work ordered, directed or requested under any Environmental Laws to be done or performed to or in respect of the Property and relating to the indemnifiable events referred to in subclauses 8.21.1 (a), (b), (c) and (d) above.

8.21.2 The Lessee shall provide satisfactory written evidence to the Lessor of its compliance with Environmental Laws from time to time during the term of the Lease hereof.

NO INDEMNITY

8.22 That the Lessee shall not, however, in any way be responsible for claims for personal injury or property damage arising from the conduct of any work or by or through any act or omission of the Lessor, its agents, contractors, servants, employees, invitees or licensees.

LESSOR'S COVENANTS

9.1 THE LESSOR COVENANTS AND AGREES with the Lessee as follows:

QUIET ENJOYMENT OF DEMISED PREMISES

9.2 That provided that the Lease is in good standing, the Lessee shall have quiet enjoyment of the Demised Premises during the term hereof and shared use (except as restricted herein) with the Lessor, of the Common Areas (as defined in Paragraphs 1.6 and 2.3 herein).

STRUCTURE

9.3 That the Lessor will be responsible for the cost of repairs or replacements of a Capital or Structural Nature regarding the Demised Premises or the Centre unless such repair or maintenance would be required pursuant to Paragraph 8.5 herein.

OPERATE AND MAINTAIN

9.4 That the Lessor will operate and maintain the Centre so that the Demised Premises shall be suitable for the purpose for which they are hereby leased, but not including any matter which under the provisions of this Lease, are the obligations of the Lessee.

TAXES

9.5 That subject to the obligations of the Lessee as set out herein, to pay all Taxes as herein defined, levied against the Centre.

INSURANCE

9.6 That the Lessor will, subject to the obligations of the Lessee as set out herein, maintain such types of insurance as provided for in Paragraph 1.12 herein, as in the opinion of the Lessor, are necessary to protect the Lessor against such loss or damage.

SNOW REMOVAL

9.7 That the Lessor will, whenever reasonably required, remove ice and snow from the sidewalks, driveways and parking lot in the Centre.

REPAIR AND MAINTENANCE

9.8 Subject to the other provisions of this Lease imposing obligations upon the Lessee, the Lessor agrees to repair, replace and maintain the Common Areas, the external and Structural parts of the Centre which do not comprise a part of the Demised Premises and are not leased to others and agrees to perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner. The Lessor shall not, however, be liable for any damages, direct, indirect, or consequential, or for damages for personal discomfort, illness or inconvenience of the Lessee, or the Lessee's servants, clerks, employees, invitees or any other persons, by reason of failure of such equipment, facilities or systems or because of reasonable delays in the performance of such repairs, replacements and maintenance.

FURTHER PROVISOS

10.1 AND FURTHERMORE THE PARTIES hereto agree as follows:

ASSIGNMENT AND SUB-LEASING

10.2 That the Lessee shall not assign this Lease or sublet or part with possession of the Demised Premises or any part thereof to be used by another without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. The Lessor's refusal of consent shall be deemed reasonable (without in any way restricting the Lessor's right to refuse its consent on other reasonable grounds) where:

(a) The Assignee or sublessee proposed by the Lessee is then a lessee of the Centre and the Lessor has or will have during the next ensuing twelve (12) months suitable space for rent in the Centre.

(b) The intended use of the Demised Premises by the proposed assignee or sublessee conflicts with exclusive rights granted other Lessees or occupants of the Centre;

(c) The proposed assignment or sublease is made prior to the Lessee physically and bona fide occupying and carrying on business from the Demised Premises, or

(d) The proposed assignee or sublessee does not intend to bona fide physically occupy and carry on business from the Demised Premises.

The consent of the Lessor to any such assignment, sublease or use shall not constitute a waiver of this clause and shall not be deemed to permit any further assignment, sublease or use by another.

10.2.1 That notwithstanding any such assignment, subletting or use, the Lessee shall remain jointly and severally responsible with the assignee, sublessee or user, without benefit of division or discussion, for the payment of the rent and the performance of all the other obligations of the Lessee under this Lease and the Lessor, at its option and as a condition to the giving of its consent herein, may require the

personal guarantee or guarantees of the principals of any corporate assignee. The sublessee shall also waive any rights it may have under Section 39 of the Landlord and Tenant Act, R.S.O. 1990 c.L.7, as amended from time to time (the "Landlord and Tenant Act"), to an election for the retention of its sublease if the Lessee goes into receivership or becomes bankrupt.

10.2.2 That the Lessee agrees to provide the Lessor with the name, address, nature of business and credit references in respect to the proposed assignee or sublessee as well as all terms and information relating to the proposed assignment or sublease together with a deposit of not less than SIX HUNDRED .... 00\100 ($600.00) DOLLARS to be applied by the Lessor against the Sublet fee and an adjustment for Additional Rent, at least sixty (60) days prior to the date same is to become effective. Should the Lessor consent to the sublease or assignment, the Lessee's lawyers will prepare the appropriate assignment or sublease consent forms and the sublease, all of which, to be approved by the Lessor before execution by the Lessee, the assignee or sublessee. All work and expenses relating to the consent or the refusal of consent is at the Lessee's cost and expense.

10.2.3 That such assignment or subletting may be deemed invalid at the option of the Lessor unless, within ten (10) days after the execution thereof, the Lessee shall deliver to the Lessor duplicate originals of such assignment or subletting agreements duly executed by the Lessee, the assignee or sublessee (as the case may be) in form satisfactory to the Lessor wherein such assignee or sublessee shall assume the Lessee's obligation for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained.

10.2.4 That the Lessee shall not be entitled to receive any greater rent for the sublet of the Demised Premises or portion thereof, than is provided for herein and if any excess should occur, the Lessee must pay the excess to the Lessor as rent hereunder as soon as it is received by the Lessee. The Lessor is entitled to demand such confirmation of the rent being paid by the sublessee from the Lessee or the sublessee as the Lessor may deem necessary.

10.2.5 That if the Lessee is a corporation, the transfer or issuance of the shares of the corporation sufficient to give control of the corporation to other than the shareholders existing at the time this Lease was executed, shall, for the purposes of this Paragraph 10.2, be deemed an assignment of this Lease. This provision shall not apply to a corporation whose shares are listed on a public securities exchange or a corporation which is the parent, subsidiary or affiliated corporation of the corporation whose shares are listed on the public securities exchange.

SUBLEASE ADVERTISING

10.3 That the Lessee will not advertise the Demised Premises for the purpose of any sublease or assignment without obtaining the prior written approval of the Lessor to the proposed text, such approval not to be unreasonably withheld.

LEASEHOLD ALTERATIONS

10.4 That the Lessee will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Demised Premises or trade fixtures and/or chattels affixed or attached in any manner to the Demised Premises without having first submitted its request in writing to the Lessor accompanied by an adequate description of the work involved and where appropriate, working drawings and specifications and requested and obtained the Lessor's prior written approval, which the Lessor shall not unreasonably withhold. Any out of pocket expense incurred by the Lessor in connection with any such request for approval shall be paid by the Lessee. Furthermore, the Lessee must obtain the Lessor's prior written consent to any subsequent change or changes in such drawings or specifications submitted as aforesaid subject to the payment of the cost to the Lessor of having its architects approve of such subsequent changes prior to proceeding with any work based on such amended drawings or specifications.

WORK TO BE PERFORMED

10.4.1 That in making, erecting, installing or altering any Leasehold Improvements or such trade fixtures and/or chattels, the Lessee will not alter or interfere with any installations which have been made by the Lessor without the prior written consent and approval of the Lessor and in no event shall alter or interfere with any window coverings or other light control devices installed by the Lessor on exterior windows or any perimeter lighting adjacent to exterior walls of the Centre. All work to be performed in the Demised Premises shall be performed by the Lessor itself, or through its contractors or sub-contractors if the Lessor should wish to do the work at the same "contract price" as received by the Lessee in an "arm's length" tender by an independent contractor. If the Lessor does not wish to undertake all or part of the contract, then the work shall be completed by competent contractors and sub-contractors of whom the Lessor shall have approved in advance (such approval not to be unreasonably withheld) and at the Lessor's option, the Lessee may be required to post a performance bond for the value of the work to be done.

LABOUR UNIONS

10.4.2 That the Lessor may also require that the work be performed by workers whose labour union affiliations are compatible with those of workers employed in the Centre by the Lessor and its contractors and sub-contractors, if applicable.

PAYMENT OF CONTRACTS

10.4.3 That the Lessee shall promptly pay to the Lessor or to the Lessor or Lessee's sub-contractors as the case may be, when due, the cost of all such work and of all materials, labour and services involved therein and of all decoration and all changes in the Demised Premises, its equipment or services, necessitated thereby subject to any right to retain a holdback or holdbacks under the Construction Lien Act, R.S.O. 1990, c.30 (the "Construction Lien Act").

SUPERVISION OF ALTERATIONS

10.4.4 That any work or alterations to the Demised Premises performed by the Lessee shall:

(a) be done as expeditiously as possible in a good and workmanlike manner and with first class new materials;

(b) be done in compliance with such reasonable rules and regulations as the Lessor or its agents may make;

(c) be subject to inspection by and the supervision of the Lessor;

(d) be done at the risk of the Lessee and duly insured against;

(e) be done in accordance with the applicable requirements of all regulatory authorities having jurisdiction with respect thereto;

CONSTRUCTION LIENS

10.5 That in connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Lessee in the Demised Premises, the Lessee shall comply with all the provisions of the Construction Lien Act and other statutes from time to time applicable thereto, (including any provision requiring or enabling the retention of portions of any sums payable by way of hold-back) and except as to any such hold-back shall promptly pay all accounts relating thereto. If and whenever any Construction Lien or lien for work, labour, services or materials supplied to or for the Lessee or for the cost of which the Lessee may be in any way liable or claims therefor shall arise or be filed or attach, the Lessee shall within twenty (20) days after receipt of notice thereof, procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or by giving security or by such other manner as may be required or permitted by law, and failing which, the Lessor may in addition to all other remedies hereunder, avail itself of its rights and remedies for default herein, and may make any payments required to procure the discharge of any such liens or encumbrances and shall be entitled to be reimbursed by the Lessee as provided in Paragraphs 7.4, 10.14 to 10.18 and its right to reimbursement shall not be affected or impaired if the Lessee shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or was excessive or subject to any abatement, set-off or defense herein.

LEASEHOLD IMPROVEMENTS

10.6 That all Leasehold Improvements shall immediately upon their placement be and become the Lessor's property without compensation therefor to the Lessee. The Lessee shall not mortgage, lien or encumber any Leasehold Improvements before or during the term of this Lease.

CENTRE IMPROVEMENTS AND ALTERATION OF DEMISED PREMISES

10.7 That the Lessor hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Centre including, without limitation, all improvements at any time thereon to the Common Areas and all entrances and exits thereto; to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or part of the Common Areas; to close all or any portion of the Common Areas to such extent as may in the opinion of the Lessor or its counsel be necessary to prevent accrual of any rights to any persons therein and to make changes or additions to the pipes, conduits, utilities and other necessary Centre services in the Demised Premises which serve other premises, provided that:

(a) Prior to the Lease Commencement Date, the Lessor may alter or relocate the Demised Premises to the extent found necessary by the Lessor to accommodate changes in construction design or facilities including major alterations and relocations but provided always that the Demised Premises as altered or relocated shall be of at least the same size and in approximately the same location and shall be in all material aspects comparable to the Demised Premises as defined herein;

(b) After commencement of the term the Demised Premises may not be altered for other than minor relocations of parts of the perimeter walls, or other boundaries thereof, necessary to accommodate alterations in construction design or facilities which do not reduce

the floor area of the Demised Premises and other alterations thereto which shall be limited to those of a minor nature.

(c) So long as the Lessor shall not unreasonably interfere with the Lessee's business in the Demised Premises more than is reasonably necessary in the conduct of such changes, additions, subtractions or re-arrangements, the Lessee shall not have any right to object to or to make any claim on account of the exercise by the Lessor of its rights under this Paragraph 10.7, nor shall the Lessee be entitled to any abatement of rent therefore notwithstanding any change in the size of the Common Areas, any nuisance, inconvenience or loss to, interference with or obstructions, interruption, dislocation or suspension of any utilities or the use of the Common Areas; and

(d) The Lessor covenants to make any such changes, additions, subtractions or re-arrangements as expeditiously as reasonably possible.

FIXTURES

10.8 That the Lessee may install its usual chattels and/or trade fixtures in the usual manner, provided such installation does not damage the structure of the Demised Premises or the Centre and provided further that the Lessee shall have submitted detailed plans and specifications for such trade fixtures or chattels to the Lessor and obtained its written consent thereto which consent shall not be unreasonably withheld.

10.8.1 That at the termination of this Lease, whether due to expiry of same or for any other cause whatsoever, and at the option of the Lessor any or all installations, alterations, additions, partitions and fixtures, other than the Lessee's trade fixtures or chattels not affixed in any manner to the Demised Premises, located in or upon the Demised Premises, whether placed there by the Lessee or the Lessor, shall become the property of the Lessor without compensation therefor to the Lessee. Notwithstanding anything herein contained, the Lessor shall be under no obligation to repair or maintain the fixtures or anything in the nature of a Leasehold Improvement made or installed by the Lessee.

REMOVAL OF FIXTURES

10.9 That the Lessor may at its sole option elect that if at the conclusion of the term of this Lease or sooner termination as may be agreed to in writing, the Lessee is not in default on any term, covenant or condition of this Lease, authorize the Lessee to remove any trade fixtures or chattels brought on to the Demised Premises by the Lessee and which were installed by the Lessee and which are the property of the Lessee, if such removal can be accomplished without any damage to the Demised Premises or any improvements therein, provided however, if such damage occurs the Lessee shall repair the same forthwith. However, under no circumstances shall any installation be removed by the Lessee that consists of any plumbing, or plumbing fixtures, heating, air-conditioning, ventilation, or lighting equipment, wiring or electrical panels and services even if installed by the Lessee, unless otherwise agreed to by the Lessor and provided the Lessee shall repair any damage occasioned by the installation or the removal of its fixtures. The removal and restoration shall be at the sole expense of the Lessee and the Lessee may be required to post a sum of money in trust with the Lessor in advance to be drawn against if damages occur and repairs are made;

10.9.1 That provided further, however, that the Lessor may, at its option, require the Lessee to remove all or any part of any such trade fixtures, chattels, additions, structures or improvements at the termination of the Lease, and on receipt of such notice the Lessee or its receiver or trustee in bankruptcy (as the case may be) shall effect such removal forthwith and repair any damage caused by such removal. Provided that if the Lessee does not carry out the foregoing forthwith, the Lessor may carry out the same and the Lessee shall be responsible for payment forthwith upon demand, of all costs and expenses of the Lessor's so doing. In the alternative, the Lessee may be required to post a sum of money in trust with the Lessor in advance to be drawn against if damages occur and repairs are made;

10.9.2 That provided further that if during or at the end of the term hereof or any renewals thereof, the Lessee vacates or abandons the Demised Premises and leaves any goods or fixtures or any of its property whatsoever on the Demised Premises, the Lessor shall have no obligation to account for such goods, fixtures or property and may sell or destroy the same or have them removed and/or stored at the expense of the Lessee or dispose of the same in any other manner whatsoever as may be determined by the Lessor in its sole discretion. This term is intended to extend beyond the termination of this Lease.

SURRENDER OF DEMISED PREMISES

10.10 That the Lessee will, at the expiration of the said term, or any renewal or extension thereof as herein provided, peaceably surrender and yield up the Demised Premises together with all appurtenances and Leasehold Improvements not removed therefrom pursuant to Paragraph 10.9, all in good substantial repair and condition. The Lessee shall be

responsible for all consequential damages to the Lessor as a result of the Lessee's failure to surrender the Demised Premises in accordance with this Lease and this clause is intended to survive the termination of this Lease.

OVERHOLDING

10.11 That any holding over after the expiration of the said term or any renewal or extension thereof, except for any right of renewal, shall be a tenancy from month to month at a rental amount to be established by the Lessor in its sole and absolute discretion, but on the same terms, covenants and conditions as set forth herein or in any renewal or extension thereof insofar as they are applicable. The monthly rental to be charged shall be at least equal to One Hundred and Fifty (150%) percent of the average monthly Base Rent payable during the term herein, unless the Lessor decides otherwise. The Lessee shall remain liable for Additional Rent and Utilities applicable to the Demised Premises.

SALE/RENT SIGN

10.12 That the Lessor shall have the right within three (3) months next preceding the termination of the term hereby demised or any extension thereof, to place upon the Demised Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the Lessee's business, stating that the premises are for sale or lease and further provided that the Lessee will not remove or permit such notice to be removed.

WAIVER OF BREACH

10.13 That no waiver by the Lessor of any breach, nor condonation, omission or failure by the Lessor to insist on strict performance by the Lessee, of the covenants and/or conditions of this Lease obligatory upon the Lessee, nor acceptance of the rent due and owing, shall operate or be deemed to be a waiver of any succeeding breach of the same covenants or conditions, or of any precedent, concurrent or subsequent breach of any other covenant or condition of this Lease obligatory upon the Lessee. No waiver shall be inferred from or implied by anything done or omitted by the Lessor save only an express waiver in writing. All rights and remedies of the Lessor contained in this Lease shall be cumulative, not alternative.

DEFAULT RE-ENTRY AND TERMINATION

10.14 That despite anything contained to the contrary in any present or future laws, statutory or otherwise, if and whenever during the term hereof, the Lessee expressly agrees that if:

(a) The Lessee fails to pay any Rent on the date or dates appointed for the payment thereof (provided the Lessor first gives FIVE (5) days' written notice to the Lessee of any such failure (the "Rent Due Default Notice")), but no such Rent Due Default Notice shall be required if the Lessee defaults more than twice in the payment of Rent, even though such defaults may each have been cured within the time period allowed, but whether such notice is required to be given or not, the Lessee agrees that Rent is due and payable by the Lessee under this Lease on its due date); or

(b) The Lessee fails to observe or perform any other of the terms, covenants (whether affirmative or negative) or conditions of this Lease (the "Lease Terms") to be observed or performed by the Lessee (other than the terms, covenants or conditions set out below in subsections (c) to (t), inclusive, for which no notice shall be required), provided the Lessor first gives the Lessee TEN (10) days' (or such shorter period of time as is otherwise provided herein) written notice of any such failure to perform (the "Lease Terms Default Notice"), and the Lessee within such period of TEN (10) days (or such shorter period) fails to commence diligently and thereafter to proceed diligently and continuously to cure any such failure to perform, and the Lessee hereby waives the benefit of s. 19(2) of the Landlord and Tenant Act; or

(c) The Lessee or any agent of the Lessee falsifies any report required to be furnished to the Lessor pursuant to this Lease; or

(d) The Lessee or any Covenantor of this Lease or any other person, partnership or corporation ("Person") occupying the Demised Premises or any part thereof or any franchisee ("Franchisee") carrying on business in the Demised Premises becomes bankrupt or insolvent or takes the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors, or files any proposal or notice of intention to file a proposal, or makes any assignment for the benefit of creditors or any arrangement or compromise; or

(e) A receiver, interim receiver, receiver and manager, monitor, custodian, liquidator or like Person is appointed with respect to the business, assets, property, affairs or revenues of the Lessee or of any Indemnitor of this Lease, or of any Transferee, occupant or Franchisee of the Demised Premises; or

(f) Any steps are taken or any action or proceedings are instituted by the Lessee or by any other Person, including, without limitation, any

court or governmental body of competent jurisdiction for the dissolution winding-up or liquidation of the Lessee or its assets; or

(g) The Lessee makes or attempts to make a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to a Transferee permitted under this Lease); or

(h) The Lessee sells or disposes of any of the goods, chattels and inventory (collectively, "Goods") of the Lessee or removes or commences, attempts or threatens to remove them from the Demised Premises so that in the Lessor'sopinion there would not in the event of such sale, Eopousal or removalbe sufficient Goods of the Lessee on the Demised Premises subject to distressto satisfy all Rent due or accruing hereunder for a period of at least twelve (12) months; or

(i) The Lessee vacates or abandons or attempts to vacate or abandon (either actually or constructively) the Demised Premises or any part thereof, or the Lessor has reasonable cause to believe that the Lessee intends to vacate or abandon or attempt to vacate or abandon the Demised Premises or any part thereof; or

(j) The Demised Premises or any part thereof are used by any Persons other than such as are entitled to use them under the terms of this Lease or if the Lessee shall assign, sublet or attempt to assign or sublet or permit the use of the Demised Premises by others except in the manner permitted herein; or

(k) The Lessee effects or attempts to effect a Transfer or a change in the effective voting control of the Lessee that is not permitted by this Lease except one incidental to any reorganization of the Lessee, or its amalgamation with any other company; or

(l) This Lease or any of the Lessee's assets on the Demised Premises are taken under any writ of execution, chattel mortgage, charge, debenture or other security instrument; or

(m) Any distress is levied upon any of the the Lessee's Goods in the Demised Premises; or

(n) The Lessee fails to carry on business in the Demised Premises pursuant to the terms of this Lease; or

(o) The Lessee fails to acquire, provide and retain the Insurance required under this Lease or to pay the premiums for such Insurance; or

(p) Any insurance policies covering all or any part of the Centre are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Demised Premises; or

(q) The Lessee or any affiliated body corporate (as defined in the Ontario Business Corporations Act, R. S. O. 1990 c. B.16) is in default under another lease from the Lessor in the Centre or in any other property owned or managed in whole or in part by the Lessor; or

(r) The Lessee fails (i) to cure any hazardous condition which the Lessee has created in violation of any Laws or of this Lease; or (ii) remove any Hazardous Substance which the Lessee has installed, or which is situated, in, on, at, under, above or about, the Demised Premises

(s) The Lessee fails to (i) itself or (ii) use its best efforts to ensure that those for whom the Lessee is in law responsible and its professional advisors keep confidential the provisions of this Lease; or

(t) Re-entry is permitted under any other terms of this Lease;

then and in every such case (each of which shall constitute an event of default under this Lease) the Lessor, in addition to any other rights or remedies it has pursuant to this Lease or at law, shall have the immediate right of re-entry upon the Demised Premises and it may repossess the Demised Premises and enjoy them as of its former estate, and the Lessee hereby agrees that the Lessor may expel all persons and remove all property from the Demised Premises and that such property may, at the Lessor's option, be removed and sold or disposed of by the Lessor by public auction or otherwise, and either in bulk or by individual item, all as the Lessor in its sole discretion may decide, and the Lessee agrees that the proceeds of such sale or disposition shall be applied by the Lessor in the same manner as set out in Section 10.15 hereof, in so far as applicable, or may be stored in a public warehouse or elsewhere at the cost and for the account of the Lessee, all without service of notice by the Lessor to the Lessee thereof or resort by the Lessor to legal process and without the Lessor being considered guilty of trespass or becoming liable or responsible for any injury or any loss or damage which may be occasioned thereby, or for any claim for damages. the Lessee hereby irrevocably waives

(i) the benefit of any present or future laws, statutory or otherwise, which in any way may take away, limit or diminish the Lessor's right to terminate this Lease or re-enter into possession of the Demised Premises in pursuance of its rights or remedies as set forth in this Lease, and

(ii) any and all rights of redemption granted by or under any present or future laws, statutory or otherwise, in the event of the Lessee's being evicted or dispossessed for any cause, or in the event of the Lessor's obtaining possession of the Demised Premises by reason of the violation by the Lessee of any of the terms or conditions of this Lease or otherwise.

LESSOR MAY RELET

10.15 That if the Lessor elects to re-enter the Demised Premises as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for herein or by law, it may either terminate this Lease or it may from time to time without terminating this Lease make such alterations to the Demised Premises as are necessary in order to relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such Rent and upon such other terms, covenants and conditions as the Lessor in its sole discretion considers advisable. Upon each such reletting all Rent received by the Lessor from such reletting shall be applied:

(i) First, to the payment of any indebtedness other than Rent due hereunder from the Lessee to the Lessor;

(ii) Secondly, to the payment of any costs and expenses of such reletting including, without limitation, brokerage, professional and solicitor's fees (on a solicitor and his own client basis) and the costs of any such Alterations;

(iii) Thirdly, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by the Lessor and applied in payment of future Rent as the same becomes due and payable hereunder.

If the Rent received from such reletting during any month is less than the amount that would otherwise be paid during that month by the the Lessee hereunder, the Lessee shall pay any deficiency, which shall be calculated and paid monthly in advance on or before the first day of each and every month. No such re-entry or taking possession of the Demised Premises by the Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to the Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, the Lessor may at any time thereafter elect to terminate this Lease by reason of such previous event. Should the Lessor at any time terminate this Lease by reason of any such event, in addition to any other remedies it may have, it may recover from the Lessee, all damages it may incur with respect thereto, including the cost of recovering the Demised Premises, and including the then "present value" determined at the interest rate set out in Paragraph 11.1 hereinafter in effect at the time of such termination, of the excess, if any, of the amount of Rent for the remainder of the Lease term over the then reasonable rental value of the Demised Premises for the remainder of the Lease term, all of which amounts shall be immediately due and payable from the Lessee to the Lessor. In determining the Rent which would be payable under this Lease by the Lessee subsequent to default, the annual Rent for each year of the unexpired portion of the Lease term shall be equal to the average annual Rent paid by the Lessee from the Lease Commencement Date to the time of default, or during the preceding three (3) full Lease years, whichever period is shorter.

RIGHT TO DISTRAIN *seize*

10.16 That the Lessee waives and renounces the benefit of any present or future statute purporting to limit or qualify the Lessor's right to distrain and agrees with the Lessor that in any of the events of default set out in this Lease, the Lessor in addition to the other rights reserved to it shall have the right to enter the Demised Premises as agent of the Lessee either by force or otherwise without being liable for any prosecution therefor and to take possession of any goods and chattels whatsoever on the Demised Premises, save and except any such goods and chattels as are owned by any occupiers of the Demised Premises other than the Lessee, and to sell the same at public or private sale without notice and apply the proceeds of such sale on account of the Rent, Additional Rent or in satisfaction of the default by the Lessee of its covenants, obligations or agreements and the Lessee shall remain liable for the deficiency, if any, and that notwithstanding any term of this Lease or Section 30 of The Landlord and Tenant Act, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods and chattels of the Lessee at any time during the continuance of the term shall be exempt from levy by distress for Rent, Additional Rent or satisfaction for default, and upon any claim being made for each such exemption by the Lessee, or on distress being made by the Lessor, this provision may be pleaded as an estoppel against the Lessee in any action brought to test the rights to

the levying upon any goods named as exempted in the said Section or amendments thereto, the Lessee waiving as it hereby does all and every benefit that it could or might have with regard thereto.

PURSUANCE OF CHATTELS

10.17 That in the case of removal by the Lessee of its trade fixtures and chattels from the Demised Premises, the Lessor may follow the same for thirty (30) days, in the same manner as is provided for in the Landlord and Tenant Act and in Paragraph 10.16 herein.

REMEDIES ON DEFAULT

10.18 That in addition to all other rights and remedies of the Lessor available to it in the event of any default hereunder by the Lessee, either by any provision of this Lease or by statute or common law and the expiration of any notice or curative period provided for in the terms of this Lease, the Lessor:

(a) shall have the right at all times to remedy or attempt to remedy any default of the Lessee, and if such default shall continue for a period of Ten (10) consecutive days or such longer period as in the Lessor's opinion may be reasonably required in the circumstances to cure such default, after written notice by the Lessor to the Lessee specifying with reasonable particularity the nature of such default and requiring the same to be remedied, the Lessor may remedy such default and the cost thereof to the Lessor together with interest thereon (as set out in Paragraph 11.1 herein), shall be deemed to be Additional Rent and be added to the Rent on the next succeeding date on which Rent is payable. The Lessor shall be subrogated to the extent of such payment to all rights, remedies and priorities of the payee of the amount paid by the Lessor to remedy such default;

(b) shall, whenever any amount pursuant to the terms of this Lease has been paid by the Lessor to a third party on behalf of the Lessee, be able to recover such amount in the same manner as if such amount were Rent in arrears under this Lease;

(c) may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Lessee, either by this Lease or by statute or common law, all of which rights and remedies are intended to be cumulative and not alternative, and one right is not intended to exclude another.

PRIORITY OF LEASE

10.19 That this Lease and all rights of the Lessee under this Lease are and shall be subject and subordinate to all Leases and to all prior and subsequent mortgages or debentures now or hereafter made by the Lessor, including all renewals, modifications, consolidations, replacements and extensions thereof, provided that the holders thereof shall permit the Lessee to continue in quiet possession of the Demised Premises, in accordance with the provisions of this Lease as long as the Lessee is not in default under this Lease. The Lessee, if so requested, shall attorn to such mortgagee when such mortgagee takes possession of the Demised Premises and to any purchaser of the Centre and shall recognize such mortgagee or purchaser as the Lessor under this Lease. The holder of any such mortgage may subordinate and postpone such mortgage to this Lease at any time by an instrument in writing to such effect without any further consent or agreement of the Lessee.

MODIFICATIONS REQUESTED BY LENDER

10.19.1 That if in connection with the Lessor obtaining financing or refinancing for the Centre, of which the Demised Premises form a part:

(a) A banking, insurance or other institutional lender shall request modifications to this Lease as a condition to such financing or refinancing, the Lessee shall not withhold, delay or defer its consent thereto; AND

(b) If within fifteen (15) days after written notice is given by the Lessor to the Lessee, the Lessee fails or refuses to execute an Amending Agreement containing the amendments or modifications to this Lease which the Lessor has declared necessary in connection with the Lender's approval of this Lease for financing purposes, the Lessor at its sole option shall have the right to either:

(i) terminate this Lease, or
(ii) execute any instrument for and on behalf of the Lessee as its Attorney. In acknowledgement thereof, the Lessee hereby appoints the Lessor as its irrevocable Attorney solely to execute any instruments required to carry out the intent of this provision on behalf of the Lessee.

LESSEE'S ESTOPPEL CERTIFICATE

10.20 That the Lessee at any time and from time to time upon not less than ten (10) days' prior notice, at the request of the Lessor and without cost to the Lessor, shall execute and deliver as directed by the Lessor, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of

any rent payable under this Lease, the dates to which any amount provided in this Lease to be paid by the Lessee to the Lessor has been paid and stating whether or not there is any existing default under this Lease on the part of the Lessor of which the Lessee has notice. If required, the Lessee will provide financial information directly and in confidence to a mortgagee within ten (10) days of written request by the mortgagee.

LESSOR'S ESTOPPEL CERTIFICATE

10.21 That the Lessor at any time and from time to time upon not less than ten (10) days' prior notice, at the request and expense of the Lessee, shall execute and deliver as directed by the Lessee a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), and stating whether or not there is any existing default under this Lease on the part of the Lessee of which the Lessor has notice.

MORTGAGES

10.22 That the Lessee has not and will not create any mortgage, bank assignment and/or collateral security, conditional sale agreement or other encumbrance or take any steps that would result in a lien or registration under the Personal Property Security Act, R.S.O. 1990, c. P. 10 (the "PPSA"), as amended, or its equivalent, (all hereinafter collectively referred to as "encumbrance") in respect of this Lease or Leasehold Improvements that permits the encumbrance to attach to the Demised Premises, or to the Centre or any part thereof nor assign it as security without the prior written consent of the Lessor, such consent may be unreasonably or arbitrarily withheld. The Lessee agrees to provide the Lessor with the terms and information relating to the proposed encumbrance plus a deposit of $250.00 towards the Lessor's costs, at least ten (10) business days prior to the date the encumbrance is to become effective. If the Lessee should fail to comply and an encumbrance is registered in such manner as to affect the Demised Premises, the Lessor shall have the same rights available to it to obtain a release of the Demised Premises as are set out in Paragraph 10.5 herein in connection with a Construction Lien.

ENTRY DURING TERM

10.23 That during the term hereby granted, any persons, who may be prospective purchasers, mortgagees, insurers, appraisers or lessees shall be allowed to inspect the Demised Premises or any parts thereof at a reasonable time or times producing an authorization to that effect signed by the Lessor, provided that such inspections shall be designed not to impinge on the classified nature of the business of the Lessee, if any, and provided that the Lessee may elect to cause its employees or agents to be present at the time of such inspection.

ADJUSTMENT AT END OF TERM

10.24 That upon the commencement and upon the termination of this Lease the Lessor and Lessee shall pro-rate, adjust, apportion and allow between themselves as of the said dates, all items of Sales Taxes, Additional Rent, Utilities, costs and other matters of a similar nature, and insurance premiums, to the intent that the burden thereof shall be borne by the Lessor until the commencement of this Lease and by the Lessee thereafter until it shall deliver up possession of the Demised Premises in accordance with the provisions hereof upon the termination of this Lease, extension of same or of any holding-over hereunder and not afterwards. Provided that if the Lessee goes into possession prior to the Lease Commencement Date, such earlier possession shall be subject in all respects to the terms of this Lease and Rents plus all other matters of adjustment shall be pro-rated, adjusted, apportioned and allowed for, from the date of such possession rather than from the Lease Commencement Date.

COMPLETION OF DEMISED PREMISES

10.25 That the Lessor agrees that it shall endeavour to have the Demised Premises substantially completed by the 1st day of February, 1996, or as soon as reasonably possible thereafter, in a good and workmanlike manner in accordance with the provisions of the Schedule of Construction and Improvements attached hereto as Schedule "E", subject always to any periods of delay caused by strikes, look-outs, slow-downs, shortages of material, acts of God, acts of war, inclement weather or other occurrences which are beyond the control of the Lessor, provided Rent shall not be payable until either the Demised Premises are substantially completed in good and workmanlike manner in accordance with the said Schedule "E" or the Lessee takes possession and occupies the Demised Premises. If required, the project Architect shall determine when the Demised Premises are substantially completed and shall inform the Lessee in writing.

NON PERFORMANCE

10.26 That whenever, and to the extent that either the Lessor or the Lessee shall be unable to fulfil or be restricted in the fulfilment of any obligation (other than the payment of any money) under any provisions of this Lease by reason of:

(a) strike, look-out, war or acts of military authority, rebellion or civil commotion, fire or explosion, flood, wind, water, earthquake, act of God or other casualty or
(b) being unable to obtain the material goods, equipment, services, utility or labour required to enable it to fulfill such obligation or
(c) any statute, law or Order-in-Council or any regulation or order passed or made pursuant thereto or

(d) the order or discretion of any administrator, controller or board, or any governmental department or office or other authority or
(e) not being able to obtain any permission or authority required thereby, or
(f) any other cause beyond its control or not wholly or mainly within its control whether of the foregoing character or not, and not caused by its default or its act of commission or omission and not avoidable by the exercise of reasonable effort or foresight by it,

such party shall, so long as any such impediment exists, be relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned.

EXPROPRIATION

10.27 That at any time during the term hereby granted, any portion of the Demised Premises is taken by eminent domain, the rent herein specified to be paid shall be ratably reduced according to the area of the Demised Premises and/or Common Areas which are so taken, and any award for such taking, including severance damages occasioned by the taking of any portion of the Demised Premises and any damages to any structures erected thereon shall be paid to and received by the Lessor, and the Lessee hereby relinquishes to the Lessor any rights to any such damages; provided, however, that if the remaining portion of the said Demised Premises and/or Common Areas after deducting the portion taken by the said eminent domain proceedings, is insufficient for the conduct of the Lessee's business as determined by the Lessee, then and in that event, the Lessee may at its option, cancel this Lease on ninety (90) days written notice to the Lessor.

SALE TO EXPROPRIATING AUTHORITY

10.28 That if the Lessor, having been notified of the intent of a governmental agency to take the Demised Premises and/or the Centre, or a substantial part thereof, by eminent domain and having notified the Lessee of such proceedings, elects to sell all or part of the Demised Premises and/or the Centre to the condemning or expropriating authority, the effect of such sale shall be the same as if a judgement of condemnation or expropriation had been rendered, provided, however, that the Lessee may, if it so elects, join with the Lessor in the negotiations and/or defense of any such condemnation or expropriation proceedings, at its own expense, to the extent that the Lessee decides that such participation is necessary to protect its interests. Notwithstanding the aforesaid, it is agreed that the Lessor's interests remain paramount over those of the Lessee.

PARKING PROVISIONS

10.29 That the Lessee, its customers, representatives, agents and employees shall have the sole exclusive use of Thirty-One (31) parking spaces in the South, East and West parking lots, which spaces shall be designated as set out on Schedule "D" attached hereto.

10.29.1 That it is hereby agreed that the Lessee, its employees, invitees and licensees shall not be entitled to the exclusive use of any other parking spaces except for those set out in Paragraph 10.29 herein, but will share and use the parking areas (except for any designated parking spaces) reasonably, in common with other Lessees of the Centre, their employees, invitees and licensees. The Lessor shall have the right at all times to make all or any changes, improvements or alterations with respect to the driveways, entrances and exits to the parking areas and to the parking areas themselves and shall have the right to change the location and lay-out of the parking areas.

10.29.1 That the Lessee acknowledges that the Lessor shall not have any responsibility for policing the parking facilities but the Lessor will provide its best efforts to ensure that the Lessee shall have the complete and unobstructed use of its loading docks and adjoining parking lot area and the Lessor shall have the right, from time to time, to establish rules and regulations for the general management and operation of the parking areas.

10.29.2 That the Lessee shall not do or suffer or permit to be done any act in or about the common parking areas which hinders or interrupts the flow of traffic to, in, around and from the Centre or obstructs the free movement of anyone doing business in the Centre.

10.29.3 That the Lessee agrees that its permitted Motor Vehicles, or those of its employees will be parked in the area of the parking lot as may be designated by the Lessor from time to time and that the Lessor may provide exclusive use of certain parking spaces to a Lessee, as the Lessor in its discretion may decide is appropriate.

LOCKS

10.30 That the Lessee shall not change or alter any existing locks or place or cause to be placed any additional locks upon any doors of the Demised Premises without the approval of the Lessor and subject to any conditions imposed by the Lessor. Additional keys may be obtained from the Lessor at the cost of the Lessee.

GLASS

10.31 That the Lessee shall pay the cost of replacing any glass broken on the Demised Premises including outside windows and doors of the perimeter of the Demised Premises (including perimeter windows in the exterior walls) with the same quality and size of glass during the continuance of this Lease, unless the glass shall be broken by the Lessor, its servants, employees or agents on its behalf.

ACCEPTANCE OF PREMISES

10.32 That the Lessee shall examine the Demised Premises before taking possession hereunder and unless the Lessee furnishes the Lessor with a notice in writing specifying any defect in the construction of the Demised Premises or otherwise within ten (10) days after such taking of possession, then the Lessee shall conclusively be deemed to have examined the Demised Premises and to have found them in order, and such taking of possession without giving the notice aforesaid within the said ten (10) days, shall be conclusive evidence as against the Lessee that at the time thereof the Demised Premises were in good order and satisfactory condition, subject to latent defects, if any. The Lessee agrees that there is no promise, representation or undertaking by or binding upon the Lessor with respect to any alteration, remodelling, redecorating or installation of equipment or fixtures in the Demised Premises, except such, if any, as are expressly set forth in this Lease.

REPAIRS OF SERVICES TO CENTRE

10.33 That if any pipes, heating equipment or air-conditioning equipment or other apparatus or any of them used for the purpose of heating or air-conditioning the Demised Premises, or if the water pipes, drainage pipes, electric lighting or other equipment of the Centre get out of repair or become damaged or destroyed the Lessor shall have a reasonable time in which to make such repairs or replacements as may be reasonably required for the resumption of those services to the Demised Premises which it has by this Lease expressly agreed to provide. The Lessee shall not be entitled to any compensation or damages therefor, but should any such equipment of the Centre have become impaired, damaged or destroyed through the deliberate act or omission, or the negligence of the Lessee or its employees or through it or them making use or permitting others to use improper paper or objects in the water closets or in any other manner or way stopping up or injuring such heating apparatus, air-conditioning equipment, water pipes, drainage pipes, electric lighting or other equipment, the expense of the necessary repair shall be borne by the Lessee who shall pay the same to the Lessor within thirty (30) days after demand. Nothing in this paragraph shall however, obligate the Lessor to provide any services to the Demised Premises or to make any repairs not herein or otherwise specifically stated to be provided or made by the Lessor.

DELAYS

10.34 That whenever and to the extent that the Lessor shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any status, law or Order-in-Council or any regulations or order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Lessor shall be entitled to extend the time for fulfilment of such by a time equal to the duration of such delay or restriction, and the Lessee shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

ACCRUAL OF RENT

10.35 That Rent shall be considered as accruing from day to day, and where it becomes necessary for any reason, to calculate such Rent for an irregular period of less than one year, an appropriate apportionment and adjustment shall be made. Where the calculation of any Additional Rent is not made until after the termination of this Lease, the obligation of the Lessee to pay such Additional Rent shall survive the termination of this Lease and such amounts shall be payable by the Lessee upon demand by the Lessor.

CARE OF PREMISES

10.36 That the Lessee covenants with the Lessor, to repair the Demised Premises in accordance with the provisions of Paragraph 8.2 herein and the Lessor may enter and view the state of repair and the Lessee will repair according to notice in writing. The Lessee agrees that it will leave the Demised Premises in good repair, subject only to the exceptions provided for in Paragraph 8.2 herein.

INTEREST ON ARREARS

11.1 If the Lessee fails to pay when due or demanded any Base Rent, Additional Rent, Taxes, levies, assessments, rates, Sales Taxes, insurance premiums, penalties or any other charges which it has herein covenanted to pay, the Lessor may at its option, pay such sums if required and charge them to the Lessee who shall pay them forthwith. All arrears of amounts required to be paid by the Lessee hereunder will bear interest thereon at a rate of four (4%) percent per annum in excess of the minimum lending rate to prime commercial borrowers from time to time current in Ontario at the Lessor's chartered bank from the date upon which the same was due

until actual payment thereof and are deemed to be Rent for purposes of collection herein. Any cheque of the Lessee returned to the Lessor as non-negotiable for lack of funds ("N.S.F.Cheque") shall be replaced by a certified cheque, bank draft or cash and be delivered immediately to the Lessor with a financial charge of not less than ONE HUNDRED ... 00\100 ($100.00) DOLLARS to cover the Lessor's administrative costs.

SUCCESSORS AND COVENANTS

12.1 This indenture and everything herein contained shall extend, bind and enure to the benefit of the respective heirs, executors, administrators, successors and assigns (as the case may be) of each and every one of the parties hereto, subject to the consent of the Lessor being obtained, as hereinbefore provided, to any assignment or sublease by the Lessee and, where there is more than one Lessor or Lessee or where the Lessor or Lessee is a male, female, or a corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants herein contained shall be deemed joint and several and each obligation or agreement of the Lessee expressed in the Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes. All rights and powers reserved to the Lessor may be exercised by either the Lessor or its agents or its representatives.

SEVERABILITY AND CAPTIONS

12.2 If any clause or part thereof shall be judicially held invalid or unenforceable the remainder of this Lease shall be interpreted as if such clause or part thereof had not been included. The division of this Lease into sections and\or paragraph numbers, all captions and the Table of Contents have been inserted only as a matter of convenience and are not intended in any way to define, limit, construe or describe the provisions, scope or interest of the Lease.

ENTIRE AGREEMENT

12.3 This Lease including any Schedules attached hereto and any agreements and documents to be delivered pursuant to the terms of this Lease, constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations, discussions, whether oral or written between the parties in connection with this Lease except as specifically set out herein. It is hereby declared that there is no condition precedent, representation, covenant, agreement, condition or warranty of any nature whatsoever expressed or implied, collateral to this Lease save and except as contained herein. Any amendment, supplement, modification or waiver must be in writing and executed by all the parties hereto.

TIME OF ESSENCE AND GOVERNING LAW

12.4 Time shall be of the essence of this Lease and all provisions contained herein. This Lease shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

PAYMENT IN CANADIAN FUNDS

12.5 The Rent reserved herein and all other amounts required to be paid or payable under the provisions of this Lease shall be paid in lawful money of Canada at par in Toronto, Ontario.

LESSEE'S RIGHT TO AUDIT

12.6 Provided that with the consent of the Lessor, the Lessee shall be entitled to audit the Lessor's Operating Costs ("Lessee's Audit") when the Lessee's Proportionate Share of the Operating Costs increases in any Lease Year by more than twice the increase in the Consumer Price Index for the same Lease year for the municipality in which the Demised Premises are located. The Lessee may complete the Lessee's Audit at its sole expense (including all copying costs), provided that:

A: The Lessee:
- (i) Makes its request for the Lessee's Audit in writing; and
- (ii) specifically designates the fiscal year(s) of the Lessee's Audit, which must be within the Term of this Lease and shall not be more than three (3) years prior to the date of the Lessee's Audit: and

B: Such Lessee's Audit will be conducted:
- (i) Only during the Lessor's regular business office hours; and
- (ii) At the office where the Lessor maintains its Operating Costs records; and
- (iii) Only after the Lessee gives Fifteen (15) days written notice of such Lessee's Audit request.
- (iv) By an independent, qualified accounting firm or individual, who must be a member of the Canadian Institute of Chartered Accountants and is not being compensated by the the Lessee on a contingency fee basis.

12.6.1 The Lessee shall deliver to the Lessor, a copy of the results of the Lessee's Audit within Sixty (60) days of the commencement of the Lessee's Audit. No Lessee's Audit shall be allowed if another Lessee of the same Centre has or is conducting a Lessee's Audit of the said Operating Costs for the time period chosen by the Lessee ("Existing Audit Report") and the Lessor delivers a copy of another Lessee's Audit report to the Lessee within ninety (90) days of its request.

12.6.2 Provided that no Lessee's Audit may be conducted if the Lessee is in default in any manner under the provisions of this Lease. No sublessee is entitled to conduct an audit at any time and an Assignee hereunder may not conduct a Lessee's Audit for any time period it was not in possession of the Demised Premises.

12.6.3 Provided that the all the information obtained by the Lessee, its Accountant, officers, agents, employees or representatives (hereinafter collectively referred to as the "Lessee's Auditors") pertaining to the Lessor in any manner and any settlement or adjustment reached between the parties shall be held in the strictist confidence. In advance of access to the Lessor's records, all persons conducting or involved in the audit must provide the Lessor with a signed Covenant of Confidentiality (hereinafter referred to as the "Covenant"). The obligations set out herein and in the Covenant shall survive the expiration or early termination of this Lease.

12.6.4 The Lessee acknowledges that the Lessor's strict confidence requirement is of material importance to it and any violation shall result in immediate and irreparable harm to the Lessor. The Lessor shall have all rights allowed by law or equity if this provision of confidence is violated, including the right to terminate this Lease or the right to terminate the Lessee's right to any future audit. The Lessee shall indemnify, defend upon request and hold the Lessor harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs and legal fees suffered or claimed against the Lessor based in whole or in part upon the breach of these provisions by the Lessee's Auditors.

ARBITRATION

12.7 With the exception of:

A. any matter involving the payment of any Rent secured herein unless specifically provided to the contrary and

B. any matter which would amount to a value of FIVE THOUSAND .... 00\100 ($5,000.00) DOLLARS or less,

in the event of any dispute, disagreement, claim or controversy arising out of or in any way connected with this Lease, its negotiation, performance, breach, existence or validity, which specifically references arbitration, including the interpretation of any related Lease provision or term and the determination of whether such a dispute or disagreement exists, the matter shall be resolved by arbitration as follows:

12.7.1 Unless the Lessor and Lessee agree to proceed with the appointment of only <u>one</u> impartial competent person as the Arbiter, ("Arbiter"), each shall appoint an Arbiter within Ten (10) days thereafter and the two Arbiters shall then appoint a third party within Five (5) days thereafter ("Arbitration Commencement Date") and the three persons will constitute the Arbitration Committee. The Arbitration Committee shall within Ten (10) days of the Arbitration Commencement Date, set a Hearing Date (hereinafter referred to as the "Hearing Date");

12.7.2 In the event that either party fails to designate its Arbiter within the time period provided (the "Party in Default"), the dispute shall automatically be deemed resolved against the Party in Default.

12.7.3 The Place of the Arbitration Hearing shall be within Metropolitan Toronto, Province of Ontario (unless all parties agree in writing, to an alternate location), the language shall be English and the Arbitration shall be conducted under the rules of the Ontario Provincial Arbitration Act in force at that time.

12.7.4 The parties shall within Ten (10) days after the Hearing Date is set, file with each other and the Arbitration Committee a statement of facts upon which they agree and a statement of the areas in dispute, supported by all documents, names of witnesses or other information pertaining to the matter in dispute ("Hearing Documentation"). The parties shall then, at their option, file a Statement of Response on or before the Fifth (5th) day before the Hearing Date. Only the Hearing Documentation and the Response filed in advance of the Hearing Date, shall be considered by the Arbiters at the Hearing.

12.7.5 The Arbitration Committee shall hear the matter and decide by simple majority vote, the outcome and resolution of the dispute.

12.7.6 The said decision must be rendered within Thirty (30) days of the Hearing Date.

12.7.7 The decision of the Arbitration Committee shall be final and binding and may not be appealed to any court of competent jurisdiction except upon claim of fraud, corruption or knowing and wilful failure to apply the provisions of this Arbitration Clause.

12.7.8 The non-prevailing party hereby covenants and agrees to promptly pay and the Arbitration Committee shall be obliged to award to the prevailing party, One Hundred (100%) per cent of all such fees and costs incurred by the prevailing party. In addition, the non-prevailing party shall be required to pay One Hundred (100%) per cent of the fees and costs of each of the Arbitors.

NOTICE OF LEASE

12.8 The Lessee shall not register this Lease without the written consent of the Lessor. However, upon the request of either the Lessor or the Lessee, the other shall join in the execution of a memorandum or so-called "Short Form" or "Notice" of this Lease for the purpose of registration. Such memorandum, Short Form or Notice of Lease shall only describe the parties, the Demised Premises, the Term including any renewal terms and shall be prepared by the solicitors of the party requesting the document and at the said party's expense. The documentation shall also be subject to the approval of the Lessor and its solicitors and any costs of the Lessor or its solicitors with respect to the approval process shall be borne by the party requesting the documentation.

IMPROVEMENTS

12.9 The Lessor shall construct at its own expense, improvements to the Demised Premises in accordance with the Schedule of Construction and Improvements attached hereto as Schedule "D".

SCHEDULES

13.1 SCHEDULES A, B, C, D and E attached hereto form an integral part of this Lease.

POST-DATED CHEQUES

14.1 Provided that the Lessee shall provide to the Lessor on or before the Lease Commencement Date herein, twelve (12) post-dated cheques for the first year's Base Rent and Additional Rent as set out in Paragraphs 4.1 and 7.3 herein. Thereafter, the Lessee shall on each anniversary date of the Lease term provide to the Lessor, a further set of post-dated cheques for the said Base Rent and Additional Rent in that year.

CONDITION OF MECHANICAL INSTALLATIONS

15.1 The Lessor shall, at its own expense take such action as is necessary so that the Demised Premises and all mechanical, HVAC, plumbing (including sprinklers) and electrical equipment installed by the Lessor are in good working order at the Lease Commencement Date. Further, the Lessor warrants that the roof shall be in good repair and free of any leaking at the Lease Commencement Date.

15.2 Furthermore the Lessor agrees that it will contribute to the cost of repairs for all air conditioning and heating equipment other than those repairs which arise from normal and routine maintenance or which are insurable, with the Lessor's contribution calculated as follows:

> The repair cost shall be multiplied by the fraction which has as its numerator, the difference between five (5) years minus the length of tenancy expressed in years and portions thereof and as its denominator five (5) years.

For greater certainty the intent of this provision is that, since the equipment is not new, the Lessor and Lessee hereto agree to share the costs of the stipulated repairs over the term of the Lease, with the proportion of the respective shares to change with the length of occupancy by the Lessee of the Demised Premises.

FIRST RIGHT OF REFUSAL

16.1 PROVIDED that the Lease is in good standing and all Rents due hereunder has been paid in full and in accordance with the provisions of this Lease;

16.2 The Lessor agrees that the Lessee shall have the right of first refusal (hereinafter referred to as "Right of First Refusal") within the Term or Renewal Term herein, on any Offer to Lease that the Lessor decides to accept from a Third Party, of 50, 54 and 56 Lesmill Road, North York, Ontario (hereinafter referred to as the "Units") should any of the Units become available (hereinafter referred to as the "Offer to Lease").

16.3 The Lessor agrees to provide written notice to the Lessee (hereinafter referred to as the "Lease Notice") if the Lessor accepts an Offer to Lease for any of the said Units and the Lessee will have five (5) business days after receipt of the Lease Notice to make an offer to the Lessor containing the same terms and conditions as in the said Offer to Lease (hereinafter referred to as the "Lessee's Offer") which the Lessor must accept;

16.4 If Lessee fails to respond by 11:59 p.m. on the fifth (5th) business day with a Lessee's Offer, this Right of First Refusal shall terminate and be null and void, unless the Offer to Lease (being unamended as to the Rent, Additional Rent and Term) is not completed. In which event, the Right of First Refusal shall be deemed to have been reinstated.

16.5 The Lessee shall be required to execute a Lease within Twenty (20) days after the said Lessee's Offer has been accepted.

EXECUTION OF LEASE

17.1 The <u>Effective Date of the Lease</u> is deemed to be the date of the Lessor's signature.

LESSEE:

DATED at North York, this 30th day of January 1996.

IN WITNESS WHEREOF the Lessee hereby warrants and certifies that:

1. The Lessee is a corporation in good standing and duly organized under the laws of its incorporating jurisdiction and is authorized to do business in that jurisdiction and in the Province of Ontario; and
2. that the officers and\or directors signing this Lease are authorized and empowered to bind the corporation to the terms of the Lease by their signatures; and\or
3. that the Lessee has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

GEORGE KELK CORPORATION

Per: [signature]
Name: Peter G. Kelk,
Title: President.

(cs)

Per: ______________
Name:
Title:

I\We have authority to bind the corporation.

****

LESSOR:

IN WITNESS WHEREOF the Lessor has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

DATED at North York, this 30th day of JANUARY 1996.

ANNDALE PROPERTIES LIMITED

Per: [signature]
Name: Rudy T. Manol
Title: Property Manager (cs)

I have authority to bind the corporation.

SCHEDULE "B"

RULES AND REGULATIONS

1. For the benefit and welfare of all or any Lessees of the Demised Premises in the said Centre as it may exist from time to time, the Lessor shall have the right to issue further Rules and Regulations and such further Rules and Regulations shall thereupon be binding upon the Lessee. Provided that any such Rule or Regulation is not detrimental to the Lessee.

2. The Lessee shall, within five (5) days, after receipt of written notice from the Lessor, furnish the Lessor with the current Provincial License Number of any vehicles owned or used by employees of the Lessee.

3. The Lessee shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Demised Premises or cause or permit objectionable odours to emanate or be dispelled from the Demised Premises. The Lessee shall not burn any trash or garbage in or about the Demised Premises or anywhere within the confines of the said Centre.

4. The Lessee shall at all time keep the Demised Premises in a clean and sanitary condition in accordance with the laws and directions, rules and regulations of any Governmental or Municipal agency having jurisdiction and notwithstanding anything in this Lease to the contrary, the Lessee shall replace with glass of the same quality, any broken glass in exterior or interior windows and doors in or upon the Demised Premises.

5. Throughout the term of the Lease, the Lessee shall at the expense of the Lessee, supply and install all light bulbs and tubes and maintain all necessary lighting fixtures within the Demised Premises.

6. No animals or birds shall be brought into the Demised Premises.

7. The Lessee shall ensure that the windows are cleaned on a regular basis.

8. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Lessee by whom or by whose agents, servants, employees or invitees such damage is caused. The Lessee shall not let the water run unless it is in actual use, and shall not deface, paint or mark any part of the Centre Common Areas or drive nails, spikes, hooks or screws into the walls, exterior overhangs, window\door frames or woodwork thereof.

9. No one shall use the Demised Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

10. No outside radio or television aerials or satellite dish shall be allowed on the Demised Premises without authorization in writing by the Lessor.

11. The Lessee, its agents, servants, contractors, invitees, or employees, shall not bring in or take out, position, construct, install or move any safe, machine or other heavy equipment without first obtaining the consent in writing of the Lessor. In giving such consent, the Lessor shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Centre by moving or using any heavy machinery, furniture or other equipment shall be repaired at the expense of the Lessee.

12. No auction sales shall be allowed to take place in the Demised Premises.

13. No Lessee shall do or permit anything to be done in the Demised Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the said Centre or on property kept therein, or obstruct or interfere with the rights of other Lessees or in any way injure or annoy them or the Lessor, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon the said Centre or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

14. No inflammable oils or other inflammable dangerous explosive materials, save those approved in writing by the Lessor's insurers, shall be kept or permitted to be kept in the Demised Premises.

15. The Lessee shall not operate any motorized vehicles in the Demised Premises without proper approved venting to the outdoors.

16. Pursuant to Paragraph 10.30 of the Lease, two (2) keys shall be supplied to the Lessor for the door to the Demised Premises. If additional keys are requested, they must be paid for by the Lessee.

17. The Lessee agrees to the foregoing RULES AND REGULATIONS, which are hereby made a part of this Lease, and to each of them, and agrees that for such persistent infraction of them, or any one of them, as may in the opinion of the Lessor be calculated to annoy or disturb the quiet enjoyment of any other Lessees or for gross misconduct upon the part of the Lessee, or any one under it, the Lessor may declare a forfeiture and cancellation of the accompanying Lease and may demand possession of the Demised Premises upon one week's notice.

S C H E D U L E "C"

PROVISIONS FOR RENEWAL

A.1 PROVIDED THAT;

(A.1.1) The Lessee has paid all Base Rent and Additional Rent hereunder duly and regularly; and

(A.1.2) The Lease or any renewal thereof, has not been previously terminated pursuant to its terms; and

(A.1.3) The Lessee is not then in default under any of its covenants, obligations or agreements under the Lease; and

(A.1.4) The Lessee is the original Lessee (or the Assignee or Sublessee where the Lessor has previously agreed to an assignment of the Lease or to a sublessee of the Demised Premises)(all hereinafter referred to as the "Original Lessee") and is in occupation of and conducting its business in the whole of the Demised Premises (it being expressly understood and agreed that these Options to Renew are personal to and for the benefit of the Original Lessee); and

(A.1.5) The Lessee gives to the Lessor written notice of its intention to renew the Lease or any renewal term thereof ("Renewal Request Notice") no less than five (5) months prior to the expiry date of the initial term, and\or the expiry date of any renewal term, and

(A.1.5) The Lessee has properly exercised the previous renewal right, if applicable,

then the Lessee shall have the option (at the Lessee's expense) to renew the Lease for TWO (2) additional terms of FIVE (5) years each (the "First Renewal Term" and the "Second Renewal Term") upon receipt by the Lessor of the Renewal Request Notice during the initial term of the Lease and during the First Renewal Term and generally on the terms and conditions contained herein or as may be revised or amended in the Lessor's standard form of lease being used by the Lessor at the time of renewal ("New Lease"), except as to the right of renewal in the Second Renewal Term and except as to the Base Rent which shall be agreed upon between the parties, at least three (3) months prior to the expiration of the immediately preceding term, having regard to the prevailing fair market rental of comparable premises in a comparable building in a comparable area. If the parties shall be unable to agree upon the rental to be paid during the Renewal Term, such rental shall be determined by arbitration in accordance with the provisions for arbitration as set out in Paragraph 12.7 herein, but unless agreed to by the Lessor, the annual rental rate payable in the Renewal Term shall not be less than the annual rent payable in the last year of the immediately preceding term.

A.2 Provided further that during any of the renewal terms provided for herein, the Lessee shall not be entitled to any free rent, discounted rent or loans nor shall the Lessor have any obligation to pay to the Lessee any allowance, concession or inducement or perform any work on the Demised Premises.

A.3 Provided further that on or before the commencement date of any of the renewal terms provided for herein (the "Renewal Commencement Date"), the Lessee shall pay to the Lessor the amount needed to increase the existing prepaid last month's Base and Additional Rent plus all applicable Sales Taxes, held by the Lessor pursuant to Paragraph 5.1 herein, to equal the last month's Base and Additional Rent due in the next Renewal Term.

A.4 Provided further that on or before the Renewal Commencement Date of any of the renewal terms provided for herein, the Lessee increases the coverage amount of the Commercial General Liability Insurance as provided for in the Lease, equal to the increased amount that may be designated by the Lessor at that time and the Lessee must provide a signed copy of the said policy to the Lessor.

A.5 Provided further that on or before the Renewal Commencement Date of any of the renewal terms provided for herein, the Lessor may at its option and at the Lessee's expense, require that in lieu of a New Lease being signed, the Lessee enter into a Renewal Agreement prepared by the Lessor to give effect to the Renewal Term.

A.6 Provided further that if the Lessor decides, within the Renewal Period, to demolish or redevelop the Centre ("Redevelopment") or offers the Demised Premises/Centre for sale and receives a bona fide Agreement of Purchase and Sale ("Sale"), the Lessor shall be entitled to terminate this Lease as renewed, by giving the Lessee written notice ("Notice") at least six (6) months in advance of the Sale or Redevelopment, demanding vacant possession of the Demised Premises from the Lessee. The Lessee agrees to vacate the Demised Premises on or before the end of the sixth month or at such later date as the Lessee and Lessor may mutually agree upon. The Lessor will not be obligated to provide the Lessee with a copy of the Agreement of Purchase and Sale, but in lieu of same will provide a letter from the Lessor's Real Estate Agent or Lawyer confirming the existence of the Offer and the Closing Date contained therein. If the Lease, as renewed, is terminated by reason of the said Notice, given in good faith by the Lessor and fully in compliance with the provisions of this section, then the Lessee shall have no claim against the Lessor.

S C H E D U L E "E"

SCHEDULE OF CONSTRUCTION AND IMPROVEMENTS

LESSOR'S WORK:

The Lessor shall, at its own expense, in a good and workmanlike manner and with new materials and prior to the Lease Commencement Date, provide the following work:

1. Convert the loading bay in the Demised Premises to ground level entry.

2. Within Four (4) months of the Lease Commencement Date, create a paved driveway of approximately Fifteen (15) feet in width to permit access from 48 Lesmill Road to 52 Lesmill Road at a convenient location as determined by the Lessor.

APPENDIX

ALPHABETICAL INDEX

DATE : 30 January 1996

BETWEEN:

ANNDALE PROPERTIES LIMITED

- and -

GEORGE KELK CORPORATION

---

52 LESMILL ROAD, NORTH YORK, ONTARIO, M3B 2T5.

BEING PART LOT 11, CONCESSION 3, E.Y.S. AND MORE PARTICULARLY DESCRIBED AS PART 1 ON REFERENCE PLAN NUMBER 64R-8997, CITY OF NORTH YORK, MUNICIPALITY OF METROPOLITAN TORONTO.

ANNDALE PROPERTIES LIMITED
35 LESMILL ROAD, SUITE #1,
TORONTO, ONTARIO,
M3B 2T3.

RECEIVED AUG 2 6 1996

THIS INDENTURE MADE THIS 4th day of July, 1996.

COPY

B E T W E E N:

ANNDALE PROPERTIES LIMITED, a Corporation incorporated under the laws of the Province of Ontario, having its Head Office at the City of North York, in the Municipality of Metropolitan Toronto;

hereinafter called the "LESSOR" OF THE FIRST PART

\- and -

GEORGE KELK CORPORATION

hereinafter called the "LESSEE" OF THE SECOND PART

AGREEMENT AMENDING LEASE

WHEREAS on the 30th day of January, 1996, the parties hereto executed a Lease (hereinafter referred to as the "Lease") for the premises at 52 Lesmill Road, North York, Ontario (hereinafter referred to as the "Demised Premises");

AND WHEREAS the Lessee has agreed to lease the adjoining vacant premises municipally described as 50 Lesmill Road (hereinafter referred to as the "Adjoining Premises") and the Lessor has agreed to add the Adjoining Premises to the Lease and delete reference to its municipal number;

AND WHEREAS the Lessor and Lessee have agreed that due to the extensive alterations being undertaken on the Demised Premises by the Lessee and the Lessor, the date for Substantial Completion as set out in the Lease would be extended to the 4th day of July, 1996 (the "Substantial Completion" date);

AND WHEREAS the addition of the Adjoining Premises and the extension of the Substantial Completion Date requires changes to various terms and provisions of the Lease;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of TWO ($2.00) DOLLARS and the mutual covenants and agreements herein contained, the parties hereby agree with each other as follows:

1. THAT THE SAID LEASE BE AMENDED AS FOLLOWS:

DEFINITIONS 1.4 "Centre" means those lands and buildings located within an area of land bounded on the east by Lesmill Road, in the

City of North York, legally described as Part of Lot 11, Concession 3 and more particularly described as part of Part 1 on Reference Plan 64R-8997, City of North York, Municipality of Metropolitan Toronto, and municipally known as:

52-54-56 LESMILL ROAD,
NORTH YORK, ONTARIO
M3B 2T5.

the boundaries thereof and components therein, as may be altered, expanded or reduced from time to time and the buildings, improvements, equipment and facilities from time to time erected thereon and situated therein. The Centre includes those areas intended to be leased and those areas not so intended, and all Common Areas shared or otherwise.

DEMISE

2.1 WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor had demised and leased and by these presents does demise and lease unto the Lessee part of the Centre (as defined in Paragraph 1.4 herein) containing TWENTY-NINE THOUSAND, THREE HUNDRED AND SIXTY-EIGHT (29,368) square feet as crosshatched in black on the Demised Premises Location Plan attached as Schedule "A" hereto, described as 52 Lesmill Road (formerly described as 50 Lesmill Road (hereinafter referred to as the "Adjoining Premises") and 52 Lesmill Road), (the entirety now hereinafter referred to as the "Demised Premises") and the Lessee has agreed to lease the same on the terms and conditions hereinafter set forth.

****

LESSEE'S PROPORTIONATE SHARE

2.4 The total Rentable Area of the Demised Premises is hereby agreed to be TWENTY-NINE THOUSAND, THREE HUNDRED AND SIXTY-EIGHT (29,368) square feet. The Total Rentable Area of the Centre is hereby agreed to be FIFTY-FIVE THOUSAND AND EIGHTEEN (55,018) square feet. The Lessee's Proportionate Share is agreed to be FIFTY-THREE decimal THREE EIGHT (53.38%) percent. The Lessor shall provide a certificate issued by the Lessor's Architect verifying the actual area of the Demised Premises in accordance with B. O. M. A. standards. If a discrepancy is found, the Rentable Area of the Demised Premises shall be adjusted accordingly.

****

TERM

3.1 TO HAVE AND TO HOLD the Demised Premises, unless such term shall be sooner terminated as hereinafter provided, for and during the term of FIVE (5) years to be computed from and inclusive of the 4th day of JULY, 1996, (herein referred to as the "Lease Commencement

Date") and from thenceforth next ensuing and fully to be complete and ended on the 3rd day of JULY, 2001, (hereinafter referred to as the "term") subject to such rights of renewal as may be set out on Schedule "C" attached hereto. This rate is based on FOUR .... 00\100 ($4.00) DOLLARS per square foot net.

****

PAYMENT OF BASE RENT

4.1 YIELDING AND PAYING therefor yearly and every year during the FIVE 5) years of the term hereby granted, the sum of ONE HUNDRED AND SEVENTEEN THOUSAND, FOUR HUNDRED AND SEVENTY-TWO ....' 00\100 ($117,472.00) DOLLARS of lawful money of Canada, (calculated on the basis of FOUR ($4.00) per square foot of Rentable Area), to be paid in advance in equal consecutive monthly instalments of NINE THOUSAND, SEVEN HUNDRED AND EIGHTY-NINE ..... 33\100 ($9,789.33) DOLLARS of lawful money of Canada payable on the first day of each and every month during the term hereby demised (hereinafter referred to as the "Base Rent") with such Additional Rent as is hereinafter reserved plus applicable Sales Taxes including Goods and Services Tax.

****

PREPAID RENT

5.1 THE LESSOR ACKNOWLEDGES receipt of the sum of THIRTY-THREE THOUSAND, NINE HUNDRED AND FIFTY-FIVE ....50\100 ($33,955.50) DOLLARS (being composed of Base Rent of NINETEEN THOUSAND, FIVE HUNDRED AND SEVENTY-EIGHT ... 66\100 ($19,578.66) DOLLARS plus applicable Sales Taxes of ONE THOUSAND, THREE HUNDRED AND SEVENTY ... 51\100 ($1,370.51) DOLLARS and Additional Rent of TWELVE THOUSAND, ONE HUNDRED AND FIFTY-FIVE ..... 44\100 ($12,155.44) DOLLARS plus applicable Sales Taxes of EIGHT HUNDRED AND FIFTY .... 88\100 ($850.88) DOLLARS) to be held by it and applied against Base Rent due in the first and last months of the term, Additional Rent as required and applicable Sales Taxes including Goods and Services Tax.

****

PARKING PRO-VISIONS

10.29 That the Lessee, its customers, representatives, agents and employees shall have the sole exclusive use of Forty (40) parking spaces in the South, East and West parking lots, which spaces shall be designated as set out on Schedule "D" attached hereto.

****

RIGHT OF FIRST REFUSAL

16.1 PROVIDED that the Lease is in good standing and all Rents due hereunder has been paid in full and in accordance with the provisions of this Lease;

16.2 The Lessor agrees that the Lessee shall have the right of first refusal (hereinafter referred to as "Right of First Refusal") within the Term or Renewal Term herein, on any Offer to Lease that the Lessor decides to accept from a Third Party, of 54 and 56 Lesmill Road, North York, Ontario (hereinafter referred to as the "Units") should any of the Units or part thereof become available (hereinafter referred to as the "Offer to Lease").

16.3 The Lessor agrees to provide written notice to the Lessee (hereinafter referred to as the "Lease Notice") if the Lessor accepts an Offer to Lease for any of the said Units and the Lessee will have five (5) business days after receipt of the Lease Notice to make an offer to the Lessor containing the same terms and conditions as in the said Offer to Lease (hereinafter referred to as the "Lessee's Offer") which the Lessor must accept;

****

3 All other provisions and obligations of the said Lease to remain the same.

4. The <u>Effective Date of this Agreement</u> is deemed to be the date of the Lessor's signature.

LESSEE:

DATED at North York, this 4th day of July, 1996.

IN WITNESS WHEREOF the Lessee hereby warrants and certifies that:

1. The Lessee is a corporation in good standing and duly organized under the laws of its incorporating jurisdiction and is authorized to do business in that jurisdiction and in the Province of Ontario; and
2. that the officers and\or directors signing this Lease are authorized and empowered to bind the corporation to the terms of the Lease by their signatures; and\or
3. that the Lessee has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

GEORGE KELK CORPORATION

Per: ____________________

Name: Peter G. Kelk,

Title: President.

(cs)

I have authority to bind the corporation.

****

LESSOR:

IN WITNESS WHEREOF the Lessor has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

DATED at North York, this 4th day of July, 1996.

ANNDALE PROPERTIES LIMITED

Per: ____________
Name: Rudy T. Masci
Title: Property Manager (cs)

SCHEDULE "E"

SCHEDULE OF CONSTRUCTION AND IMPROVEMENTS

LESSOR'S WORK:

The Lessor shall, at its own expense, in a good and workmanlike manner and with new materials and prior to the Lease Commencement Date, provide the following work:

1. The Lessor and Lessee agree that the Lessee shall complete at no cost to the Lessor, substantial leasehold improvement to the Demised Premises. The Lessor and Lessee agree that the Lessor shall provide supervision of the Leasehold Improvements in accordance with the terms of a standard construction contract executed by the Lessor and the Lessee.

2. Within Four (4) months of the Lease Commencement Date, create a paved driveway of approximately Fifteen (15) feet in width to permit access from 48 Lesmill Road to 52 Lesmill Road at a convenient location as determined by the Lessor.

3.
LESSOR'S WORK: (In Adjoining Premises)

A. Ensure that the existing Blue Giant dock leveller is fully operational.

B. Repair holes in demising wall between the Adjoining Premises and 52 Lesmill Road.

C. Install weather stripping to the existing overhead doors of the Adjoining Premises.

D. Fill the pitted floor adjacent to the demising wall of the Adjoining Premises and 52 Lesmill Road.

E. Clean the office, warehouse and washrooms of the Adjoining Premises.

F. Create an opening approximately, 8' X 8', in the demising wall between the Adjoining Premises and 52 Lesmill Road

DATE : JULY 4TH, 1996

BETWEEN:

ANNDALE PROPERTIES LIMITED

- and -

GEORGE KELK CORPORATION

---

52 LESMILL ROAD, NORTH YORK, ONTARIO,
M3B 2T5.

BEING PART LOT 11, CONCESSION 3, E.Y.S.
AND MORE PARTICULARLY DESCRIBED AS PART 1
ON REFERENCE PLAN NUMBER 64R-8997, CITY OF
NORTH YORK, MUNICIPALITY OF METROPOLITAN
TORONTO.

ANNDALE PROPERTIES LIMITED
35 LESMILL ROAD, SUITE #1,
TORONTO, ONTARIO,
M3B 2T3.

DATE:

BETWEEN:

ANNDALE PROPERTIES LIMITED

- And -

GEORGE KELK CORPORATION

LEASE AMENDING AND RENEWAL AGREEMENT

---

52 LESMILL ROAD, TORONTO, ONTARIO, M3B 2T5.

BEING PART LOT 11, CONCESSION 3, E.Y.S.
AND MORE PARTICULARLY DESCRIBED AS PART 1 ON REFERENCE PLAN NUMBER 64R-8997, CITY OF TORONTO (FORMERLY CITY OF NORTH YORK).

ANNDALE PROPERTIES LIMITED
864 YORK MILLS ROAD
TORONTO, ONTARIO
M3B 1Y4

RECEIVED [illegible]

COPY

2001
#52

THIS INDENTURE MADE THIS 15th day of May, 2001.

ANNDALE PROPERTIES LIMITED

864 York Mills Road
Toronto, Ontario M3B 1Y4
Telephone (416) 444-5229
1-800-451-5229
Facsimile (416) 444-2507

BETWEEN:

ANNDALE PROPERTIES LIMITED, a Corporation incorporated under the laws of the Province of Ontario, having its Head Office at the City of Toronto, in the Province of Ontario;

hereinafter called the "LANDLORD" OF THE FIRST PART

- and -

GEORGE KELK CORPORATION, a Corporation incorporated under the laws of the Province of Ontario

hereinafter called the "TENANT" OF THE SECOND PART

LEASE AMENDING AND RENEWAL AGREEMENT

WHEREAS on the Thirtieth (30th) day of January, 1996 the parties hereto executed a Lease (hereinafter referred to as the "Lease") for the premises at **52 LESMILL ROAD**, Toronto, Ontario, M3B 2T5 (hereinafter referred to as the "Demised Premises"). The Lease contains a maturity date of the Thirtieth (30th) day of April, 2001;

AND WHEREAS the said Lease was further amended by Agreement Amending Lease dated the Fourth (4th) day of July, 1996. The Tenant agreed to lease the adjoining vacant premises municipally described as **50 LESMILL ROAD** (hereinafter referred to as the "Adjoining Premises") and the Tenant agreed to add the Adjoining Premises to the Lease and delete reference to its municipal number. This Agreement Amending Lease contains a maturity date of the Third (3rd) day of July, 2001

AND WHEREAS the Lease contained an option in Schedule "C" in favour of the Tenant, to renew the Lease for TWO (2) additional terms of FIVE (5) years and the Tenant has duly exercised its option of renewal in accordance with the provisions of the Lease;

AND WHEREAS the Landlord confirms that the Tenant has performed all terms, covenants, conditions and agreements contained in the Lease and has now agreed to:

A. renew the Lease for a period of FIVE (5) years;

B. the Tenant's request to add an additional renewal option for a second FIVE (5) year term; and

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of TWO ($2.00) DOLLARS, and the mutual covenants and agreements herein contained, the parties hereby agree with each other as follows:

1. THAT THE SAID LEASE BE RENEWED AND AMENDED AS FOLLOWS:

3.1 TERM

TO HAVE AND TO HOLD the Demised Premises, unless such term shall be sooner terminated, as hereinafter provided, for and during the term of FIVE (5) years to be computed from and inclusive of the **FOURTH (4TH) day of JULY, 2001**, (hereinafter referred to as the "Lease Commencement Date" for purposes of the Renewal Term) and from thenceforth next ensuing and fully to be complete and ended on the **THIRD (3rd) day of JULY, 2006**, (hereinafter referred to as the "Lease Termination Date") (all hereinafter referred to as the "Term"), subject to such rights of renewal as may be set out on Schedule **"C-1"** attached hereto.

4.1 **PAYMENT OF BASE RENT**

YIELDING AND PAYING therefore yearly and every year during the FIVE (5) years of the Term hereby granted, the sum of ONE HUNDRED AND TWENTY-FOUR THOUSAND, EIGHT HUNDRED AND FOURTEEN....04/100 ($124,814.04) DOLLARS of lawful money of Canada, (calculated on the basis of FOUR....25/100 ($4.25) per square foot of Rentable Area), to be paid in advance in equal consecutive monthly instalments of TEN THOUSAND, FOUR HUNDRED AND ONE....17/100 ($10,401.17) DOLLARS of lawful money of Canada payable on the First (1st) day of each and every month during the FIVE (5) years of the Term hereby demised (hereinafter referred to as the "Base Rent"), with such Additional Rent as is hereinafter reserved plus applicable Sales Taxes including Goods and Services Tax.

2. All other provisions and obligations of the said Lease to remain the same except that:

(i) there is no right of any additional renewal periods unless provided for herein;

(ii) there are no further rent free period(s);

(iii) the Tenant is in possession of and is deemed to accept the Demised Premises as existing, at the date of this Renewal Agreement.

3. The Effective Date of this Agreement is deemed to be the date of the Landlord's signature.

TENANT:

DATED at Toronto, this 17 day of MAY, 2001.

IN WITNESS WHEREOF the Tenant has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

GEORGE KELK CORPORATION

Per: [signature] (cs)
Name: Peter G. Kelk
Title: President

I have the authority to bind the Corporation.

****

LANDLORD:

DATED at Toronto, this 18 day of MAY, 2001.

IN WITNESS WHEREOF the Landlord has hereunto caused its corporate seal to be affixed and duly attested to by the hands of its proper signing officers in that behalf.

ANNDALE PROPERTIES LIMITED

Per: [signature]
Name: Rudy T. Masci,
Title: Property Manager (cs)

I have the authority to bind the Corporation.

SCHEDULE "C-1"

PROVISIONS FOR RENEWAL

1. PROVIDED THAT:

   1.1 The Tenant has paid all Base Rent and Additional Rent hereunder duly and regularly; and

   1.2 The Lease or any renewal thereof has not been previously terminated pursuant to its terms; and

   1.3 The Tenant is not then in default under any of its covenants, obligations or agreements under the Lease; and

   1.4 The Tenant is not overholding beyond the expiration of the Lease Term or any renewal thereof without the Landlord's written consent, and

   1.5 The Tenant is the original Tenant (or the Assignee where the Landlord has previously agreed to an assignment of the Lease) (all hereinafter referred to as the "Original Tenant") and is in occupation of and conducting its business in the whole of the Demised Premises (it being expressly understood and agreed that this Option to Renew is personal to and for the benefit of the Original Tenant); and

   1.6 The Tenant gives to the Landlord written Notice of its intention to renew the Lease ("Renewal Request Notice") no less than six (6) months prior to the expiry date of the Initial Term, and/or the expiry date of any Renewal Term (time being of the essence for the giving of such notice), and

   1.7 The Tenant has properly exercised the previous renewal right, if applicable,

then the Tenant shall have the option (at the Tenant's expense) to renew the Lease for TWO (2) additional terms of FIVE (5) years each (the "First Renewal Term" and the "Second Renewal Term") upon receipt by the Landlord of the Renewal Request Notice during the initial term of the Lease and during the First Renewal Term and generally on the terms and conditions contained herein or as may be revised or amended in the Landlord's standard form of Lease being used by the Landlord at the time of renewal ("New Lease"), except as to the right of renewal in the Second Renewal Term and except as to the Base Rent, which shall be agreed upon between the parties, at least three (3) months prior to the expiration of the immediately preceding Term, having regard to the prevailing fair market rental of comparable premises in a comparable building in a comparable area. If the parties shall be unable to agree upon the rental to be paid during the Renewal Term, such rental shall be determined by mediation or arbitration in accordance with the provisions as set out in Paragraph 12.7 herein, but unless agreed to by the Landlord, the annual rental rate payable in the Renewal Term shall not be less than the annual Rent payable in the last year of the immediately preceding Term.

2. Provided further that during any of the Renewal Terms provided for herein, the Tenant shall not be entitled to any free Rent, discounted Rent or loans nor shall the Landlord have any obligation to pay to the Tenant any allowance, concession or inducement or perform any work on the Demised Premises.

3. Provided further that on or before the commencement date of the Renewal Term herein (the "Renewal Commencement Date"), the Tenant shall pay to the Landlord the amount needed to increase the existing prepaid last month's Base and Additional Rent plus all applicable Sales Taxes, held by the Landlord pursuant to Paragraph 5.1 herein, to equal the last month's Base and Additional Rent plus all applicable Sales Taxes due in the Renewal Term.

4. Provided further that on or before the Renewal Commencement Date herein, the Tenant increases the coverage amount of the Commercial General Liability Insurance as provided for in the Lease, equal to the increased amount that may be designated by the Landlord at that time and the Tenant must provide a signed copy of the said policy to the Landlord.

5. Provided further that on or before the Renewal Commencement Date herein, the Landlord may at its option and at the Tenant's expense, require that in lieu of a New Lease being signed, the Tenant enter into a Renewal Agreement prepared by the Landlord to give effect to the Renewal Term.

6. Provided further that if the Landlord decides, within the Renewal Period, to demolish or redevelop the Centre ("Redevelopment") or offers the Demised Premises/Centre for sale and receives a bona fide Agreement of Purchase and Sale ("Sale"), the Landlord shall be entitled to terminate this Lease as renewed, by giving the Tenant written notice ("Notice") at least six (6) months in advance of the Sale or Redevelopment, demanding vacant possession of the Demised Premises from the Tenant. The Tenant agrees to vacate the Demised Premises on or before the end of the sixth month or at such later date as the Tenant and Landlord may mutually agree upon. The Landlord will not be obligated to provide the Tenant with a copy of the Agreement of Purchase and Sale, but in lieu of same will provide a letter from the Landlord's Real Estate Agent or Lawyer confirming the existence of the Offer and the Closing Date contained therein. If the Lease, as renewed, is terminated by reason of the said Notice, given in good faith by the Landlord and fully in compliance with the provisions of this section, then the Tenant shall have no claim against the Landlord.

?

RECEIVED MAR 2 3 2006

THIS INDENTURE MADE THIS 23 day of March, 2006.

BETWEEN:

ANNDALE PROPERTIES LIMITED, a Corporation incorporated under the laws of the Province of Ontario, having its Head Office at the City of Toronto, in the Province of Ontario;

Hereinafter called the "LANDLORD" OF THE FIRST PART

- and -

GEORGE KELK CORPORATION, a Corporation incorporated under The laws of the Province of Ontario

Hereinafter called the "TENANT" OF THE SECOND PART

LEASE AMENDING AND RENEWAL AGREEMENT

WHEREAS on the Thirtieth (30th) day of January, 1996 the parties hereto executed a Lease (hereinafter referred to as the "Lease") for the premises at 52 LESMILL ROAD, Toronto, Ontario, M3B 2T5 (hereinafter referred to as the "Demised Premises"). The Lease, amended as set out herein, contains a maturity date of the Third day of July, 2006;

AND WHEREAS the said Lease was further amended by Agreement Amending Lease dated the Fourth (4th) day of July, 1996;

AND WHEREAS the Lease was further amended by a Lease Amending and Renewal Agreement dated the 15th day of May, 2001;

AND WHEREAS the Lease, as amended, contained an option in Schedule "C-1" in favour of the Tenant, to renew the Lease for TWO (2) additional terms of FIVE (5) years each;

AND WHEREAS the Tenant has duly exercised its option of renewal in accordance with the provisions of the Lease;

AND WHEREAS the Tenant has requested that the Landlord amend the Lease by deleting paragraph 6 contained on Schedule "C-1";

AND WHEREAS the Landlord confirms that the Tenant has performed all terms, covenants, conditions and agreements contained in the Lease and is prepared to grant the Tenant's request:

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of TWO ($2.00) DOLLARS, and the mutual covenants and agreements herein contained, the parties hereby agree with each other as follows:

1. THAT THE SAID LEASE BE RENEWED AND AMENDED AS FOLLOWS:

3.1 TERM

TO HAVE AND TO HOLD the Demised Premises, unless such term shall be sooner terminated, as hereinafter provided, for and during the term of FIVE (5) years to be computed from and inclusive of the FOURTH (4th) day of JULY, 2006, (hereinafter referred to as the "Lease Commencement Date" for purposes of the Renewal Term) and from thenceforth next ensuing and fully to be complete and ended on the THIRD (3rd) day of JULY, 2011, (hereinafter referred to as the "Lease Termination Date") (all hereinafter referred to as the "Term"), subject to such rights of renewal as may be set out on Schedule "C-1" attached hereto.

4.1 PAYMENT OF BASE RENT

YIELDING AND PAYING therefore yearly and every year during the FIVE (5) years of the Term hereby granted, the sum of ONE HUNDRED AND FIFTY-FOUR THOUSAND, TWO HUNDRED 00/100 ($154,200.00) DOLLARS of lawful money of Canada, to be paid in advance in equal consecutive monthly instalments of TWELVE THOUSAND, EIGHT HUNDRED AND FIFTY....00/100 ($12,850.00) DOLLARS of lawful money of Canada payable on the First (1st) day of each and every month during the FIVE (5) years of the Term hereby demised (hereinafter referred to as the "Base Rent"), with such Additional Rent as is hereinafter reserved plus applicable Sales Taxes including Goods and Services Tax.

2. All other provisions and obligations of the said Lease to remain the same except that:

(i) there is no right of any additional renewal periods unless provided for herein;

(ii) there are no further rent free period(s);

(iii) the Tenant is in possession of and is deemed to accept the Demised Premises as existing, at the date of this Renewal Agreement.

3. The Effective Date of this Agreement is deemed to be the date of the Landlord's signature.

TENANT:

DATED at Toronto, this 23 day of MARCH, 2006.

IN WITNESS WHEREOF the Tenant has caused this Agreement to be executed, and duly attested to, by the hand (s) of its duly authorized officer(s) on its behalf.

GEORGE KELK CORPORATION

Per: [signature]
Name: Peter G. Kelk
Title: President

I have the authority to bind the Corporation.

****

LANDLORD:

DATED at Toronto, this 23 day of MARCH, 2006.

IN WITNESS WHEREOF the Landlord has hereunto caused this Agreement to be executed, and duly attested to, by the hand of its duly authorized officer on its behalf.

ANNDALE PROPERTIES LIMITED

Per: [signature]
Name: David C. Holmes
Title: President

I have the authority to bind the Corporation.

SCHEDULE "C-1"

PROVISIONS FOR RENEWAL

1. PROVIDED THAT;

1.1 The Tenant has paid all Base Rent and Additional Rent hereunder duly and regularly; and

1.2 The Lease or any renewal thereof has not been previously terminated pursuant to its terms; and

1.3 The Tenant is not then in default under any of its covenants, obligations or agreements under the Lease; and

1.4 The Tenant is not Overholding beyond the expiration of the Lease Term or any renewal thereof without the Landlord's written consent, and

1.5 The Tenant is the original Tenant (or the Assignee where the Landlord has previously agreed to an assignment of the Lease) (all hereinafter referred to as the "Original Tenant") and is in occupation of and conducting its business in the whole of the Demised Premises (it being expressly understood and agreed that this Option to Renew is personal to and for the benefit of the Original Tenant); and

1.6 The Tenant gives to the Landlord written Notice of its intention to renew the Lease ("Renewal Request Notice") no less than six (6) months prior to the expiry date of the initial Term, and/or the expiry date of any Renewal Term (time being of the essence for the giving of such notice), and

1.7 The Tenant has properly exercised the previous renewal right, if applicable,

then the Tenant shall have the option (at the Tenant's expense) to renew the Lease for TWO (2) additional terms of FIVE (5) years each (the "First Renewal Term" and the "Second Renewal Term") upon receipt by the Landlord of the Renewal Request Notice during the initial term of the Lease and during the First Renewal Term and generally on the terms and conditions contained herein or as may be revised or amended in the Landlord's standard form of Lease being used by the Landlord at the time of renewal ("New Lease"), except as to the right of renewal in the Second Renewal Term and except as to the Base Rent, which shall be agreed upon between the parties, at least three (3) months prior to the expiration of the immediately preceding Term, having regard to the prevailing fair market rental of comparable premises in a comparable building in a comparable area. If the parties shall be unable to agree upon the rental to be paid during the Renewal Term, such rental shall be determined by mediation or arbitration in accordance with the provisions as set out in Paragraph 12.7 herein, but unless agreed to by the Landlord, the annual rental rate payable in the Renewal Term shall not be less than the annual Rent payable in the last year of the immediately preceding Term.

2. Provided further that during any of the Renewal Terms provided for herein, the Tenant shall not be entitled to any free Rent, discounted Rent or loans nor shall the Landlord have any obligation to pay to the Tenant any allowance, concession or inducement or perform any work on the Demised Premises.

3. Provided further that on or before the commencement date of the Renewal Term herein (the "Renewal Commencement Date"), the Tenant shall pay to the Landlord the amount needed to increase the existing prepaid last month's Base and Additional Rent plus all applicable Sales Taxes, held by the Landlord pursuant to Paragraph 6.1 herein, to equal the last month's Base and Additional Rent plus all applicable Sales Taxes due in the Renewal Term.

4. Provided further that on or before the Renewal Commencement Date herein, the Tenant increases the coverage amount of the Commercial General Liability Insurance as provided for in the Lease, equal to the increased amount that may be designated by the Landlord at that time and the Tenant must provide a signed copy of the said policy to the Landlord.

5. Provided further that on or before the Renewal Commencement Date herein, the Landlord may at its option and at the Tenant's expense, require that in lieu of a New Lease being signed, the Tenant enter into a Renewal Agreement prepared by the Landlord to give effect to the Renewal Term.

EXTENSION OF LEASE

THIS AGREEMENT made as of the 3rd day of June, 2008.

BETWEEN:

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Building and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Premises

(the "**Landlord**"),

- and -

GEORGE KELK CORPORATION

(the "**Tenant**"),

RECITALS:

A. By a lease dated January 30, 1996 (the "**Lease**") made between Anndale Properties Limited ("**Anndale**") and the Tenant, Anndale demised and leased to the Tenant certain premises consisting of approximately 25,318 square feet at the Landlord's building, municipally known as 52 Lesmill Road, Toronto, Ontario, as more particularly described in the Lease (the "**Premises**") at the rent and on the terms and conditions more particularly set out in the Lease with an expiry date of July 3, 2006;

B. The Lease was amended by Agreement Amending Lease dated July 4, 1996 (the "**First Lease Amending Agreement**").

C. The Lease was amended by Lease Amending and Renewal Agreement dated May 15, 2001 (the "**Second Lease Amending Agreement**").

D. By Lease Amending and Renewal Agreement dated March 23, 2006, Anndale and the Tenant exercised the first lease renewal option pursuant to the terms of the First Lease Amending Agreement and extended the term of the Lease until July 3, 2011 (the "**First Lease Renewal**").

E. Pursuant to the First Lease Renewal, Anndale granted the Tenant a third option to renew the term of the Lease for a further period of 5 years commencing July 4, 2016 and expiring on July 3, 2021;

F. The Landlord, as successor in title to Anndale, and the Tenant have agreed to exercise the second lease renewal option pursuant to the terms of the First Lease Amending Agreement and renew the term of the Lease for a further period of 5 years commencing July 4, 2011 and expiring on July 3, 2016, on and subject to the terms and conditions set forth below.

THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants set out below:

1. The parties acknowledge that the recitals set out above are true in fact and substance. In this Agreement, all capitalized words and phrases, or other words and phrases defined in the Lease, shall have the same meaning attributed to them by the Lease, unless otherwise specifically provided. All

references to Sections in this Agreement are to the appropriate Section numbers of the Lease. Unless otherwise required by the context, any reference to the Lease includes all amendments made to it in the First Lease Amending Agreement, the First Lease Renewal and this Agreement.

2. The Lease is renewed for a further term of 5 years (the "**Second Renewal Term**") to begin on July 4, 2011 and to expire on July 3, 2016.

3. The Second Renewal Term shall be on the same terms and conditions as are contained in the Lease, save and except for the following:

a. The Base Rent payable by the Tenant under the Lease shall be calculated as follows:

Based on a gross leasable area of: 29,368 Square Feet

Period of Term	Rent/Square Foot	Monthly Rent	Annual Rent
Years 1-5	$5.75	$14,072.17	$168,866.00

b. Provided that the Tenant is not then in monetary default or in default under any term of the Lease for which no cure period is granted pursuant to the Lease and is otherwise not in material default at the time of extension and has not, at any time during the Term, been in default beyond the applicable cure period (provided up to three defaults during the Term which are in any event remedied within 30 days shall not have the effect of voiding this option), the Tenant shall have the right on written request to the Landlord not less than 6 months and not more than 9 months prior to the expiry of the Third Renewal Term (the "**Tenant's Renewal Notice**") to renew the Term for one further period of five (5) years commencing July 3, 2021 and expiring on July 3, 2026 on the same terms and conditions as set out in the Lease, save and except for any further option to extend, any leasehold improvement allowance or Landlord work requirement and Base Rent, which shall be negotiated (the "**Fourth Renewal Term**"). If the parties are unable to agree on the Base Rent for the Fourth Renewal Term within four months prior to the expiry date of the Third Renewal Term the Base Rent shall be determined by binding arbitration in accordance with the *Arbitrations Act*, 1991 (Ontario). If the rent is submitted to arbitration, it shall be based upon the then current fair market rent for similar premises in the area of the Development, but in any event shall not be less than the Base Rent and Additional Rent paid by the Tenant in the 12 months immediately preceding the expiry date of the Term. The costs of such arbitration shall be borne equally by both parties.

c. The Tenant's option to renew the Lease for the Fourth Renewal Term is further conditional upon the Landlord having no plans to redevelop the lands upon and the Building(s) within which the Premises are situated at such time. In the event that at the time the Tenant exercises its right to the Fourth Renewal Term the Landlord does have plans to redevelop, as aforesaid, the Landlord shall inform the Tenant in writing (the "**Landlord's Notice of Intent to Redevelop**") within 30 days of receipt of the Tenant's Renewal Notice and the term of the Lease shall be extended as set out herein with the Landlord and the Tenant each having a mutual right to early termination of the Lease (the "**Early Termination Option**") at any time after the commencement of the Fourth Renewal Term by providing irrevocable written notice to the other party, such notice to be received no later then the date which is 12 months prior to

the date such party intends to terminate the lease, which must be the last day of a month, as set out in such notice.

4. Except as expressly provided in this Agreement, all terms, covenants and conditions of the Lease remain unchanged, unmodified, and in full force and effect.

5. This Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, legal personal representatives, successors and permitted assigns.

EXECUTION BY THE PARTIES:

GEORGE KELK CORPORATION

By: ______________________

Name: Peter G. Kelk

Title: President

I have authority to bind the corporation

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Premises and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Premises

By: ______________________

Name: Michael Mackenzie

Title: Chief Operating Officer

I have authority to bind the corporation

MULTIPLE TENANT INDUSTRIAL/COMMERCIAL LEASE (NET-NET)

THIS INDENTURE made May 27, 2008

IN PURSUANCE OF THE *SHORT FORMS OF LEASES ACT*

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Building and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Building

Suite 2220, 161 Bay Street
Canada Trust Tower, BCE Place
Toronto, ON M5J 2S1
Telephone: (416) 815-1330
Facsimile: (416) 815-1339
GST Registration No.: 8630 92904 RT 0001

(the "Landlord")

- and -

George Kelk Corporation
44- 48 Lesmill Road
Toronto, ON M3B 2T5
Telephone: (416) - 445- 5850
Facsimile: (416)- 445 -5972
GST Registration No.: 101992030RT

(the "Tenant")

Building located at 52-56 Lesmill Road Toronto, ON M3B
Premises: Unit 56
Gross Leasable Area: 8,784 square feet

(the "Premises")

TABLE OF CONTENTS

1.5 Option to Extend: 2 Terms of 5 years each

PROVISIONS FOR EXTENSION

PROVIDED THAT;

(a) The Tenant has paid all Base Rent and Additional Rent provided for in the Lease duly and regularly; and

(b) The Lease or any extension thereof has not been previously terminated pursuant to its terms; and

(c) The Tenant is not then in default under any of its covenants, obligations or agreements under the Lease; and

(d) The Tenant is not overholding beyond the expiration of the Lease Term or any extension thereof without the Landlord's written consent; and

(e) The Tenant is the original Tenant (or the Assignee where the Landlord has previously agreed to an assignment of the Lease) (all hereinafter referred to as the "Original Tenant") and is in occupation of and conducting its business in the whole of the Premises (it being expressly understood and agreed that this Option to Extend is personal to and for the benefit of the Original Tenant); and

(f) The Tenant gives to the Landlord written Notice of its intention to extend the Lease ("Extension Request Notice") no less than six (6) months prior to the expiry date of the initial Term, and/or the expiry date of any Extension Term (time being of the essence for the giving of such notice), and

(g) The Tenant has properly exercised the previous Extension right, if applicable,

then the Tenant shall have the option to Extend the Lease for a further 2 terms of Five (5) YEARS (the "First Extension Term") and (the "Second Extension Term")upon receipt by the Landlord of the Extension Request Notice and generally on the Terms and conditions contained in the Lease or if applicable, as amended in any previous Lease Amending Agreement signed by the parties to the Lease or as may be revised or amended in the Landlord's standard form of lease being used by the Landlord at the time of extension ("New Lease"), except as to the right of extension and except as to the Base Rent which shall be agreed upon between the parties, at least three (3) months prior to the expiration of the immediately preceding Term, having regard to the prevailing fair market rental of comparable premises in a comparable building in a comparable area. If the parties shall be unable to agree upon the rental to be paid during the Extension Term, such rental shall be determined by mediation or arbitration in accordance with the provisions for arbitration, but unless agreed to by the Landlord, the annual rental rate payable in the Extension Term shall not be less than the annual Rent payable in the last year of the immediately preceding Term.

(h) Provided further that during any of the Extension Terms provided for in the Lease, the Tenant shall not be entitled to any free Rent, discounted Rent or loans nor shall the Landlord have any obligation to pay to the Tenant any allowance, concession or inducement or perform any work on the Premises.

(i) Provided further that on or before the commencement date of the Extension Term of the Lease (the "Extension Commencement Date"), the Tenant shall pay to the Landlord the amount needed to increase the existing Security Deposit plus all applicable Sales Taxes, held by the Landlord pursuant to Paragraph 1.3 of the Lease, to equal the last month's Base Rent plus all applicable Sales Taxes due in the Extension Term.

(j) Provided further that on or before the Extension Commencement Date provided for in the Lease, the Tenant will increase the coverage amount of the Commercial General Liability Insurance as provided

RECITALS

WHEREAS:

1. CIPF VII GP Inc., in its capacity as general partner of CIPF VII Operating Limited Partnership is the beneficial owner of the Premises (the "Beneficial Owner").

2. The Beneficial Owner has leased the entire Building to RBC Conundrum Canadian Real Estate LP pursuant to a lease dated January 10, 2007, as same may be renewed, modified, consolidated, replaced or extended (the "Head Lease").

3. RBC Conundrum Canadian Real Estate LP has appointed the Beneficial Owner as its agent to execute sub-leases to end user tenants on its behalf and following its approval of the terms thereof.

4. RBC Conundrum Canadian Real Estate LP has approved of the terms of this Lease.

1. BASIC TERMS

1.1 Term:

(a) Length of Term: 8 years, 1 month and 3 days

(b) Commencement Date: June 1, 2008

(c) Expiry of Term: July 3, 2016

1.2 Base Rent:

Based on a gross leasable area of: 8,784 Square Feet

Period of Term	Rent/Square Foot	Monthly Rent	Annual Rent
Jun 1/08 to May 31/09	$5.25	$3,843.00	$46,116.00
June 1/08 to May 31/11	$5.50	$4,026.00	$48,312.00
June 1/11 to July 3/16	$5.75	$4,209.00	$50,508.00

1.3 Deposit:

Upon Tenant's execution of this Lease, the Tenant shall pay to the Landlord the sum of ($4,419.45) ($4,209.00 + $210.45 G.S.T.) to be held, without interest, by the Landlord as a security deposit (the "Security Deposit") for the due performance of the Tenant's covenants and obligations. The Security Deposit shall be applied in reduction of any loss or damage suffered by the Landlord as a result of any default or damage by the Tenant, provided that the Landlord shall not apply any portion of the Security Deposit without first complying with the notice of provisions. If any portion of the Security Deposit is used by the Landlord to remedy any default by the Tenant, the Tenant agrees to pay to the Landlord on demand an amount sufficient to restore the Security Deposit to its original amount. If the Tenant is not then in default, the balance of the Security Deposit, if any, shall be refunded, without interest, to the Tenant after the Tenant vacates the Premises in accordance with the Terms of this Lease.

1.4 Use of Premises:

(a) Use of Premises: A laboratory for the testing, assembly, repair and warehousing of the Tenant's products and other activities associated with Tenant's principal business.

(b) Name of business: George Kolk Corporation

for in the Lease, equal to the increased amount that may be designated by the Landlord at that time and the Tenant must provide a signed copy of the said policy to the Landlord.

(k) Provided further that on or before the Extension Commencement Date herein, the Landlord may at its option require that in lieu of a New Lease being signed, the Tenant enter into an Extension Agreement prepared by the Landlord to give effect to the Extension Term.

Nothwithstanding , the foregoing, the Tenant's option to extend the Lease for the Second Extension Term of five years from July 4, 2021 to July 3, 2026 is further conditional upon the Landlord having no plans to redevelop the lands upon which the Premises are situated in and the Buildings at such time. In the event that at the time the Tenant exercises the Second Extension Term option the Landlord does have plans to redevelop, as aforesaid, the Landlord shall inform the Tenant in writing (the "Landlord's Notice of Intent to Redevelop") within 30 days of receipt of the Tenant's Extension Request Notice and the Lease shall be extended for a period of 5 years from July 4th 2021 with The Landlord or Tenant having a mutual right to early termination of the Lease (the "Early Termination Option") at any time after the commencement of the Second Extension Terms by providing irrevocable written notice to the other party, such notice to be received no later than the date which is 12 full months prior to Early Termination Date which must be the last day of a month.

1.6 Rent-Free Period

Provided that this Lease has been executed by the Tenant, the Tenant shall be permitted to occupy the Premises for the first five months of the first year of the Term without payment of Base Rent and for the first three months of the first year of the Term without payment of Additional Rent (the "Rent-Free Period"). During the Rent-Free Period the Tenant shall pay for the cost of all services which do not form part of Operating Costs.

1.7 RIGHT OF FIRST OFFER

If the adjacent space (unit 54 comprising approximately 17,452 sq. ft.) leased to third parties in the Building immediately adjoining the Premises (the" Additional Premises") becomes vacant at any time during the Term, the Tenant shall have a one-time right to lease such Additional Premises from the Landlord at the same Base Rent as contained in the Lease such Additional Premises from the Landlord at the same Base Rent as contained in this Offer to Lease for the remainder of the Term and any extensions provided;

a) the Landlord shall give the Tenant not less than 3 (three) days notice setting forth the date on which the Term of the Additional Premises will begin.

b) Such right shall be exercisable by the Tenant by notice of not more than 3 (three) business days after the notice by the Landlord under Clause 2 (a) has been given;

c) In the absence of notice by the Tenant given within the period stipulated in Clause 2(b), the Tenant shall not have the right to lease the Additional Premises.

d) If the Tenant exercised this right, the Landlord and the Tenant shall enter into and Amendment to Lease to include the Additional Premises, all as above provided;

e) If the Tenant does not exercise this right, the Tenant shall no longer have such right if the same Additional Premises or any other Additional Adjacent Premises should subsequently again become vacant.

f) Such one-time right to lease Additional Premises shall be null and void if:

I) the Tenant is in default of its lease obligations

II) the Tenant has sublet or assigned the Lease;

III) the Tenant is a hold-over tenant by means of possession of the Premises after the expiration or sooner termination of the Lease.

2 INTERPRETATION

2.1 Definitions

In this Lease all words and phrases defined in this Section shall have the meaning attributed to them by their definition:

(a) "**Additional Rent**" means all sums, however described, payable by the Tenant under this Lease, other than Base Rent, whether payable to the Landlord or others, and including, without limitation, Taxes and the Tenant's proportionate share of all amounts payable under this Lease;

(b) "**all risk**" insurance means insurance against all risks of loss or damage covered under Insurer's Advisory Organization Form No. IBC4037, or its replacement in effect from time to time, including without limitation, coverage for earthquake and flood, sprinkler damage, off-site removal, law and ordinance or by-law compliance, construction or reconstruction, foundation and footings;

(c) "**Base Rent**" means the Rent referred to in Section 1.2;

(d) "**Building**" means the development or Building of the Landlord located at the address set out on the front page of this Lease and more particularly described in Schedule "A", including the Common Facilities and all improvements from time to time made to the Building;

(e) "**Capital Tax**" means an imputed amount now or in future imposed on the Landlord (or any corporation acting on behalf of the Landlord) on account of its ownership of or capital employed in the Building. Capital Tax shall be computed as if the Building were the only real property of the Landlord and includes the amount of any capital or place of business tax levied by the provincial or federal government or any other applicable taxing authority against the Landlord with respect to the Building, whether or not known as "capital tax" or any other name, and includes the capital tax now or in future imposed under the *Corporations Tax Act (Ontario)* and the Large Corporations Tax under the *Income Tax Act (Canada)*;

(f) "**Common Facilities**" means all common areas and utilities from time to time furnished or designated (and which may be changed) by the Landlord for the use in common, in such manner as the Landlord may permit, of Tenants of premises in the Building and all others entitled to access and their respective officers, agents, employees, customers, invitees and licensees, and now or in future developed by the Landlord including, without limitation, parking areas, access roads, driveways, entrances and exits, sidewalks, ramps, landscaped areas, building entrances, foyer, lobbies, interior and exterior stairways, escalators, elevators, passageways and washrooms;

(g) "**Consultant**" means an architect, engineer or other professional person duly licensed to practice in the Province of Ontario and appointed by the Landlord in connection with any matter which, by the terms of this Lease, is to be referred to a consultant, whose certificate or determination shall be final and binding on the parties;

(h) "**Environmental Laws**" means, in respect of any person, property, transaction or event, all applicable laws, statutes, rules, by-laws, ordinances, guideline, municipal by-law and regulations, including but not limited to the *Environmental Protection Act (Ontario)* and its regulations, and all applicable directives, orders, codes, judgments and decrees of governmental bodies, whether now in existence or hereafter arising, dealing with environmental, land use, occupational, health or safety matters, or guidelines published under any of them, intended to regulate and/or protect the environment and/or any living thing and/or relating to Hazardous Substances;

(i) "**Gross Leasable Area**" means:

(i) in respect of the Premises and any other rentable premises in the Building, the area in square feet of all floor space within the premises (including floor space of mezzanines, if any) measured from the exterior surface of all exterior walls, doors and windows (whether temporary or permanent, moveable or immovable) comprising the boundaries of the premises (or in the case of walls separating the demised or any other rentable premises in the Building from adjoining rentable premises, measured from the centre line of such walls but ignoring the finished treatment of the walls). Where a portion of any premises is recessed from a demising line, the area of the recess shall be included as part of the Gross Leasable Area of the premises. Major vertical penetrations shall be deducted. "Major vertical penetrations" means stairs, elevator shafts, flues, stacks, pipe shafts, vertical ducts and mechanical rooms with their enclosing walls (not exclusive to the Tenant or the Premises), and their enclosing walls, which serve more than one floor of the Building, but shall not include stairs, dumb-waiters, lifts and the like, exclusively serving a Tenant

occupying the Premises. No deductions shall be made for columns and penetrations necessary for the Building; and

(ii) in the case of the Building, the Gross Leasable Area shall be equal to the Gross Leasable Area of all rentable premises in the Building from time to time, including the Premises; the Landlord may, at any time, choose to convert all measurements in this Lease to the metric system and, on the conversion, the Gross Leasable Area of the Premises and the Building and all calculations based on area in this Lease shall be adjusted in accordance with the formula reasonably adopted by the Landlord at the time of the conversion;

The Landlord may from time to time remeasure the Gross Leasable Area of the Premises or the Development and may readjust the Base Rent and or the Tenant's proportional share of Additional Rent accordingly. The effective date of any such readjustment shall be:

(i) in the case of an adjustment to the Gross Leasable Area resulting from a change in the aggregate Gross Leasable Area of all rentable premises on the floor on which the Premises are situated or an adjustment as to a change in of premises, the date on which such change occurred; and

(ii) in the case of a correction to any measurement or calculation error or due to the use of an estimate of any area, the first date as of which such error or measurement was introduced in the calculation of Base Rent or Additional Rent.

(a) **"GST"** means the Goods and Services Tax imposed under Parts VIII and IX of the *Excise Tax Act (Canada)*, and any other goods and service taxes, business transfer taxes, sales taxes, value added or transaction taxes, or any other taxes imposed on the Landlord with respect to the Rent and any other amounts payable by the Tenant to the Landlord under the Lease which may at any time be imposed by a governmental authority on or in respect of rental or real property (other than Taxes, Landlord's business, income or similar taxes), whether characterized as a goods and services tax, sales tax, value-added tax or otherwise;

(b) **"Hazardous Substance"** means any pollutant, contaminant, waste or other substance, whether solid, liquid or gaseous in form, which when released into the natural environment may, based upon reasonably authoritative information then available concerning such substance, immediately or in the future directly or indirectly cause material harm or degradation to the natural environment or to the health and welfare of any living thing and including, without limiting the generality of the foregoing:

any such substance as defined or designated under any Environmental Laws;

mold (or mould, as the case may be) and mildew;

asbestos, urea formaldehyde, poly-chlorinated byphenyl (PCB) and materials manufactured with or containing the same; and

radioactive and toxic substances;

and **"Hazardous Substances"** means any one or more of the foregoing collectively;

(a) **"HVAC system"** means the heating, ventilating and air-conditioning system serving the Premises in whole or in part, or the Building, as the case may be;

(b) **"Interest Rate"** means that rate of interest per year, at the time interest falls due under any provision of this Lease, which is 4% in excess of the rate published by the Royal Bank of Canada or its successor at 1:00 p.m. local time on the date in question as its prime or reference interest rate then in effect for Canadian dollar demand loans to its most favoured commercial customers (which, if used in this Lease, is referred to as the **"Prime Rate"**);

(c) **"Landlord"** means the Landlord and his, her or its heirs, legal personal representatives, successors and assigns;

(d) **"Lease"** means this Lease and all attached Schedules;

(e) **"Lease Year"** means, in the year in which the Term commences, the period of time from the commencement of the Term to December 31st of that year and, in subsequent years, the 12 month period commencing on January 1 in that year and the balance, if any, of the Term after the last full 12-month Lease Year. The Landlord shall have the right at any time during the Term to change the beginning and ending dates of the Lease Year. If any Lease Year is less than 12 months, the Rent and other sums due, if applicable, shall be pro-rated by multiplying the Rent (for a 12 month period commencing on the first day of the Lease Year) by the actual number of days in the Lease Year and dividing the product by 365;

(f) **"Mortgagee"** means a Mortgagee or hypothecary creditor (including a trustee for bondholders) of the Building or part of it and a chargee or other secured creditor that holds the Building or part of it as security, and includes a prospective Mortgagee, but does not include a creditor, chargee or security holder of a tenant of the Building; and **"Mortgage"** means the security held by or to be granted to a Mortgagee, including a mortgage, charge, assignment of rents or leases, debenture and deed of trust or any other form of security interest in real property granted or to be granted by the Landlord to a Mortgagee;

(g) **"Operating Costs"** means the total, without duplication, of all expenses, fees, rentals, costs and disbursements of every nature and kind paid or incurred by or on behalf of the Landlord determined for each Lease Year on either a cash or an accrual basis in the complete maintenance, repair, operation and management of the Building and, without limitation, includes:

(i) the total annual net costs and expenses of insuring lands, buildings, improvements and equipment and other property in the Building from time to time owned or operated by the Landlord or for which the Landlord is legally liable, in such manner and form, with such companies and such coverages and in such amounts as the Landlord or a Mortgagee from time to time determines in accordance with the Landlord's covenant to insure in the Lease; and if the Landlord should elect to self-insure, in whole or in part, the amount of any reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risks undertaken;

(ii) cleaning, snow removal, garbage and waste collection and disposal;

(iii) lighting, electricity, public utilities, loudspeakers, public address and musical broadcasting systems, and any telephone answering service facilities and systems used in or serving the Building and the cost of electricity for any signs designated by the Landlord as part of the Common Facilities;

(iv) policing, security, supervision and traffic control;

(v) salaries and benefits of personnel including supervisory personnel, to the extent that the personnel are employed to carry out the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment and Worker's Compensation Insurance, workers' wage protection program contributions, pension plan contributions and similar premiums and contributions and the cost of all uniforms of employees and agents or the cost of all independent contractors engaged in performing any of the above activities;

(vi) the cost of the rental of any equipment and signs, and the cost of supplies used by the Landlord in the operation, maintenance and repair of the Building;

(vii) the reasonable rental value attributable to the management office or other space used by the Landlord in connection with the maintenance, repair, operation or management of the Building, based on current rental rates in the Building from time to time;

(viii) all repairs (including major repairs) and replacements to and maintenance and operation, including servicing and inspection costs, of the Building, and the systems, facilities and equipment serving the Building (including without limitation, all escalators, elevators, moving sidewalks and other transportation equipment and systems), other than the portion of these costs properly chargeable to capital account under proper accounting practice in the real estate industry and except for the cost of repairing or replacing any inherent structural defects or weaknesses;

(ix) depreciation or amortization of the cost, including repair and replacement, of all maintenance, cleaning and operating equipment, master utility meters and all other building elements, fixtures, equipment and facilities serving or comprising the Building, unless they are charged fully in the Lease Year in which they are incurred in accordance with proper accounting practice in the real estate industry; together with interest calculated at the Interest Rate on the undepreciated or unamortized part of these costs;

(x) that portion of the Operating Costs of the HVAC system, if any, reasonably allocated to the Common Facilities by the Landlord;

(xi) the cost of acquiring and installing energy conservation equipment and systems for the Building or, if proper accounting practice in the real estate industry requires the amortization of these costs, then the portion properly chargeable during the Lease Year;

(xii) the business taxes and other taxes, if any, payable by the Landlord with respect to the Common Facilities, any Taxes imposed against the Building (other than vacant leasable space) or the Common Facilities, to the extent not already charged to tenants as Additional Rent;

(xiii) all legal, audit and accounting fees and disbursements incurred in connection with the operation and maintenance of the Common Facilities and other parts of the Building, except such costs as may be directly recoverable under individual leases with tenants of the Building and excluding costs related to the leasing of vacant space;

(xiv) Capital Tax;

(xv) the cost of management fees paid to managing agents or, in lieu thereof, if the Landlord manages the Building, an administration fee equal to 4% of the Base Rent, Taxes and Operating Costs (exclusive of this Section 2.1(p)(xv), depreciation and GST);

Operating Costs shall not include:

(i) ground rental;

(ii) debt service costs;

(iii) leasing and rental advertising costs and commission charges incurred by Landlord to lease the Building and any costs incurred in making unrented premises fit for leasing;

(iv) costs recoverable by the Landlord under contractors' warranties;

(v) costs directly recoverable from individual tenants for services rendered to them by the Landlord, including costs incurred in preparing unoccupied premises for a tenant, installation of leasehold improvements and supervision fees chargeable by the Landlord;

(vi) net recoveries that reduce the expenses incurred by the Landlord in operating and maintaining the Building and the Common Facilities which are received by the Landlord from Tenants as a result of any act, omission, default or negligence of Tenants or as the result of breaches by Tenants of the provisions in their leases;

(vii) the costs and expenses incurred in the maintenance and operation of the Building and the Common Facilities to the extent that the Landlord receives proceeds in respect of such costs and expenses from insurance policies taken out by the Landlord;

(viii) net recoveries from charges, if any, made for the use of the parking facilities of the Building, but only to the extent of the total costs of maintaining and operating the parking facilities.

If the Building is less than fully occupied during the whole of any Lease Year, and because of such partial vacancy Operating Costs are less than they would have been if the Building were fully occupied, then for the purpose of calculating Operating Costs the Landlord, acting reasonably, may apportion the Operating Costs incurred during that Lease Year among the Premises and other occupied premises within the Building on the basis of actual use of services or materials, so that the Tenant will bear the actual amount of Operating Costs attributable to the Premises;

(a) "**party**" means any party to this Lease and "**parties**" means two or more parties;

(b) "**Premises**" means that portion of the Building leased to the Tenant, which is described on the front page of this Lease, and which is shown outlined in red on the plan of the Building annexed as Schedule "B", including the floor and ceiling slabs, interior walls separating the Premises from adjacent premises, exterior walls, the inside surface of the walls, ceilings and floors of the Premises, exterior and interior doors and windows, all mechanical and electrical and water, gas, sewage, telephone and other communications facilities and electric power services and utilities, all HVAC equipment, in and for the exclusive use of the Premises, but reserving to the Landlord the right to make reasonable variations in the area, form or siting of the Premises from time to time;

(c) "**Rent**" includes Base Rent and Additional Rent;

(d) "**Structural Repairs**" means repairs to the foundation, wall and roof support columns, roof joists and the wood or metal roof deck and no other components of the Building and "**structural defects**" or "**structural weakness**" means defects or weakness in the same components;

(e) "**Taxes**" means all present and future real estate taxes, general taxes, public and local improvement rates, school taxes, imposts, charges, levies, rates, duties, assessments (including special assessments) and charges imposed against real property, buildings, structures, equipment, facilities and improvements or imposed by virtue of the use or occupancy of the Premises or the Building by the Tenant or the Landlord by municipal or other governmental authorities, boards or commissions of any nature whatsoever having jurisdiction, or other taxes based on the area or uses of the Building or the Premises, including any tax on Rent imposed in lieu of any of the above taxes. It is the intention of the parties that all new assessments, taxes, fees, levies and charges will be Taxes for the purposes of this Lease. Taxes do not include GST or inheritance, income, payroll, excise, privilege, rent, estate or profit tax, Landlord's franchise, estate or income taxes and business taxes, or any tax of similar nature that is or may be imposed on Landlord or the Building, unless such taxes are levied on the Rent in lieu of Taxes. Taxes shall also include the costs and expenses, including consultant's fees and disbursements, incurred by the Landlord in attempting to obtain a reduction or prevent an increase in Taxes;

(f) "**Tenant**" means the Tenant and his, her or its heirs, legal personal representatives, successors and permitted assigns;

(g) "**Tenant's proportionate share**"

(i) in the case of Taxes means the proportion of the Taxes which the assessment of the Premises for business taxes is of the sum of the assessments for business taxes of all leasable premises within the Building (including the Premises); provided that if the Premises are not at any time separately assessed for business taxes, the Tenant's proportionate share for Taxes shall be determined on the following basis:

(A) if there shall be any information made available to the Landlord by authorities having jurisdiction from which a separate assessment may, in the Landlord's opinion, be readily determined for Taxes for the Premises, and if such separate assessment, together with all other separate assessments of leasable premises in the Building, aggregates to the total assessment of the Building; or

(B) if such separate assessment, together with all other separate assessments of leasable premises in the Building, does not aggregate to the total assessment of the Building, at the Landlord's sole option, a Consultant retained by the

Landlord shall determine such assessment utilizing assessment principles known to be applied in Ontario or on such other reasonable and equitable basis as the Landlord determines;

the Tenant's proportionate share shall be equal to the product of the assessment determined in accordance with clause (A) or (B), as the case may be, and the applicable mill or taxation rate; and

(l) in the case of any other amount provided for in this Lease, means the proportion of the amount which the total Gross Leasable Area of the Premises is of the total Gross Leasable Area of all premises in the Building (including the Premises), as set out in a Consultant's Certificate; provided that if tenants of certain portions of the Building utilize the services or goods included in the calculation of Operating Costs in greater or lesser proportion than tenants of other portions of the Building, then for the purpose of calculating the Tenant's proportionate share of Operating Costs the Landlord, acting reasonably, may apportion such charges incurred during that Lease Year among the different portions of the Building in such a manner as the Landlord deems appropriate;

(s) **"Term"** means the Term demised to the Tenant in Section 6 of this Lease and, unless otherwise required by the context, any renewal or extension of the original Term, or any shorter period provided in this Lease.

3 SEVERABILITY

If one or more clauses or paragraphs in this Lease are illegal or unenforceable in whole or in part, it or they shall be considered separate and severable from the Lease and the remaining provisions of the Lease shall remain in full force and effect and shall be binding on the parties as though the clauses or paragraphs or parts in question had never been included.

3.1 Number

Whenever a word importing the singular number only is used in this Lease, such word shall include the plural. Words importing either gender or firms or corporations shall include the other gender and individuals, firms or corporations, if applicable.

3.2 Headings

The headings appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any of its provisions.

3.3 Entire Agreement

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out or imported by reference in this Lease and that this Lease, including all attached Schedules and riders, if any, constitutes the entire agreement between the Landlord and the Tenant with respect to the Premises. No amendment, alteration or addition to this Lease will be binding on Landlord or Tenant, unless it is in writing and signed by both parties.

3.4 Successors

This Lease shall extend to, be binding on and enure to the benefit of the parties and their respective heirs, legal personal representatives, successors and assigns (as limited by the provisions of this Lease) and shall be interpreted in accordance with the laws of the Province of Ontario and the parties attorn to the jurisdiction of the courts of Ontario.

3.5 Net-Net and Carefree Lease

This is a "care free" Lease and it is the mutual intention of the parties that the Rent shall be net to Landlord and clear of all taxes (except Landlord's income taxes and except as otherwise specifically provided in this Lease), costs and charges arising from or relating to the Premises and that Tenant shall bear all costs of and be responsible for all matters in relation to the operation, maintenance and repair of the Premises and shall pay all charges, impositions and expenses of every nature and kind relating to the Premises and Tenant covenants with Landlord accordingly.

3.6 Metric Conversion

If any measurement in this Lease is required to be converted between metric and imperial measure, the following conversion factors will apply: 1 metre = 3.2808 feet; 1 square metre = 10.7693 square feet; 1 foot = .3048 metres; and 1 square foot = .0929 square metres.

3.7 Landlord's Consent

Whenever this Lease requires the Landlord to give its prior written consent or authorization or to exercise its discretion with respect to any action proposed by the Tenant, unless the specific wording of the Lease or the context in which the requirement is found requires otherwise, the Landlord will not unreasonably withhold or delay the giving of its consent or authorization or the exercise of its discretion. The Landlord will not be required to give any consent or authorization or to exercise its discretion until the Tenant has first complied with all requirements of this Lease or reasonably imposed by the Landlord, including the provisions of Section 18.2, as a condition to the giving of the consent or authorization or the exercise of its discretion.

3.8 Reasonableness

The Landlord and the Tenant shall, except as otherwise expressly provided in this Lease, each act reasonably in the exercise and the enforcement of their respective rights under this lease, having regard to the fact that they are the Landlord and a tenant, respectively, of a first class commercial building in the Municipality.

3.9 Building Standard

The Landlord and the Tenant shall perform their respective obligations under this lease having regard to the general standard prevailing for first class commercial buildings in the Municipality and subject to the limitations occasioned by the design of the Building and its basic systems.

4. PREMISES

4.1 Demise of Premises

In consideration of the Rents, covenants and agreements contained in this Lease to be paid, observed and performed by the Tenant, the Landlord has demised and leased and by this indenture demises and leases to the Tenant the Premises described on the front page of this Lease, shown outlined in red on the plan of the Building attached as Schedule "B".

5. COMMON FACILITIES

5.1 Use of Common Facilities

The Tenant, together and in common with all others entitled thereto and their respective officers, agents, servants, employees, contractors, customers, invitees and licensees, shall be entitled to the use and benefit of the Common Facilities. The Tenant shall not unreasonably block or in any manner hinder the Landlord or other persons who may be authorized by the Landlord to utilize the Common Facilities from so doing. The Landlord may, in its discretion from time to time, permit certain persons to have the exclusive use of portions of the Common Facilities to the exclusion of the Tenant and other persons.

5.2 Parking

The Landlord shall have the right to assign parking spaces . The use of each such parking space by the Tenant is subject to the exclusive control of the Landlord and the Landlord may make such rules and regulations with respect to the use of the parking facilities in the Development as the Landlord deems advisable from time to time. The Landlord is under no obligation to police the parking facilities and the Tenant and all Tenant Parties, shall use the parking facilities at their sole risk.

6. TERM

6.1 Term of Lease

TO HAVE AND TO HOLD the Premises for and during the Term set out in Section 1.1.

6.2 Planning Act

This Lease is entered into subject to the express condition that the provisions of the *Planning Act (Ontario)* as amended and in force from time to time, with respect to subdivision control, shall be complied with. If the Term (including renewals provided in this Lease) extends for a period of 21 years or more and a consent is required under the *Planning Act* to comply with the subdivision control provisions and if this consent has not been obtained within 90 days from the date of commencement of the Term of this Lease, the parties agree to treat this demise as a Lease for not more than 21 years less one day on the same terms and conditions, save and except as to the Term (including renewals) of the demise. The Tenant shall have the right at any time during the 21 year period to apply at its own expense for a consent to extend the Term (including renewals) to the original length provided for in this Lease.

7. RENT

7.1 Base Rent

The Tenant will pay to the Landlord, without deduction or set-off, yearly and every year during the Term, as Base Rent, the sums set out in Section 1.2. Base Rent is payable in Canadian dollars in advance, on the first day of each and every month during the Term. Payments shall be made by cheque or money order, payable to the Landlord at the address set out on the front page of this Lease, or as it may direct from time to time. If the Term does not commence on the first day of a calendar month, Base Rent for the broken part of a calendar month at the commencement or end of the Term shall be pro-rated at a rate per day equal to 1/365th of the annual Base Rent to be paid by the Tenant under this Section.

7.2 Monthly Instalments - Additional Rent

The Tenant shall pay, as Additional Rent, an amount equal to the Tenant's proportionate share of Operating Costs for the Building for each year of the Term. All Additional Rent payable under this Lease shall be charged to the Tenant as Rent and, unless otherwise provided in this Lease, shall be payable on demand, without deduction or set-off, as soon after the end of the Lease Year in which the charge is made as the amount can be determined. The Landlord, acting reasonably, may in each Lease Year estimate the amount of Additional Rent payable for that Lease Year. At the Landlord's option the Additional Rent may be payable in equal monthly instalments during the Lease Year or the balance of the Term, whichever is shorter. If monthly instalments are made, the amount of the Additional Rent actually due shall be calculated at the end of the Lease Year, or the Term, and the Tenant shall pay the deficiency, if any, on demand, or the Landlord shall credit the Tenant with any overpayment, such overpayment to be applied in payment of the instalments of Rent next falling due, or if the Term has expired, the overpayment shall be repaid to Tenant.

7.3 Deposit

The Landlord acknowledges receipt of the deposit set out in Section 1.3, to be held as a Security Deposit .. If the Tenant defaults in the payment of Rent at any time during the Term, the Landlord may apply the amount of such Security Deposit to the remaining to the amount of Rent then unpaid. Upon so doing, the Landlord will advise the Tenant and the Tenant will forthwith replenish the Security Deposit. The Security Deposit will be deposited into a non-interest bearing account.

7.4 Payment Arrangements

7.5 Remedies

(a) If any cheque given by the Tenant to the Landlord in payment of Rent is refused payment by Tenant's bank for any reason, the Tenant shall immediately replace that cheque with cash, or a certified cheque or bank draft and shall pay, in addition, as Additional Rent, the sum of $100 as a service charge to the Landlord.

(b) In addition to any other remedy available to the Landlord at law or under this Lease, if the Tenant fails to make any payment of Rent on its due date, the Tenant shall pay immediately on demand, as Additional Rent, to compensate the Landlord for any loss incurred as a result of such late payment, $100.00. It is the Landlord's practice to invoice the Tenant for such amount on the fifth day after the due date for any instalment of Rent.

8. COVENANTS OF THE TENANT

THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

8.1 Pay Rent

The Tenant will pay all Rent in the manner set out in this Lease without any deduction or set-off whatsoever. The Tenant waives any right to set off provided by Section 35 of the *Commercial Tenancies Act*, or its amending or successor legislation.

8.2 Utilities

The Tenant shall pay as and when due, to the Landlord or the public authority, as the case may be, all charges for public utilities (the "utilities") which, without limitation, includes water, gas, heat, electrical power or energy, steam or hot water used on or in respect of the Premises and for fittings, machines, apparatuses, meters or other things leased in respect of utilities and for all work or services performed by any corporation or commission in connection with utilities. In no event shall Landlord be liable for any loss of business by the Tenant or for any injury to Tenant, its servants, agents, employees, customers and invitees or for any injury or damage to the Premises or to any property of Tenant or to any property of any other person, firm or corporation on or about the Premises caused by an interruption or failure in the supply of utilities to the Premises. If required by the Landlord or by the utility company, separate meters or check meters will be installed in the Premises at the Tenant's expense. In the absence of meters, the Landlord, acting reasonably, has the right from time to time to apportion the cost of utilities among the Premises and other premises and portions of the Building. Any dispute as to the Landlord's apportionment shall be conclusively resolved by a certificate of the Landlord's Consultant. The Tenant shall pay one-half of the cost of obtaining such certificate, on demand, as Additional Rent.

8.3 Maintenance of Building

The Tenant will pay to the Landlord by monthly instalments to be fixed from time to time by Landlord in its sole discretion, as Additional Rent, the estimated Tenant's proportionate share of Operating Costs. The Landlord shall submit to the Tenant a reasonably detailed statement of Operating Costs for each Lease Year, including Tenant's proportionate share. To the extent that the Tenant's proportionate share of Operating Costs is greater or less than the amount actually paid by it for that Lease Year, the difference shall be adjusted and paid in accordance with Section 7.2.

8.4 Repairs and Maintenance to Premises

(a) The Tenant shall maintain and repair the Premises at its own expense and keep them in a clean and sanitary condition and in accordance with all laws, directions, rules and regulations of the governmental agencies having jurisdiction. The Tenant's obligation under this Section includes keeping the Premises (including, to the extent that they are part of the Premises, the interior and exterior walls, doors, in good order and repair and painted or otherwise presentable and maintaining in good operating condition and replacing, whenever reasonably required, the HVAC, mechanical, electrical and plumbing systems, services and equipment installed in and for the exclusive use of the Premises and replacing all broken glass with glass of equal quality. The Landlord may at any time institute its own program of inspection, maintenance and repair of the HVAC system serving the Premises. The Tenant will pay as Additional Rent, on demand, the cost of this program, including the charges of the Landlord's independent contractor at market rates.

(b) The Landlord may enter the Premises to view the state of repair. If the Tenant or its representatives are not present to open the Premises at any time when, due to emergency, entry is necessary, the Landlord or its agent may forcibly enter the Premises, without rendering the Landlord or its agent liable, and without affecting the Tenant's obligations under this Lease.

(c) Where an inspection reveals repairs are necessary and required by the Lease to be done by the Tenant, the Landlord shall give Tenant notice. The Tenant will, within 15 days from delivery of the notice, make, or commence making and diligently proceed to complete, the repairs in a good and workmanlike manner. In addition to any other provision of this Lease, the Landlord may enter the Premises and perform any repairs which the Tenant has failed to make under this Section.

(d) The Tenant shall leave the Premises in good repair. Notwithstanding anything in this Lease: (i) the Landlord shall be under no obligation to repair or maintain the Tenant's installations; and (ii) the Landlord shall have the right on the termination of this Lease by effluxion of time or otherwise to require the Tenant to remove all or such part as the Landlord may direct in writing of the Tenant's installations, and to make good any damage caused to the Premises by such installation or removal.

(e) The obligations of the Tenant to repair in accordance with Sections 8.4(a), 8.4(c) and 8.4(d) shall be subject to the following exceptions:

(i) Structural Repairs to the Premises or injury to the Premises caused by or resulting from structural defects or structural weakness, but this exception does not excuse the Tenant from liability for repair of structural defects or structural weakness caused by or resulting from the act or omission, whether negligent or otherwise, of the Tenant, its officers, agents, servants, employees, contractors, licensees or invitees;

(ii) damage or injury caused by or resulting from any act, default or negligence of the Landlord, its officers, agents, servants, employees or contractors; and

(iii) repairs and maintenance to be performed by the Landlord under Section 10; and

(iv) repairs to be performed by the Landlord under Section 14.1, to the extent of the insurance proceeds available and except as provided in Sections 14.2 and 14.3.

(a) If the Tenant observes any apparent structural defect or material damage to the Premises by any cause, it shall immediately notify the Landlord. If any structural defect or damage becomes known to the Tenant or reasonably should have been observed by the Tenant and the Tenant fails to notify the Landlord, the Tenant shall be liable for any costs incurred by the Landlord in repairing the defect or damage which can be shown to be directly attributable to the actions of the Tenant and those for whom in law the Tenant is responsible (including failure to give the required notice) after such defect or damage became known to the Tenant or reasonably should have been observed by the Tenant.

(b) If the Building, including any part of the Common Facilities or the Premises, or any of the plumbing, electrical mechanical, elevator or other services serving the Building, get out of repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, the Tenant's servants, agents or employees or anyone permitted by the Tenant to be in the Building, the expense of the necessary repairs, replacements or alterations, including the Landlord's management fee of 15% of the expense, shall be paid by the Tenant to the Landlord on demand, as Additional Rent.

8.5 Comply With All Laws

(a) The Tenant shall comply promptly with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders in force at any time during the Term and affecting the Tenant or affecting the condition, equipment, maintenance, use or occupation of the Premises and with every applicable regulation, order and requirement of the Canadian Fire Underwriters' Association, Insurance Advisory Organization, or any body having similar functions, or of any liability or fire insurance company by which the Landlord and the Tenant, or either of them, may be insured at any time during the Term. If the Tenant defaults under any provision of this Section, the Landlord may perform the Tenant's obligation and the Tenant will pay all costs and expenses incurred, on demand, as Additional Rent. Notwithstanding the foregoing, it shall be the Landlord's responsibility to comply with federal and provincial legislative enactments, building by-laws and other governmental or municipal regulations which relate to the Building insofar as they may require changes of a structural nature in the Building; provided nevertheless that such changes shall be the responsibility of the Tenant, to be paid for by the Tenant as Additional Rent on demand, if they are changes required to be made in the Tenant's improvements or partitioning, whether or

not such changes are structural, or if such changes are required by reason of the nature of the use or improvements contemplated or made by the Tenant.

(b) The Tenant acknowledges that any sprinkler system which may be in the Premises is for ordinary hazard use only, in accordance with the requirements of the Insurance Advisory Organization standard, or any applicable successor. If a Consultant, acting reasonably, determines at any time during the Lease that the sprinkler system is not satisfactory for the use of the Premises by the Tenant, or the use contemplated by this Lease, the Tenant shall pay to the Landlord on demand in advance, as Additional Rent, the entire cost of upgrading the sprinkler system to the standards required for the Tenant's use. The Tenant will allow the Landlord's employees and contractors to enter the Premises to effect the required alterations to the sprinkler system and the Landlord shall not be responsible to the Tenant for any disturbance or business interruption which may be caused, provided that the Landlord shall use its reasonable best efforts to minimize such disturbance or interruption. The Tenant shall be solely responsible for any increase in insurance premiums caused in and about the Building and the Common Facilities until the alterations have been completed. In the alternative, the Landlord may, in its sole discretion, require the upgrading of the sprinkler system to be performed by the Tenant and Tenant agrees to undertake and complete its work within two months of written notice from the Landlord. The Tenant will take instructions from the Landlord as to the nature of the upgrading and will employ only such contractors as the Landlord directs or consents to in writing. The Tenant agrees that the sprinkler system will be upgraded to the standard required by the Insurance Advisory Organization, or its successor.

8.6 Use and Operation

The Premises shall be used and occupied only for the purpose set out in Section 1.4(a), and for no other purpose whatsoever. The Tenant shall satisfy itself that the use permitted above is in compliance with all applicable zoning and use by-laws and restrictions affecting the Premises. The Tenant shall carry on business under the name and style set out in Section 1.4(b), or such other name to which the Landlord may consent in writing.

8.7 Landlord's Recovery

If the Landlord performs any repairs or maintenance, or does any other work, or pays any sum of money due or payable by the Tenant, either at the request of the Tenant, or by reason of any default by the Tenant in performance of its covenants under this Lease, the Tenant shall repay to the Landlord on demand, as Additional Rent, the cost of performing such repairs and maintenance or work or the amount paid by the Landlord on Tenant's behalf, together with the Landlord's management fee of 15% of such amount.

8.8 Waste

The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Premises or the fixtures and equipment in or serving the Premises. The Tenant will not bring on the Premises anything that might damage them or overload the floors, except with the express written consent of the Landlord and at its own expense make whatever changes are necessary to comply with the reasonable and lawful requirements of the Landlord's insurance underwriters and governmental authorities having jurisdiction. No part of the Premises shall be used for any dangerous, noxious or offensive trade or business. The Tenant shall not do anything or permit anything to be brought on the Premises which the Landlord may reasonably deem to be a nuisance. The Tenant shall take every reasonable precaution to protect the Premises and the Building from danger of fire, water damage or the elements. The Tenant shall not allow any ashes, refuse, garbage or other loose, objectionable material to accumulate in, on or about the Premises or the Building and will at all times keep them in a clean and wholesome condition.

8.9 Compliance with Environmental Legislation

The Tenant covenants with the Landlord that, from and after the occupation of the Premises by the Tenant, the Tenant, and anyone for whom it is responsible in law, shall not use or permit or suffer the use of the Premises to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances, except in strict compliance with all Environmental Laws, and only if the use of such Hazardous Substances is necessary for the conduct of the Tenant's business for the use permitted in Section 1.4(a). If the nature of the Tenant's business requires the use of Hazardous Substances during the Term, the Tenant shall be liable for and shall carry out all clean-up work, remedial actions, decommissioning work or capital expenditures required under applicable Environmental Laws to properly remove or dispose of

Hazardous Substances which are in excess of the levels permitted in the circumstances to be on or in the Premises and the Development. The Tenant agrees to indemnify the Landlord of and from all claims, orders or directions arising under the Environmental Laws that result from any matter or occurrence caused or contributed to by the Tenant or anyone for whom it is responsible in law. If the Tenant's permitted use generates medical and biological waste, the Tenant shall take all necessary steps to safely dispose of medical and biological waste including placing such waste in the proper containers and removing such waste from the Premises. This covenant survives termination of this Lease. The Tenant agrees to complete the environmental questionnaire in Schedule "D" and to forthwith advise Landlord in writing of any changes in its activities that may alter the information provided herein.

8.10 Electrical and Other Service Facilities

(a) The Tenant shall not install or use any electrical or other equipment or electrical arrangement which may overload the electrical, mechanical, plumbing or other service facilities without the prior written consent of the Landlord. The Tenant will pay for any costs or expenses in respect of the Premises resulting from use of equipment necessitating dedicated circuitry or specialized power requirement. The Tenant at its own expense will make any changes to the electrical and other service facilities necessary to comply with the reasonable and lawful requirements of the Landlord's insurance underwriters and governmental authorities having jurisdiction. The Tenant shall make no changes to the electrical, mechanical, plumbing and other service facilities without the Landlord's prior written approval of the plans and specifications for the changes, which will not be unreasonably withheld.

(b) The Landlord has the right to determine which utility company will provide electricity service to the Building (the "**Provider**"). In addition, if permitted by law, the Landlord will have the right at any time and from time to time during the Term to retain or change the Provider. For the purpose of any change of Provider, the Tenant shall allow the Landlord or a new Provider to have access to the Building's electric lines, feeders, risers, wiring and any other machinery within the Premises.

8.11 Alterations

(a) The Tenant will not make, install or erect in or to the Premises any installations, alterations, additions or partitions without first submitting the drawings and specifications to the Landlord as set out in this Section and obtaining the Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Furthermore, the Tenant must obtain the Landlord's prior written consent to any change or changes in such drawings or specifications, and shall pay, as Additional Rent, on demand, the cost to the Landlord of having its Consultants approve such changes prior to proceeding with any work based on such drawings or specifications.

The Tenant shall pay for the cost of the design, coordination and complete construction of any and all leasehold improvements (and any special requirements beyond those now existing in the Premises) all in accordance with the provisions of this Lease and any construction methods and procedures manual for the Building (the "**Tenant's Work**").

Prior to the commencement of the Tenant's Work, the Tenant, at its expense, if requested by the Landlord, shall submit to the Landlord for approval two complete sets of professionally prepared working drawings (which shall include architectural, structural, electrical, mechanical and telecommunication plans) or the proposed Tenant's Work to the Premises. The Tenant's Work will not be allowed to commence without prior written approval from the Landlord and without the Tenant obtaining a valid building permit.

The Landlord may require that the Tenant retain the Landlord's base building mechanical, electrical and structural engineering consultants at Tenant's expense to ensure compatibility of base building systems and the Tenant's Work. If the Tenant uses other consultants for the preparation of Tenant's working drawings, then the Tenant agrees to pay, on the Commencement Date, all reasonable expenses incurred by the Landlord for the examination and approval of such drawings. Also, the Tenant acknowledges that certain Tenant's Work requiring modification and interfacing with base building work and systems shall be done only by Landlord's designated contractors, at the Tenant's expense, to maintain compatibility and warranties.

Subject to Section 8.11(b), and with the Landlord's consent, Tenant's Work may be performed by contractors engaged by the Tenant for the initial installation of leasehold improvements, but in each case under written contract, approved in writing by the Landlord and subject to all reasonable conditions that the Landlord may impose. Any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or sub-contractors. All such installations, alterations, additions, changes and work performed by or for the Tenant shall conform to all building by-laws and shall conform to all federal, provincial and municipal rules and regulations, if any, then in force affecting the Premises or the Building and to any reasonable rules and regulations the Landlord may establish. Such installations, alterations, additions, changes and work performed by or for the Tenant shall be completed as expeditiously as possible in a good and workmanlike manner using first class materials.

8.12 Right to Show Premises

The Landlord or its agents and employees shall have the right at any time during business hours of the Tenant and on reasonable notice to the Tenant to enter the Premises to exhibit them to prospective purchasers, Mortgagees or tenants, provided that the exercise of such rights shall not unreasonably interfere with the Tenant's business.

The Landlord shall have the right within three months prior to the end of the Term or any renewal to place on the Premises a notice, of reasonable dimensions and reasonably placed so as not to interfere with the Tenant's business, stating that the Premises are available for rent. The Tenant will not remove or permit this notice to be removed. The Landlord and its agents and employees shall also be permitted to enter the Premises within this period to show them to prospective Tenants.

8.13 Liability to Invitees, Licensees

Except as expressly provided in this Section, the Landlord shall not in any event whatsoever be liable or responsible in any way for any personal injury or death that may be suffered or sustained by the Tenant or any employee of the Tenant or any other person who may be on the Premises or any Common Facilities or for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the Premises. In particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or any adjoining premises or areas or from any water, steam, sprinkler or drainage pipes or plumbing works or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any other tenant. Notwithstanding the foregoing, the Landlord shall not be released from liability or responsibility for loss, damage or injury resulting from the negligent act or omission or tortious conduct of the Landlord or any person for whom the Landlord is responsible in law, but such liability or responsibility for any negligent act, omission or tortious conduct shall only apply to the extent that the loss, damage or injury is covered by the proceeds of a policy of insurance in favour of the Landlord and, as a condition to receipt of such proceeds, the Tenant and anyone claiming by or through the Tenant shall release the Landlord from any claim for any amount in excess of the amount recoverable under such policy; and provided further that the Landlord shall not be liable in any event for any damage or injury covered by any insurance policy taken out by the Tenant, or which the Tenant is required to have taken out by any provision of this Lease.

8.14 Tenant's Indemnity of Landlord

Except as expressly provided in this Section, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all Rent payable by the Tenant under this Lease), claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, on or at the Premises, or the occupancy or use by the Tenant of all or any part of the Premises, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. Notwithstanding the foregoing, the Tenant shall not be liable to indemnify the Landlord and save it harmless for loss, damage or injury resulting from the negligent act or omission or tortious conduct of the Landlord or any person for whom the Landlord is responsible in law; and provided further that the Tenant shall not be liable in any event for any damage or injury covered by any insurance policy taken out by the Landlord, or

which the Landlord is required to have taken out by any provision of this Lease. If the Landlord is, without fault on its part, made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all costs, expenses and legal fees (on a substantial indemnity basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a court shall decide otherwise. Notwithstanding any other provision of this Lease, this indemnification shall survive any termination of the Lease, with respect to any matter referred to in this Section which occurs during the Term.

8.15 Heat

If the Premises are served by separate HVAC system or heating system, the Tenant will heat the Premises at its own expense to a reasonable temperature to prevent all pipes, plumbing fixtures and equipment contained in or serving the Premises from bursting or damage.

8.16 Maintenance of Services

The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts and other installations in, under or through the walls, ceilings and floors of the Premises for or in connection with the supply of any services or utilities to the Premises or to any part of the Building and the right to do such work in the Premises as the Landlord may deem necessary to preserve or protect the Premises or the Building. The Landlord shall be entitled to enter or authorize any other person to enter the Premises for these purposes, on giving reasonable notice to the Tenant except in the case of an emergency.

8.17 Signs

The Tenant shall not erect any signs on the exterior wall of the Building or which may be visible from the exterior of the Building without the prior written consent of the Landlord, which consent may be arbitrarily withheld. The Tenant acknowledges that the Landlord wishes to control the appearance of the exterior of the Building for the benefit of the Landlord and all tenants of the Building. If the Landlord, acting reasonably, notifies the Tenant that it objects to a sign, picture, advertisement, notice, lettering or decoration on the exterior of the Premises, or in the interior of the Premises but which is visible from the exterior, the Tenant will remove the offending matter within seven days after the giving of the notice and repair any damage caused by the removal. If the offending matter is not removed within the seven days, then the Landlord or its agents may remove it and, if necessary, enter the Premises to do so. The Landlord's costs and expenses for such removal and the repairing of any resulting damages, together with an administrative charge of 15% of such costs and expenses, shall be payable, on demand, by the Tenant to the Landlord, as Additional Rent.

8.18 Leasehold Improvements

At the end of Term, the Tenant, shall remove all of its trade fixtures, chattels and all non-standard leasehold improvements installed in the Premises including, but not limited to:

(a)

(b) all wire and cabling;

(c) computer rooms and related equipment including raised flooring;

(d) all non-typical flooring treatments

(e) additional HVAC equipment that is non-building standard;

8.19 Pylon Sign

If the Landlord constructs a pylon sign for the Building, the Tenant will install a sign (or two signs, if required to enable the Tenant's name to be visible from several directions) advertising its business on the sign at a location and of a size and appearance to be determined by the Landlord in its sole discretion. .

8.20 Energy Conservation-Conversion of Measurement Units

The Tenant shall either comply with whatever measures the Landlord or any legislative authority may from time to time introduce to conserve or to reduce energy (including, for example, a lighting pulse system) or to reduce or control other Operating Costs or, if compliance is not deemed mandatory by either the Landlord or such legislative authority, pay as Additional Rent the cost, to be estimated by the Landlord acting reasonably, of the additional energy consumed by reason of such non-compliance. The Tenant shall also convert to whatever system or units of measurement of energy consumption the Landlord may from time to time determine to adopt and shall pay Tenant's Proportionate Share of the costs of acquiring and installing energy conservation equipment and systems for the Building.

8.21 Windows

The Tenant will supply proper ventilation blinds or other suitable interior window coverings at the start of the Term. The Tenant will be responsible for the cost of any replacements during the Term and will pay such cost as Additional Rent on demand. The Tenant shall not install any draperies, blinds or other window coverings or installations which shall be visible from the exterior of the Development without the prior written approval of the Landlord, having regard to the matters set out in Section 8.18, and which approval may, in the circumstances, be unreasonably withheld.

8.22 Smoke Free Development

The entire Building and Premises shall be a non-smoking area and the Tenant and the Tenant Parties shall refrain from smoking in these areas.. The Tenant agrees to pay as Additional Rent Tenant's Proportionate Share of any cost incurred by the Landlord in making any portion of the Development fit for the purpose of a designated smoking area, including renovations and additions to the Development and HVAC, but only if the Landlord is required by law to perform such work.

9. TAXES

9.1 Tenant's Taxes

The Tenant will pay all business taxes and all Taxes laid, levied, assessed or imposed on the Premises or in respect of any personal property, fixtures, business or other activity carried out by the Tenant on or in connection with the Premises during the Term. If Taxes are not imposed separately against the Premises, the Tenant will pay the Tenant's proportionate share of the Taxes imposed against the Building.

9.2 Building Taxes

(a) Subject to Section 9.3, the Tenant will pay and discharge, without duplication, the Tenant's proportionate share of all Taxes, extraordinary as well as ordinary, laid, levied, assessed or imposed on the Common Facilities and other non-leasable areas of the Building during the Term.

(b) Taxes shall in every instance be calculated on the basis of the Building being fully assessed and taxed at prevailing industrial /commercial/office building rates for occupied space for the period for which Taxes are being calculated, but nothing in this clause shall be interpreted as permitting the Landlord to recover more than 100% of Taxes assessed or charged against the Building. Taxes will not be reduced by the amount of any rebate or other allowance paid to or receivable by the Landlord as a result of any vacant space in the Building

(c) If the Premises are at any time during the Term assessed for the support of separate schools for any reason other than the act, election or religion of the Landlord, the amount of any increase in the Taxes payable for the Building shall be paid by Tenant, on demand, as Additional Rent.

(d) The Tenant will pay all Taxes when they become due and payable, before any interest, penalty, fine or cost may be imposed for late or non-payment, to the department, officer or bureau charged with their collection or, if the Landlord requires, the Tenant shall remit its payment to the Landlord.

(e) In the case of assessments for local improvements or betterments which are assessed or imposed during the Term and which may by law be payable in instalments, the Tenant is only obliged to pay the instalments which fall due during the Term, together with interest on

deferred payments, on condition that the Tenant shall take the steps prescribed by law to convert the payment of the assessment into instalment payments. Payments of instalments and interest shall be made before any fine, penalty, interest or cost may be added for late or non-payment.

(f) In any suit or proceeding of any kind or nature arising from the failure of Tenant to perform any covenant in this Article, the certificate or receipt of the department, officer or bureau charged with collection of Taxes, showing that the tax, assessment or other charge affecting the Premises (and/or the Building) is due and payable or has been paid shall be *prima facie* evidence that such tax, assessment or other charge was due and payable as a lien or charge against the Premises (and/or the Building), or that it has been paid, respectively.

(g) So long as the Landlord regularly reviews (and where reasonably required, in the opinion of the Landlord's Consultant, appeals) Taxes or any related assessments, the Tenant will not contest any Taxes or appeal any assessments related thereto.

(h) The Tenant will, if applicable, promptly exhibit to Landlord on request all paid bills for Taxes, which bills after inspection by Landlord shall be returned to Tenant.

9.3 Periodic Payments

One-twelfth of the amount of Taxes payable by the Tenant to the Landlord shall be paid monthly during each of the months of January to December, both inclusive, in each Lease Year, at the times at which Rent is payable. The Landlord, in its reasonable discretion, may estimate the quantum of Taxes payable by the Tenant. The Landlord and the Tenant will adjust all payments under this Section when the final tax bill is received and the Tenant shall pay the deficiency, if any, on demand, or the Landlord shall credit the Tenant with any overpayment, such overpayment to be applied in payment of the instalments of Rent next falling due, or if the Term has expired, the overpayment shall be repaid to Tenant.

9.4 Other Taxes

The Tenant shall pay to the Landlord GST on the Rent. The amount of GST shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid at the same time as the amounts to which GST apply are payable to the Landlord under this Lease. The Tenant shall not be liable for GST paid or payable by the Landlord on the purchase of goods and services included in Operating Costs which may be available to and claimed by the Landlord as a credit in determining the Landlord's net tax liability or refund on account of the GST, but only to the extent that such GST is included in Operating Costs. The GST shall be deemed not to be Additional Rent, but the Landlord shall have all of the same rights and remedies on non-payment of GST as it has for Rent in arrears under the Lease. If the Tenant is entitled at any time during the Term to GST exempt status or to a reduced rate of GST, it shall reimburse the Landlord for the amount of the shortfall, by reason of such status or reduced rate, between the input tax credits permitted to the Landlord under the GST legislation in respect of its ownership and operation of the Building and the amount of GST collected by the Landlord from the Tenant, to the extent only that the Landlord is not able to recover the amount of such shortfall from Canada Customs and Revenue Agency by virtue of such legislation. The Landlord and the Tenant each covenant to register under the GST legislation for the purposes of this Section and to maintain such registration in effect at all times.

10. COVENANTS OF THE LANDLORD

THE LANDLORD COVENANTS AND AGREES WITH THE TENANT AS FOLLOWS:

10.1 Quiet Enjoyment

Provided the Tenant pays all Rent reserved and performs all the Tenant's covenants contained in this Lease, the Tenant shall have quiet enjoyment of the Premises free from any hindrance by the Landlord or anyone claiming by or through the Landlord.

10.2 Fixtures

The Tenant, when not in default, may remove its trade fixtures at the end of the Term. The Tenant will not remove from the Premises during the Term any fixtures that are the property of the Tenant, even though there is no Rent in arrears, without the written consent of the Landlord, which consent may not be unreasonably withheld. All installations, alterations, additions, partitions, and fixtures (other than trade fixtures) in or on the

Premises, or anything in the nature of a leasehold improvement (the "Tenant's installations"), whether placed there by the Tenant or the Landlord, shall be the Landlord's property on termination of this Lease without compensation to the Tenant and shall not be removed from the Premises at any time either during or after the Term. For greater certainty, the Tenant's trade fixtures shall not include any (i) HVAC systems, facilities and equipment serving the Premises; (ii) floor coverings; (iii) light fixtures; (iv) suspended ceiling and ceiling tiles; (v) wall and window coverings; and (vi) all partitions within the Premises, all of which, if erected or installed by the Tenant, are deemed to be Tenant's installations. Notwithstanding anything in this Lease: (i) the Landlord shall be under no obligation to repair or maintain the Tenant's installations; and (ii) the Landlord shall have the right on the termination of this Lease by effluxion of time or otherwise to require the tenant to remove all or such part as the Landlord may direct in writing of the Tenant's Installations, and to make good any damage caused to the Premises by such Tenant Installation or removal thereof.

10.3 Maintenance of Common Facilities

The Landlord covenants and agrees to maintain and keep the Common Facilities in good repair and to provide reasonably adequate snow clearance to permit access to the Premises and the parking areas of the Building.

11. ASSIGNING AND SUB-LETTING

11.1 Covenant Against Assignment

The Tenant will not assign, set over, transfer, sub-let or sub-lease, hypothecate, encumber or in any way deal with or part with (a "Transfer") the whole or any part of the Premises to anyone (a "Transferee"), for or during the whole or any part of the Term, without written consent to the Transfer first being obtained from the Landlord, but such consent shall not be unreasonably withheld or delayed.

11.2 Restrictions on Advertising Transfer

The Tenant shall not print, publish, post, display or broadcast any notice or advertisement or otherwise advertise the whole or any part of the Premises for the purpose of a Transfer, and it shall not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the Base Rent applicable to the Premises.

11.3 Factors to be Considered

In considering whether to give its consent to a Transfer, the Landlord may have regard to the financial status, credit rating, reputation and past business record of the proposed Transferee and its key employees, proposed use consistent with a first-class building and its effect on the Landlord's ability to rent other space in the Building at rental rates consistent with the first-class nature of the Building, refusal of a Mortgagee to give any consent required under its security on the Building and any other factors which the Landlord, in its sole discretion, considers relevant. The Tenant will provide the Landlord with all information requested by the Landlord in order to enable the Landlord to consider the request for consent.

11.4 Terms of Consent

It is made a condition to the giving of any consent that:

(a) the proposed Transferee shall agree with the Landlord in writing (to the extent applicable, in the case of a sub-lessee) to assume and perform all of the terms, covenants, conditions and agreements by this Lease imposed on the Tenant in a form to be provided by the solicitor for the Landlord;

(b) if the Landlord consents to an assignment, the Tenant shall nonetheless remain responsible to the Landlord for the fulfilment of all obligations created by this Lease; and

(c) the Tenant shall pay to the Landlord a non-refundable amount of $500 in advance plus any legal fees charged by the Landlord's solicitors in connection with the application for consent. It is understood that this amount represents a reasonable cost to the Landlord for reviewing such application.

11.5 Sale of Tenant's Business

For the purpose of this Section, any sale or other disposition of whatsoever nature and kind and any issue of shares, merger or statutory amalgamation resulting in a change in the beneficial ownership, whether directly or indirectly of the shares of the Tenant or any corporation which has *de facto* control over the Tenant, either directly or by reason of the holding of shares in any other corporation or corporations, shall be deemed to be an assignment by the Tenant of this Lease. The Tenant shall make available to the Landlord, on request, all share registers and other books and records in its control relevant to the determination of whether an assignment has occurred under this Section. The provisions of this Section shall not apply to a corporation whose shares are posted for trading on any stock exchange in North America recognized by the Ontario Securities Commission, nor shall it apply to non-arm's length transfers of shares among family members.

11.6 Right to Terminate

Notwithstanding anything contained in this Lease, if the Tenant from time to time receives a *bona fide* offer in writing for the assignment of this Lease or for the sublet of the whole of the Premises, which the Tenant is prepared to accept, then prior to acceptance of any such offer, the Tenant shall provide the Landlord with a signed copy of such offer and the Landlord shall have the option, exercisable within seven days of receipt of such offer, to terminate this Lease with respect to that part of the Premises referred to in such offer. If the Landlord exercises its option, the Tenant may, within three days thereafter, revoke its application to the Landlord, but if such application is not revoked, the Tenant shall peaceably surrender and yield up to the Landlord possession of that part of the Premises referred to in such offer on the day prior to the date that the proposed assignee or sub-lessee was to take possession under such offer. If the whole of the Premises shall be surrendered to the Landlord, this Lease shall then be terminated. Otherwise the Base Rent payable under this Lease shall be reduced in the proportion that the Gross Leasable Area of the Premises surrendered is of the total Gross Leasable Area of the original Premises.

11.7 Assignment by Landlord

(i) If the Landlord assigns this Lease to a Mortgagee or to any other person the Landlord shall nonetheless be entitled to exercise all rights and remedies reserved under this Lease without providing evidence of the approval or consent of the Mortgagee or other person.

(j) If the Landlord sells the Building and assigns this Lease to the purchaser, and the purchaser agrees in writing with the Landlord to assume all of the obligations of the Landlord under this Lease, the Landlord shall, on completion of the sale and assignment of Lease, be relieved of all personal liability of any nature and kind whatsoever under this Lease and the purchaser shall be deemed to be the Landlord under this Lease for all purposes, subject to the provisions of this Section.

12. INSURANCE

12.1 Tenant's Insurance

(a) The Tenant shall maintain the following insurance throughout the Term at its sole cost:

(i) All Risk Insurance for the Tenant's Installations and property and insurance against breakdown of the Tenant's energy systems, pressure objects, communications, computing and data processing equipment, naming the Tenant and the Landlord as insured parties. Such insurance shall: (A) contain a waiver of subrogation rights which the Tenant's insurers may have against the Landlord or the Landlord's insurers; (B) except with respect to the Tenant's chattels, incorporate the Mortgagee's standard mortgage clause; (C) contain disputed loss provisions; (D) have deductibles of no more than 3% of the replacement cost of the property insured; (E), insure property of every kind owned by the Tenant or for which the Tenant is legally liable located on or in the Development including, without limitation, plate glass, and Tenant's Installations, in an amount not less than their full replacement cost (new) if replaced in accordance with applicable by-laws and ordinances, with the cost to be adjusted not less then annually and without coinsurance penalties; and (F) include twelve (12) months' indemnity for direct or indirect loss of earnings attributed to all perils, referred to in this Subsection 12.1(a)(i) or resulting from prevention of access to the Premises or the Development. Each such policy shall provide that, with respect to Tenant's Installations only, loss is adjusted and payable to the Landlord, with the

proceeds to be held in trust to be used for repair and replacement of the property insured;

(ii) commercial general liability insurance not more restrictive than IBC Form 2100, or its successor from time to time, including employer's liability and incidental medical malpractice, with inclusive limits of not less than $5,000,000 naming the Tenant and the Landlord as a named insured;

(iii) broad form tenant's legal liability insurance for the actual cash value of the Premises, including loss of use of them;

(iv) automobile liability insurance on a non-owned form, including contractual liability, and on an owner's form covering all licensed vehicles operated by or on behalf of the Tenant, with inclusive limits of not less than $2,000,000; and

(v) any other form of insurance which the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time, in form, in amounts and for risks against which a prudent tenant of similar premises in the vicinity of the Development would insure.

(b) All policies referred to in this Section 12.1 shall:

(i) be with insurers reasonably acceptable to the Landlord;

(ii) be in a form reasonably satisfactory to the Landlord;

(iii) be non-contributing with, and shall apply only as primary and not as excess to, any other insurance available to the Landlord;

(iv) not be invalidated as to the interests of the Landlord or the Mortgagee by reason of any breach of or violation of any warranty, representation, declaration or condition of the policies; and

(v) contain an undertaking by the insurers to notify the Landlord by registered mail not less than 30 days prior to any change that reduces or restricts coverage, cancellation or termination.

Certificates of insurance on the Landlord's standard form or, if required by the Landlord, certified copies of insurance policies shall be delivered to the Landlord forthwith upon request. If the Tenant fails to take out or to keep in force any insurance referred to in this Section 12.1 or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not rectify the situation within 48 hours after written notice by the Landlord to the Tenant (stating reasons, if the Landlord or the Mortgagee does not approve of the insurance), then the Landlord has the right, without assuming any obligation as a result, to effect the insurance at the sole expense of the Tenant and all costs incurred by the Landlord shall be paid by the Tenant to the Landlord on demand as Additional Rent without prejudice to any other rights or remedies of the Landlord under this Lease. If both the Landlord and Tenant have claims to be indemnified under any such insurance, the proceeds shall be applied first to the settlement of the Landlord's claim, with the balance to the settlement of the Tenant's claim.

(c) The Tenant's Proportionate Share of the amount of any deductible not received by the Landlord as proceeds of any policy of insurance shall be payable by the Tenant as Additional Rent. The amount of any deductible not received by the Tenant as proceeds of any policy of insurance shall be for the Tenant's own account. Deductible amounts under any policies shall not exceed those which a prudent Landlord or Tenant would allow in insuring a similar risk in similar circumstances.

(d) Notwithstanding the Commencement Date, the Tenant understands and agrees that all provisions of this Section 12 apply to and are binding upon the Tenant and the Landlord with respect to the Premises and the Development on the earlier of:

(i) the Commencement Date;

(ii) the Tenant's receipt from any Person of keys or electronic access passes to the Premises or any part of them; or

(iii) the Landlord granting access to the Premises or any part of them to the Tenant, the Tenant's contractors or any other agent or representative of the Tenant for any purpose whatsoever.

(c) Prior to the Tenant, the Tenant's contractors or any other agent or representative of the Tenant being given access to the Premises or any part of them, the Tenant covenants and agrees to provide the Landlord with proof of the Tenant's insurance in accordance with the provisions of Section 12.1(b).

12.2 Use of Premises (Insurance)

(a) Neither the Tenant nor its officers, directors, agents, servants, licensees, concessionaires, assignees or sub-tenants shall bring on the Premises, nor do, nor omit nor permit to be done or omitted on or about the Premises anything which shall cause the rate of insurance on the Premises or the whole or any part of the Development or its contents to be increased. If the rate of insurance is increased by the use made of the Premises or by anything done or omitted or permitted to be done or omitted by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, assignees or sub-tenants or by anyone permitted by the Tenant to be on the Premises, the Tenant shall take all steps as are necessary to remedy the situation caused by such use of the Premises or omission and shall pay the amount of such increase to the Landlord immediately on demand.

(b) If any policy of insurance on the whole or any part of the Development or the contents is cancelled or refused to be renewed or granted by an insurer by reason of the use or occupation of all or any part of the Premises by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, assignees, sub-Tenants or by anyone permitted by the Tenant to be on the Premises, the Tenant shall immediately on demand remedy or rectify such use or occupation and if the Tenant shall fail to do so immediately the Landlord may at its option terminate this Lease by delivering to the Tenant notice in writing of such termination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the Premises and the Tenant shall immediately pay all Rent and any other payment for which the Tenant is liable under this Lease, apportioned to the date of such termination, together with all losses, damages or costs of any kind arising out of the Tenant's breach of this provision and/or the termination of this Lease under this Section.

12.3 Landlord's Insurance

(a) The Landlord shall, except as provided below, at all times throughout the Term carry:

(i) insurance on the Development and property of every description, including all mechanical and electrical or electronic equipment owned by the Landlord (specifically excluding any property with respect to which the Tenant and other Tenants are obliged to insure under Section 12.1 or similar sections of their respective Leases) against all risks of loss or damage covered under an All Risk Insurance policy, to their full replacement cost;

(ii) public liability and property damage insurance with respect to the Landlord's operations in the Development in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar Development, having regard to size, age and location; and

(iii) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable;

(b) Provided that, if the Landlord shall be unable, from time to time during the Term, to obtain any of the above coverages on terms or at rates which are, in the sole and unfettered discretion of the Landlord, commercially reasonable, the Landlord shall have the right not to obtain or renew such insurance coverages or to discontinue such coverages, without any liability to the Tenant for having done so. Subject to the rights of any Mortgagees, the proceeds of any insurance received by the Landlord in compensation for physical loss or damage to the Development shall be applied in accordance with the provisions of Article 14.

(c) Notwithstanding the Landlord's covenant contained in this Section 12.4 and notwithstanding any contribution by the Tenant to the cost of insurance premiums, the Tenant acknowledges and agrees that:

(i) the Tenant is not relieved of any liability arising from or contributed to by the Tenant's or Tenant Parties' negligence or their willful acts or omissions;

(ii) no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord; and

(iii) the Tenant has no right to receive any proceeds of any insurance carried by the Landlord.

12.4 Benefit of Release

Every indemnity, hold harmless provision, release and exclusion of liability contained in this Lease for the benefit of the Landlord and every waiver of subrogation for the benefit of the Landlord contained in any insurance policy maintained by the Tenant shall survive the expiration or earlier termination of the Term and shall extend to and benefit all of the Landlord, the owners, the manager(s) of the Development and all of their respective agents, beneficiaries, shareholders, directors, officers, employees and those for whom any of the Landlord, such owners, such manager(s), and such agents, respectively, is in law responsible. Solely for such purpose, and to the extent that the Landlord expressly chooses to enforce the benefits of this Section for any or all of such persons, it is agreed that the Landlord is the agent or trustee for such person. No such indemnity, hold harmless provisions, release or exclusion of liability or waiver of subrogation for the benefit of the Landlord shall be deemed to impose or imply any obligation, responsibility or liability whatsoever on the Landlord, including, without limitation, any obligation to perform or do any act or thing, except to the extent any such obligation, responsibility or liability of the Landlord is expressly provided for under this Lease.

12.5 Landlord's Indemnity of Tenant

Except as expressly provided in this Section, the Landlord shall indemnify the Tenant and save it harmless from and against any and all loss, claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from any occurrence in the Development occasioned wholly or in part by any negligence or breach of contract of the Landlord. Notwithstanding the foregoing, the Landlord shall not be liable to indemnify the Tenant and save it harmless for loss, damage or injury to the extent resulting from the negligence or breach of contract of the Tenant or any person for whom the Tenant is responsible in law; and provided further that the Landlord shall not be liable in any event for any damage or injury covered by any insurance policy taken out by the Tenant, or which the Tenant is required to have taken out by any provision of this Lease. If the Tenant is, without fault on its part, made a party to any litigation commenced by or against the Landlord, then the Landlord shall protect, indemnify and hold the Tenant harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Tenant in connection with such litigation. Notwithstanding any other provision of this Lease, this indemnification shall survive any termination of the Lease, with respect to any matter referred to in this Section, which occurs during the Term.

13 REZONING, ADDITIONS

13.1 Rezoning

The Tenant agrees not to oppose any application to conversion of the Building to a condominium, or for additions to the Building or changes of zoning for the lands on which the Building is situate, or any lands of the Landlord within a radius of two kilometres of the Building, which are instituted by the Landlord, . The Tenant further agrees not to make any applications or representations to any governmental authority or agency for the purpose of bringing about, in any way, the amending or varying of the provisions of any laws, by-laws, rules, regulations or requirements affecting the Premises or the Building, or any lands on which the Building stands, without the Landlord's prior written consent, which may in the circumstances be arbitrarily or unreasonably withheld.

13.2 Additions

The Landlord shall have the right to erect additions to the Building and to alter and relocate all or any portion of the Common Facilities, including the parking areas, in its sole and arbitrary discretion, without being responsible to the Tenant for any loss occurring from such action. The Landlord shall also have the right to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts

of the Common Facilities; to close all or any portion of the Common Facilities to such extent as may in the opinion of the Landlord's counsel be necessary to prevent accrual of any rights in them to any persons and to make changes or additions to the pipes, conduits, utilities and other necessary Building services in the Premises which serve other premises. None of the changes referred to above shall reduce the size of the Premises or prevent access to the Premises by the Tenant for the uses set out in this Lease. The Landlord will make such changes, additions, subtractions or re-arrangements as expeditiously as reasonably possible. The Landlord shall also have the right to relocate the Premises within the Building to another location of approximately the same size within the Building as the Landlord, acting reasonably, deems equivalent to the present location. If the Landlord elects to move the Premises, it will pay all costs of constructing the new Premises to the same standard as the existing Premises including, without limitation, the cost of moving the Tenant's fixtures and equipment and reinstalling them in the new location. The Landlord shall not be responsible for any loss or damage occasioned to the Tenant by such move, or for any indirect or consequential costs.

14. DAMAGE, DESTRUCTION OR EXPROPRIATION

14.1 Abatement of Rent

(a) Except as specifically provided in this Article, there shall be no reduction or abatement of Rent and the Landlord shall not be liable to the Tenant by reason of any injury to or interference with the Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. If the Premises are damaged or destroyed, the Rent or a proportionate part of the Rent, according to the nature and extent of the damage to the Premises, shall abate until the Premises are rebuilt or made fit for occupation by the Tenant and the Landlord shall rebuild or make fit the Premises with all due diligence; provided that if, using reasonable diligence, the Premises are incapable of being rebuilt or made reasonably fit for occupation within 180 days from the date of damage or destruction, either party may terminate this Lease on notice given within 45 days after the damage or destruction occurs.

(b) Although the Premises may not be damaged or destroyed in whole or part, if the damage or destruction to the Building renders 50% or more of the Gross Leasable Area of the Building wholly unfit for occupancy or impossible or unsafe for use and occupancy, the Landlord may, at its option, terminate this Lease by giving at least 60 days notice within 45 days after the damage or destruction occurs.

14.2 Damage in Last Year of Term

If the damage or destruction occurs in the last year of the Term or any renewal, so that the Premises or the Building are incapable of being rebuilt or made reasonably fit for occupancy within 30 days from the date of damage or destruction, the Landlord may terminate this Lease by giving notice within 20 days after the damage or destruction occurs.

14.3 Lack of Proceeds

Notwithstanding Section 14.1, if the damage or destruction occurs by reason of any cause in respect of which proceeds of insurance substantially sufficient to pay for the cost of rebuilding or making fit the building or the Premises are not payable to or received by the Landlord, or if any Mortgagee or other person entitled to the proceeds does not consent to the payment to the Landlord of the proceeds of any insurance policy for such purpose, the Landlord may terminate this Lease on notice.

14.4 Procedure on Termination

On the termination of this Lease under this Article 14, Rent and any other liabilities of the Tenant shall be apportioned and paid to the date on which the damage or destruction occurred and the Tenant shall immediately deliver up possession of the Premises.

14.5 Expropriation

If at any time during the Term, all or part of the Building is acquired or expropriated by any lawful expropriating authority (the "Expropriation") or if, in the Landlord's opinion, reasonable access to the Building is materially affected by any Expropriation, then, at the option of the Landlord, this Lease shall be terminated as of the date on which the interest taken by Expropriation vests in the expropriating authority and neither party shall have any claim against the other for the value of any unexpired Term or for damages or otherwise. If the

Landlord does not elect to cancel this Lease, this Lease shall continue in effect without any reduction or abatement of Rent, provided that if any part of the Premises is expropriated, the Rent shall be adjusted accordingly by the Landlord in the proportion which the Gross Leasable Area of the remaining Premises is of the original Premises. The full proceeds resulting from the Expropriation of any portion of the Building shall belong solely to the Landlord. The Tenant will execute all documents necessary in the Landlord's opinion for this purpose.

(a) The Tenant shall have the right to recover from the expropriating authority, but not from the Landlord, such compensation as may be separately available to the Tenant in the Tenant's own right by reason of the Expropriation for damage to the Tenant's business and on account of any cost or loss of the Tenant in removing its chattels, fixtures, and leasehold improvements.

(b) The Landlord and the Tenant agree to keep each other fully informed about their respective claims for compensation, that each of them will not claim compensation on any basis inconsistent with this Lease and each will reasonably cooperate with the other in the prosecution of their proper separate claims. Neither party shall compromise the claim of the other party without its prior written consent.

14.6 Repair of Damage

If the Building is damaged or expropriated to the extent described in Sections 14.1 or 14.5 and the Landlord does not terminate this Lease, the Landlord will promptly rebuild or repair the Building to the extent of its obligations under its leases for rentable premises, subject to the express terms and conditions of this Lease, but the Landlord may use plans and specifications and working drawings that are different in content from those used in the original construction of the Building or any part of it and the rebuilt or repaired Building may be different in configuration or design from the Building before the damage or Expropriation. The Landlord shall repair and restore the Premises according to the nature of the damage with all reasonable diligence, except for improvements installed by the Tenant which the Tenant shall repair and restore, in both cases, to substantially the condition they were in immediately before the damage or destruction, but to the extent that any part of the Premises is not reasonably capable of use by reason of damage which the Tenant is obligated to repair, any abatement of Rent to which the Tenant is otherwise entitled shall not extend later than the time by which, in the reasonable opinion of the Landlord's Consultant, repairs by the Tenant ought to have been completed with reasonable diligence. The Tenant shall pay the cost of the repair and restoration of all destruction which is attributable to the wilful act or neglect of the Tenant, its servants or agents, or any person entering on the Premises under express or implied invitation of the Tenant, and in such case, there shall be no abatement of Rent.

14.7 Consultant's Determination

A Consultant's certificate as to the length of time required, using reasonable diligence, to rebuild or restore the Building or the Premises, or as to when all or any portion of the Premises are reasonably fit for occupancy by the Tenant shall be conclusive and binding on the Landlord and the Tenant.

15. TENANT'S DEFAULT

15.1 Remedies of Landlord

If the Tenant fails:

(a) to make any payment of Rent, in whole or in part, for five days after its due date; or

(b) to perform or observe any other covenants, provisos or agreements contained in this Lease and such failure shall continue for 15 days after notice;

the Landlord shall have the following remedies in each such case:

(i) Termination

The Landlord may without further notice terminate this Lease, in which case the then current month's Rent and the next ensuing three months' Rent and any other payments for which the Tenant is liable shall be apportioned and paid in full to the date of termination, together with the reasonable expenses of the Landlord attributable to the termination, and the Tenant shall immediately deliver up possession

of the Premises to the Landlord; any termination of the Lease will be without prejudice to any other rights or remedies the Landlord may have, including, without limitation, the right to receive compensation for loss of future Rent and for loss or diminution of revenue from the Building; for the purposes of this Section, loss of future Rent and loss of revenue will be established by the terms and conditions on which the Landlord, in its sole discretion, re-lets the Premises, if such re-letting is accomplished within a reasonable time after termination, but if the Premises are not re-let, such values will be based on the fair market rental for properties of a similar nature in the Municipality and other relevant circumstances. Rent, rental value and loss of revenue will be reduced to their present value at a discount rate of 10%, on the basis of estimates and assumptions of fact made by the Landlord, which will govern;

(ii) Recovery of Expenses

The Landlord may enter the Premises and perform the obligation on behalf of the Tenant, and shall not be liable for any loss or damage to the Tenant's goods, chattels, fixtures and leasehold improvements or business caused in so doing. Any reasonable expenses incurred by the Landlord in so doing (including, without limitation, legal fees and compensation for the Landlord's services, as well as Landlord's management fee of 15% of these expenses and compensation) shall be paid by the Tenant to the Landlord as Additional Rent on demand;

(iii) Right to Relet

The Landlord shall have the right to enter the Premises and to relet them as agent for the Tenant for whatever term and on whatever conditions the Landlord shall, in its sole discretion, deem advisable, and the Tenant shall pay to the Landlord, in monthly instalments for the balance of the Term of this Lease (which shall be deemed for the purposes of this Section 15.1(iii) not to have been terminated by any action of the Landlord under this Section, including the making of alterations to the Premises deemed by the Landlord to be necessary or advisable for the purpose of reletting them), any deficiency between the sum of one-twelfth of the Rent payable under this Lease and the net amount, if any, of Rent actually received by the Landlord in respect of the Premises, after deducting all amounts reasonably attributable to the reletting of all or part of the Premises. For greater clarity, the Landlord, in the exercise of its discretion under this Section, may enter into a reletting of all or part of the Premises for a term which may extend beyond the expiry date of the Term, without being deemed to have terminated the Lease or the rights of the Landlord under this Section.

15.2 Cure Default

If the Tenant's default can be cured only by the performance of work or by the furnishing of materials, and if the work cannot reasonably be completed or the materials reasonably obtained and/or utilized within 15 days, the default shall not be deemed to continue if the Tenant proceeds promptly with and diligently completes the work necessary to cure the default.

15.3 Construction Liens

The Tenant shall indemnify and hold the Landlord harmless from and against any liability, claim, damages or expenses (including legal expenses) arising from any claim made against the Premises or the Building for construction liens related to work done by or on behalf of the Tenant and all work which the Tenant is obliged to do and any such liability, claims, damages or expenses incurred by the Landlord shall be paid by the Tenant to the Landlord on demand. The Tenant shall cause all registrations of claims for construction liens and/or certificates of action under the *Construction Lien Act* for any work done by or on behalf of the Tenant, and all work which the Tenant is obliged to do, to be discharged or vacated, as the case may be, within 15 days of such registration or within five days after notice from the Landlord, failing which the Landlord, in addition to any other rights or remedies it may have, may, but shall not be obligated to, discharge such liens and/or certificates by payment to the claimant, payment into court, or otherwise; any such payments and the Landlord's legal costs (on a substantial indemnity basis) and other costs of obtaining and registering such discharges shall be repaid by the Tenant to the Landlord on demand as Additional Rent.

15.4 Distress

The Tenant , none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent or any other charges and :

(a) the Landlord may enter the Premises to distrain on the goods and chattels of the Tenant or to prevent the Tenant from removing them;

(b) the Landlord may distrain at any time of the day or night including, without limitation, after sunset, before sunrise and on Sundays and statutory holidays;

(c) The Landlord may levy distress against such goods and chattels at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained on the Premises;

(d) The Landlord may sell any goods and chattels seized at public or private sale, without notice, and to apply the net proceeds of such sale on account of the Rent or any other sums due under this Lease, and Tenant shall remain liable for any deficiency. The Tenant shall pay to the Landlord on demand, to the extent not recovered out of any distress, all fees and expenses of levying distress including, without limitation, all legal, locksmith, bailiff, appraiser and auctioneer fees, together with three months' accelerated Rent.

The Tenant expressly gives its consent to Canada Customs and Revenue Agency, the Ontario Ministry of Finance and all other federal, provincial and municipal taxing authorities (the "Authority") releasing to the Landlord and its duly authorized agent the particulars of any amounts owing by the Tenant to the Authority, to the extent that the Authority claims priority over the Landlord against any proceeds in the hands of the Landlord or its agent from realization against the property of the Tenant.

15.5 Interest

All sums for Rent or otherwise payable to the Landlord under the terms of this Lease shall bear interest at the Interest Rate in effect on their respective due dates until the actual dates of payment.

15.6 Application of Receipts

The Landlord may, at its option, apply all sums received from the Tenant to any Rent or other amount payable under this Lease in such order as the Landlord sees fit. If applied to Rent, any payment is on account of the earliest stipulated Rent. An endorsement or statement on a cheque or letter accompanying a cheque or payment as Rent is not an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash the cheque or payment without prejudice to its right to recover the balance of the Rent or pursue its other remedies.

15.7 Protection of Landlord

Subject to any express provision of this Lease, the exercise by the Landlord of any of the rights and remedies reserved to it under this Article 15 shall not, notwithstanding anything to the contrary in any law or in any statutory provision, except to the extent that Tenant may not legally contract out of any right or protection therein given to it:

(a) require the service of any notice or demand by the Landlord to the Tenant of any default by the Tenant in the payment of Rent or performance of its covenants;

(b) require the resort by the Landlord to any legal proceedings;

(c) constitute (1) a breach of the covenant for quiet possession; (2) an actual or constructive eviction; (3) a forfeiture, surrender or termination of this Lease, or (4) a re-entry into the Premises; unless Landlord elects in writing to effect such forfeiture, surrender, termination or re-entry;

(d) render Landlord liable or responsible in any way to Tenant or others for any act, fault, occurrence or for any cause whatsoever, including without limitation, (1) any injury, personal discomfort or death to any person or for any loss or damage to any property of Tenant or others, and (2) any claim for damages, whether direct, indirect or consequential; or

(e) render Landlord subject to any prosecution;

and the Tenant shall promptly indemnify and hold the Landlord harmless from any and all claims arising out of the exercise by the Landlord of any of the rights set out in this Lease. Any breach by the Landlord under this Lease can be adequately compensated in damages and the Tenant agrees that its only remedy to enforce its rights under this Lease is an action for damages.

15.8 Abandonment of Goods

Any goods, chattels, fixtures, inventory, equipment and other property of the Tenant not removed from the Premises within seven days from the date of expiry of the Term, shall be deemed to have been abandoned by the Tenant and, shall become the property of the Landlord and the Landlord may remove and dispose of them (by private or public sale), destroy them, retain them, move them to a storage facility or convey them to a new Tenant or otherwise deal with them in any manner whatsoever without compensation to the Tenant. The Tenant shall be responsible for any costs or damages incurred by the Landlord in dealing with such abandoned goods.

15.9 Lien on Trade Fixtures

16. BANKRUPTCY, ETC.

16.1 Tenant's Insolvency

Without prejudice to any other rights or remedies available to the Landlord, if:

(a) the Term or any of the goods and chattels of the Tenant on the Premises are seized or taken in execution or attachment by any creditor of the Tenant (including, without limitation, if a receiver or receiver and manager shall enter into possession of the Premises);

(b) the Tenant makes any assignment for the benefit of creditors, or any bulk sale of goods on the Premises, except in the ordinary course of its business, or in conjunction with a permitted Transfer under this Lease;

(c) the Tenant, becoming bankrupt or insolvent shall take the benefit of any Act for bankrupt or insolvent debtors;

(d) a receiving order is made against the Tenant;

(e) an order is made for the winding up of the Tenant;

(f) the Premises shall without the written consent of the Landlord become and remain vacant for a period of four days, or be used by any other persons than those entitled to use them under the terms of this Lease;

(g) the Tenant, without the written consent of the Landlord, abandons or attempts to abandon the Premises or, except in the ordinary course of its business, to sell or dispose of its chattels or to remove any of them from the Premises, so that there would not be sufficient chattels on the Premises subject to distress to satisfy the Rent due or accruing due;

(h) the Premises are used for any other purpose than this Lease permits;

then, in every such case, the then current month's Rent and the next ensuing three months' Rent, together with all additional charges payable by the Tenant under this Lease (to be pro rated, if necessary), shall immediately become due and payable and the Landlord may re-enter and take possession of the Premises as though the Tenant or the servants of the Tenant or any other occupant of the Premises were holding over after the expiration of the Term, and the Term shall, at the option of the Landlord, immediately be terminated. In every one of the cases described above, the three months' accelerated Rent shall be recoverable by the Landlord in the same manner as the Rent.

17. NOTICES

17.1 Delivery of Notices

All notices, payments, consents, demands or other documents required or which may be given under this agreement (the "documents") shall be in writing, duly signed by the party giving such notice and delivered or transmitted by registered or certified mail addressed as follows or sent by facsimile (with confirmation of transmission) to a receiver at the addresses set out on the front page of this Lease. Any document so given shall, unless delivered, be deemed to have been received on the second business day following the date of mailing, if sent by registered or certified mail, or on the first business day after the date of transmission by facsimile. If the postal system is disrupted by labour strife, such document shall be delivered or sent by facsimile. Any party may from time to time by notice given as provided above change its address for service of documents.

18. LANDLORD'S COSTS AND CONSENTS

18.1 Legal Costs

If the Landlord brings an action for collection of Rent or other sums payable under this Lease, or if such sums shall be collected on the demand of a solicitor, or if the Landlord brings an action to compel performance of any of the terms, conditions, covenants or provisos under this Lease or for damages for failure of the Tenant to perform any of them, or if they are performed on the demand of a solicitor then, unless the Landlord shall lose such action, the Landlord shall collect from the Tenant and the Tenant shall pay to the Landlord all reasonable solicitor's fees for such action on a substantial indemnity basis.

18.2 Other Expenses

The Tenant shall pay the cost of obtaining any Consultant's Certificate requested by the Tenant. If this Lease requires the Tenant to obtain the consent or authorization of the Landlord to any action proposed by the Tenant, or if the Tenant requests an acknowledgement from the Landlord, the Tenant shall pay, as Additional Rent, the Landlord's reasonable legal and administrative fees, including a charge for Landlord's administrative time, and disbursements for reviewing and considering the matter and for preparation of any documents which the Lease may require for this purpose. These fees shall be payable even if the Landlord, in the proper exercise of any discretion given to it in this Lease, shall refuse to give its consent or authorization.

19. PRIOR INTERESTS

19.1 Mortgagee's Priority

(a) At the option of the Landlord, to be expressed in writing from time to time, this Lease and the rights of the Tenant are and shall be subject and subordinate to all Mortgages and all renewals, modifications, consolidations, replacements and extensions of them which may now or in future affect the Premises or the Building in whole or in part and whether or not such Mortgages shall affect only the Premises or the Building of which the Premises or shall be blanket mortgages or deeds of trust affecting other premises as well. The Tenant shall at any time on notice from the Landlord or a Mortgagee attorn to and become a tenant of a Mortgagee under any such Mortgage on the terms and conditions of this Lease and shall execute promptly on request by the Landlord any instruments of postponement or attornment or other instruments from time to time requested to give full effect to this requirement. If the Tenant fails to execute any instrument or other document as required by this Section within 10 days after request by the Landlord, then the Landlord will have the right to terminate this Lease or to execute any such instrument or document on behalf of the Tenant and in the Tenant's name, for which purpose the Tenant irrevocably constitutes the Landlord the agent or attorney of the Tenant under the *Powers of Attorney Act (Ontario)*.

(b) The form and content of any document effecting the subordination and attornment provided for in Section 19.1(a) will be that required by the Mortgagee in each case, and such document will be delivered by the Tenant to the Landlord within 10 days after the Landlord requests it.

(c) If the Landlord assigns its rights under this Lease as security for a Mortgage and notification of the assignment is given to the Tenant by or on behalf of the Landlord, this Lease shall not be cancelled or modified for any reason whatsoever, except as provided for in this Lease or by law, without the prior written consent of the Mortgagee.

19.2 Priority of Lease

The Tenant agrees that any Mortgagee at any time by an instrument in writing registered against the title to the

Building may subordinate its Mortgage to this Lease without any further consent or agreement of the Tenant.

19.3 Acknowledgements or Statements

(a) The Tenant at any time and from time to time on not less than seven days prior notice, shall execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the Base Rent then being paid, the dates to which the Rent, by instalment or otherwise and other sums payable under the Lease have been paid, stating whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, the particulars and amount of insurance policies on the Premises in which the interest of the Landlord is noted, the amount of prepaid Rent or security deposit being held by the Landlord, the area of the Premises and the Tenant's proportionate share for payment of Taxes, Operating Costs or other expenses, whether all Landlord's work in construction of the Premises or any leasehold improvements has been completed and whether or not there is any claim, charge, defence, right to set off or counter-claim by the Tenant against the Landlord in respect of Rent or otherwise;

(b) Any statement delivered under this Section may be conclusively relied on by any purchaser or prospective purchaser or any Mortgagee of the fee or the leasehold or any other sub-lessee or prospective sub-lessee, except for any default of the Landlord of which the Tenant does not have notice at the date of the statement. If the Tenant fails to execute and deliver any such statement within seven days of written request by the Landlord, the Landlord shall have the right to execute and deliver the statement by and on behalf of the Tenant and such statement shall be binding on the Tenant;

(c) From time to time at the request of the Landlord, the Tenant shall deliver to the Landlord the Tenant's most recent financial statements, together with such other financial information and for such periods of time as may be requested by a Mortgagee or prospective purchaser of the Building. The Tenant and any Indemnifier consent to the Landlord performing a credit check at any time or times during the Term.

19.4 Rights of Mortgagees

If at any time during the currency of a Mortgage in favour of a Mortgagee who has given notice in writing of the Mortgage to the Tenant the Landlord defaults in the performance of any provision of this Lease which would give rise to a right in the Tenant to terminate this Lease, then the Tenant, before becoming entitled as against the Mortgagee to exercise any right to terminate this Lease, shall give the Mortgagee notice in writing of this default. The Mortgagee shall have 60 days after the giving of the notice, or such longer period as may be reasonable in the circumstances, within which to remedy the default. If the default is remedied within that time, the Tenant shall not by reason of the default terminate this Lease. The rights and privileges granted to a Mortgagee in this Section shall not in any way be deemed to alter, affect or prejudice any of the rights and remedies available to the Tenant as against the Landlord. Any notice to be given to a Mortgagee shall be deemed to have been properly given if mailed by registered mail to its most recent address of which the Tenant shall have notice.

19.5 Non-Disturbance Agreement

The Tenant's obligation to execute an agreement subordinating this Lease or to attorn to a Mortgagee is subject to the Mortgagee agreeing, on its usual terms, to permit the Tenant to continue in occupation of the Premises, provided that the Tenant is not in default under this Lease and continues to pay all Rent and perform all of its covenants, conditions and agreements.

19.6 Beneficial Owner Priority

(a) At the option of the Landlord, to be expressed in writing from time to time, this Lease and the rights of the Tenant are and shall be subject and subordinate to the Head Lease.

(b) In the event that the Head Lease shall be terminated for any reason during the Term or any renewals thereof, this Lease shall not be terminated by reason thereof and the Tenant shall attorn to and become bound to the Beneficial Owner as tenant of the Premises for the then unexpired residue of the Term, and any renewals thereof, on the terms and conditions of this Lease.

(c) If required by the Beneficial Owner, the Tenant shall execute and deliver to the Beneficial Owner a new lease of the Premises, substantially in the same form as this Lease. The Tenant acknowledges and agrees that the benefit of this Section may be assigned by the Beneficial Owner to any mortgagee or chargee of the Beneficial Owner's interest in the Building.

(d) The form and content of any document effecting the subordination and attornment provided for in this Section will be that required by the Beneficial Owner, in each case, and such document will be delivered by the Tenant to the Landlord within 10 (TEN) days after the Landlord requests it.

20. MONTHLY TENANCY

20.1 Monthly Tenancy

If the Tenant continues to occupy the Premises after the expiration of the Term or any renewal period, with the consent of the Landlord and without any renewal or further written agreement, the Tenant will be a monthly tenant at a monthly rental equal to double the monthly instalment of Base Rent payable during the last month of the Term or immediately preceding renewal, together with the Additional Rent provided in this Lease. Rent will be payable in advance on the first day of each and every month of the tenancy and the monthly tenancy will be on the terms and conditions and subject to all other charges and amounts payable under this Lease, except as to length of tenancy.

21. GENERAL

21.1 No Waiver of Default

No condoning, excusing, overlooking or delay in acting on by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition in this Lease shall operate as a waiver of the Landlord's rights under this Lease in respect of any such or continuing subsequent default, breach or non-observance and no waiver shall be inferred from or implied by anything done or omitted by the Landlord except an express waiver in writing.

21.2 Remedies Cumulative

All rights and remedies of the Landlord set forth in this Lease shall be cumulative and not alternative.

21.3 Privacy Consent

Any Tenant or Indemnifier that is an individual person consents to the collection and use of his or her personal information, as provided directly or collected from third parties, for the purposes of the Landlord considering the Tenant's offer to lease and determining the suitability of the Tenant or Indemnifier, as applicable, both prior to and during the Term of the Lease and any renewals and extensions, including the disclosure of such information to credit reporting agencies, existing and potential lenders, investors and purchasers. The consent given under this section shall be deemed to have been given under the *Personal Information and Protection of Electronic Documents Act (Canada)* and any amending or successor legislation or any applicable federal and provincial acts governing the protection of personal information.

21.4 Tenant Partnership

If the Tenant is a partnership (the "**Tenant Partnership**") each person who is presently a member of the Tenant Partnership, and each person who becomes a member of any successor Tenant Partnership, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not that person ceases to be a member of such Tenant Partnership or successor Tenant Partnership, and after the Tenant Partnership ceases to exist.

21.5 No Partnership

The Landlord does not in any way or for any purpose become a partner of the Tenant, in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created by this Lease or any dealings between the Landlord and the Tenant.

21.6 No Option

The submission of this Lease for examination does not constitute a reservation or option for the Premises and this Lease becomes effective as a Lease only on its execution and delivery by the Landlord and the Tenant.

21.7 Registration of Notice

The Tenant shall not register this Lease without the written consent of the Landlord. However, the Tenant shall be entitled to register a Notice of Lease; provided that such Notice shall only describe the parties, the Premises, the Term and any renewal, or any restrictive covenants. Any Notice of Lease shall be prepared by the Tenant's solicitors, but shall be subject to the approval of the Landlord and its solicitors and shall be registered at the Tenant's expense. The Tenant shall bear the reasonable costs of the Landlord with respect to the review by the Landlord's solicitors of the Notice of Lease. The Tenant agrees to register at its own expense a notice of termination of the Lease and/or any applicable Tenant's rights and irrevocably appoints the Landlord as its attorney to do so on its behalf. If the Tenant fails to remove the Notice of Lease at the end of the Term, it shall be responsible for any costs incurred by the Landlord in removing such Notice on the Tenant's behalf (including, without limitation legal and registration costs).

21.8 Rules and Regulations

The Tenant and its officers, directors, servants, agents and all persons visiting or doing business with it shall be bound by and shall observe the rules and regulations attached to this Lease as Schedule "C" and any other reasonable rules and regulations made by the Landlord from time to time of which notice shall be given to the Tenant, and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease. The Landlord shall enforce the rules and regulations against all occupants of the Building, but in so doing need not institute any legal action. The Landlord shall not be liable to the Tenant as a result of its failure or inability to enforce the rules and regulations against any other tenant of the Building.

21.9 No Contra Proferentum

This Lease has been negotiated and approved by the Landlord and the Tenant and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either Landlord or Tenant by reason of the authorship of any of the provisions contained in this Lease.

21.10 Specialty Contract

The parties hereto agree that this Lease constitutes a specialty contract as defined in the *Limitations Act (Ontario)*.

22. DELAYS

22.1 Unavoidable Delay

Whenever, and to the extent that either party shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation under this Lease in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of strike, lock-out, war, act of God or by reason of being unable to obtain material, goods, equipment, services, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law or order-in-council, or any regulation or order passed or made under any legislative authority, or by reason of the order or direction of any administration, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any required permission or authority, or by reason of any other cause beyond its control, whether of the foregoing character or not, such party shall, so long as any such impediment exists, be relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned, but nothing in this Section shall excuse the Tenant from payment of or entitle it to withhold Rent.

22.2 Failure of Landlord to Deliver Possession

Notwithstanding any other provision of this Lease, and in addition to the provisions of Section 22.1, the Landlord shall not be deemed in default if it is unable to give possession of the Premises on the date fixed for

commencement of the Term because of the holding over or retention of possession of any prior lessee or occupants, or because repairs, improvements or decorations of the Premises or of the Building are not completed, or for any reason other than the Landlord's wilful act or neglect. In such circumstances, the Rent will not commence until possession of the Premises is given to the Tenant or the Premises are available for fixturing by the Tenant, and no failure to give possession of the Premises on the date fixed for commencement of the Term shall in any way affect the validity of this Lease or the obligations of the Tenant under this Lease or the terms or conditions of this Lease, nor shall it extend the Term. The Landlord shall diligently exercise its rights to obtain completion and/or vacant possession of the Premises as soon as reasonably possible. There shall be no abatement of Rent for any delay in occupancy due to the Tenant's failure to complete all or any installations or other work required to be completed by the Tenant in accordance with the provisions of this Lease or required for the purpose of carrying on its business operations in the Premises. The Tenant shall not be entitled to any abatement of Rent where the Landlord's failure to complete or deliver vacant possession of the Premises on the Commencement Date is due to any act or omission on the part of the Tenant. The decision of the Landlord's Consultant shall be final and binding on the parties as to whether or not the Premises are ready for occupancy by the Tenant, and as to the extent to which any delay in completion of the Premises or in the delivery of vacant possession is due to any act or omission of the Tenant or its agents, servants or contractors. The Tenant shall, promptly on the request by the Landlord, execute an acknowledgement of the date on which complete and vacant possession of the Premises is delivered to the Tenant. If the Landlord has not delivered possession of the Premises within 18 months of the date of this Lease, the Landlord shall have the right and option at any time to cancel this Lease and any money or security deposited with the Landlord under or on account of this Lease shall be returned to the Tenant and neither party shall have any liability to the other.

EXECUTION BY THE PARTIES:

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Building and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Building

per: ____________________________

Name Michael Mackenzie

Title: Chief Operating officer

I have authority to bind the corporation

GEORGE KELK CORPORATION

per: ____________________________

Name:

Title:

per: ____________________________

Name:

Title:

I/We have authority to bind the corporation

SCHEDULE "C" - RULES AND REGULATIONS

The Tenant agrees as follows:

1. All loading and unloading of merchandise, supplies, materials, garbage and other chattels shall be effected only through or by means of such doorways, corridors or elevators as Landlord shall designate.

2. The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Premises.

3. All garbage and refuse shall be kept in the kind of covered container specified by Landlord, sorted as specified by the Landlord for the purposes of any recycling program established by the Landlord or the Municipality, and shall be placed outside of the Premises prepared for collection in the manner and the times and places specified by Landlord. If Landlord provides or designates a service for picking up refuse and garbage, Tenant shall use it at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

4. No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside the Premises without the prior written consent of Landlord.

5. The Tenant and the Tenant's employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord, acting reasonably. The Tenant shall furnish Landlord, at Landlord's request, with automobile licence numbers assigned to the Tenant's car or cars and cars of the Tenant's employees within five days after taking possession of the Premises and shall notify the Landlord of any changes within five days after any changes occur. The Landlord shall have the right to remove any vehicle parked on any Common Facilities contrary to any provision of this Lease and the Tenant shall pay all costs of removal and any storage costs. The Landlord shall not be liable to the Tenant for any loss, costs or damages occasioned by such removal or storage. The Tenant shall pay as Additional Rent $25 per day for each improperly parked vehicle.

6. The Tenant shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building, except in areas designated from time to time by Landlord for such purposes.

7. The plumbing facilities shall not be used for any other purpose than that for which they are constructed and no foreign substance of any kind shall be thrown in them and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Tenant. The Tenant, its employees or agents, shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone or iron without the written consent of the Landlord.

8. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, the Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters. No broadloom or carpeting shall be affixed to the Premises by means of a non-soluble adhesive or similar product.

9. The Tenant shall use at the Tenant's cost, the pest extermination contractor directed by the Landlord and at the intervals required by the Landlord.

10. No animals or birds, except for guide dogs, shall be brought into or kept in or about the Premises.

11. If the Tenant desires telegraph, telephone, paging or other private signal connections, Landlord reserves the right to direct the electricians or other workmen as to where and how the wires are to be introduced and without such directions no boring or cutting for wires shall take place. No other wires of any kind shall be introduced without the written consent of Landlord.

12. No one shall use the Premises for sleeping apartments or residential purposes as defined in the *Commercial Tenancies Act* or the *Tenant Protection Act, 1997*.

13. The Tenant agrees to install at its own expense a lock approved by the Landlord, on all doors of the Premises and to supply Landlord with two keys. The Landlord may from time to time install and change locking mechanisms on entrances to the Building, the Common Facilities and the Premises, and (unless 24 hour security is provided by the Building) shall provide to Tenant a reasonable number of keys and replacement keys ("keys" include any device serving the same purpose). The Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without the Landlord's prior written consent. If with Landlord's consent, the Tenant installs lock(s) incompatible with the Building master locking system:

(a) the Landlord, without abatement of rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas during times when such areas are locked and the Tenant is not available to provide access;

(b) the Tenant shall indemnify Landlord against any expenses as a result of a forced entry to the affected areas which may be required in an emergency; and

(c) the Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at the Tenant's expense.

At the end of the Term, the Tenant shall promptly return to Landlord all keys in the Tenant's possession for the Building and Premises.

14. The Tenant shall give the Landlord prompt written notices of any accident, or any defect in the water pipes, gas pipes, heating or cooling apparatus, telephone or electric light or other wires in any part of the Premises which comes to the attention of the Tenant.

15. No flammable oils or other flammable, dangerous or explosive material shall be kept or permitted to be kept in the Premises.

16. The Tenant shall not place on, obstruct or in any manner conduct business operations on the Common Facilities or distribute handbills or other advertising matter in the Common Facilities without the written consent of the Landlord.

17. The Tenant shall not gain access to the roof, mechanical or electrical rooms without the written consent of the Landlord.

18. The Tenant shall not construct or in any way affix to the Premises a television, radio or like antenna, satellite receiver or similar device.

19. The Landlord shall have the right to make further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgment may from time to time be needed and all such rules and regulations, to the extent they are applicable to the Tenant, shall be kept and observed by Tenant. The Landlord may from time to time waive any of such rules and regulations and is not liable to Tenant for breaches of them by other tenants.

LEASE AMENDING AGREEMENT dated January 17, 2011.

BETWEEN:

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Premises and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Premises

(the "**Landlord**"),

- and -

GEORGE KELK CORPORATION

(the "**Tenant**"),

RECITALS:

A. By a lease dated January 30, 1996 (the "**52 Lesmill Lease**") made between Anndale Properties Limited ("**Anndale**") and the Tenant, Anndale demised and leased to the Tenant certain premises consisting of 29,368 square feet at the Landlord's building, municipally known as 52 Lesmill Road, Toronto, Ontario, as more particularly described in the Lease (the "**52 Lesmill Premises**") at the rent and on the terms and conditions more particularly set out in the 44-48 Lesmill Lease with an expiry date of July 3, 2006;

B. The 52 Lesmill Lease was amended by Agreement Amending Lease dated July 4, 1996 (the "**First 52 Lesmill Lease Amending Agreement**").

C. The 52 Lesmill Lease was amended by Lease Amending and Renewal Agreement dated May 15, 2001 (the "**Second 52 Lesmill Lease Amending Agreement**").

D. By Lease Amending and Renewal Agreement dated March 23, 2006, Anndale and the Tenant exercised the first lease renewal option pursuant to the terms of the First 52 Lesmill Lease Amending Agreement and extended the term of the 52 Lesmill Lease until July 3, 2011 (the "**First 52 Lesmill Lease Renewal**").

E. Pursuant to the First 52 Lesmill Lease Renewal, Anndale granted the Tenant a third option to renew the term of the 52 Lesmill Lease for a further period of 5 years commencing July 4, 2016 and expiring on July 3, 2021;

F. By Lease Extension Agreement dated June 3, 2008, the Landlord, as successor in title to Anndale, and the Tenant agreed to exercise the second lease renewal option pursuant to the terms of the First 52 Lesmill Lease Amending Agreement and extend the term of the52 Lesmill Lease for a further period of 5 years commencing July 4, 2011 and expiring on July 3, 2016, and granting the Tenant a third option to renew the term of the Lease for a further period of 5 years commencing July 4, 2021 and expiring on July 3, 2026, on and subject to the terms and conditions set forth therein (the "**Second 52 Lesmill Lease Renewal**").

G. By a lease dated May 1, 1996 (the "**44-48 Lesmill Lease**") made between Anndale and the Tenant, Anndale demised and leased to the Tenant certain premises consisting of 35,749 square feet at the Landlord's building, municipally known as 44-48 Lesmill Road, Toronto, Ontario, as more particularly described in the Lease (the "**44-48 Lesmill Premises**") at the rent and on the terms and conditions more particularly set out in the 44-48 Lesmill Lease with an expiry date of April 30, 2006;

H. The 44-48 Lesmill Lease was amended by Lease Amending and Renewal Agreement dated May 15, 2001 (the "**First 44-48 Lesmill Lease Amending Agreement**").

I. By Lease Amending and Renewal dated March 23, 2006, Anndale and the Tenant exercised the first lease renewal option pursuant to the terms of the First 44-48 Lesmill Lease Amending Agreement and extended the term of the 44-48 Lesmill Lease until April 30, 2011 (the "**First 44-48 Lesmill Lease Renewal**").

J. Pursuant to the First 44-48 Lesmill Lease Renewal Agreement, Anndale granted the Tenant a third option to renew the term of the 44-48 Lesmill Lease for a further period of 5 years commencing May 1, 2016 and expiring on April 30, 2021;

K. By Lease Extension Agreement dated June 3, 2008, the Landlord, as successor in title to Anndale, and the Tenant have agreed to exercise the second lease renewal option pursuant to the terms of the First 44-48 Lesmill Lease Amending Agreement and extend the term of the 44-48 Lesmill Lease for a further period of 5 years commencing May 1, 2011 and expiring on April 30, 2016, and granting the Tenant a third option to renew the term of the 44-48 Lesmill Lease for a further period of 5 years commencing May 1, 2016 and expiring on April 30, 2021, on and subject to the terms and conditions set forth therein (the "**Second 44-48 Lesmill Lease Renewal**").

L. By a lease dated May 27, 2008 (the "**56 Lesmill Lease**") made between the Landlord and the Tenant, the Landlord demised and leased to the Tenant certain premises consisting of 8,784 square feet at the Landlord's building, municipally known as 56 Lesmill Road, Toronto, Ontario, as more particularly described in the Lease (the "**56 Lesmill Premises**") at the rent and on the terms and conditions more particularly set out in the 56 Lesmill Lease and set to expiry on July 3, 2016;

M. Pursuant to the Right of First Offer set out under Section 1.7 of the 56 Lesmill Lease, the Landlord and the Tenant have agreed to further amend the 56 Lesmill Lease, the 52 Lesmill Lease and the 44-48 Lesmill Lease (collectively, the "**Lease**") by entering into this agreement (the "**Lease Amendment**").

THIS AGREEMENT WITNESSES:

1. **Definitions**
   a. In this Lease Amendment, all capitalized words and phrases, or other words and phrases defined in the Lease, shall have the same meaning attributed to them by the Lease, unless otherwise specifically provided. All references to Sections in this Lease Amendment are to the appropriate Section numbers of the Lease. Unless otherwise required by the context, any reference to the Lease includes all renewals, extensions and amendments made to it in agreements set out in the above recitals and in this Lease Amendment.

b. From and after the Commencement Date, except where inconsistent with the terms of this Lease Amendment, all references in the Lease to the "Premises" shall be deemed to include the 56 Lesmill Premises, the 52 Lesmill Premises, the 44-48 Lesmill Premises and the Additional Premises.

2. **Additional Premises**

The Landlord leases to the Tenant the additional premises located at 56 Lesmill Road, Toronto, Ontario shown outlined on Schedule "A" containing 17,452 square feet (the "**Additional Premises**").

3. **Effective Date**

The term of the demise of the Additional Premises shall commence on April 1, 2011 (the "**Commencement Date**"), and, subject to any renewals or extensions of the Lease from time to time, shall terminate on July 3, 2016.

4. **Schedule "A" Sketch of Additional Premises**

Schedule "A", attached to this Lease Amendment and showing the area of the Additional Premises outlined in red, is added to and constitutes a Schedule to the Lease

5. **Rental for Additional Premises**

The Tenant shall pay as Base Rent with reference to the Additional Premises, as follows:

Based on a gross leasable area of: 17,452 Square Feet

Period of Term	Rent/Square Foot	Monthly Rent	Annual Rent
April 1, 2011 - May 31, 2011	$5.50	$7,998.83	$95,986.00
June 1, 2011 - July 3, 2016	$5.75	$8,362.42	$100,349.00

6. **Rent-Free Period**

Provided that this Lease Amendment has been executed by the Tenant, the Tenant shall be permitted to occupy the Additional Premises for the first five (5) months of the Term without payment of Base Rent and for the first three (3) months of the Term without payment of Additional Rent (the "**Rent-Free Period**"). During the Rent-Free Period the Tenant shall pay for the cost of all services which do not form part of Operating Costs.

7. **Deposit**

Upon execution of this agreement, the Tenant shall pay to the Landlord the sum of $9,449.53 as a further security deposit for the Additional Space to be held by the Landlord pursuant to the terms of section 7.3 of the Lease

8. **Acknowledgement**

The parties acknowledge as follows:

a. except as modified or amended by this Lease Amendment the Lease is unmodified and in full force and effect;

b. there is no existing default on the part of either the Landlord or the Tenant of which the other party has notice;

c. the Tenant accepts the Additional Premises on an "as is" basis; and

d. the Tenant has no knowledge of any matter which gives rise to a counterclaim or right of set-off against the Landlord in respect of rent or otherwise.

9. **Confirmation of Lease**

The Lease, except as modified, amended or supplemented by this Lease Amendment shall remain in full force and effect, unmodified.

10. **Successors**

The Lease, as amended by this Lease Amendment, shall extend to, be binding on and enure to the benefit of the parties and their respective heirs, legal personal representatives, successors and assigns (as limited by the provisions of the Lease) and shall be interpreted in accordance with the laws of the Province of Ontario.

11. **Authority**

Each of the persons executing this Lease Amendment represents and warrants that he or she has authority to bind the corporation on behalf of which he or she is executing.

EXECUTION BY THE PARTIES:

GEORGE KELK CORPORATION

By: ______________________

Name: Peter G. Kelk

Title: President

I have authority to bind the corporation

CIPF VII GP INC., in its capacity as general partner of **CIPF VII OPERATING LIMITED PARTNERSHIP**, as owner of the Premises and as agent for **RBC CONUNDRUM CANADIAN REAL ESTATE LP**, as head lessee of the Premises

By: ______________________

Name: Michael Mackenzie

Title: Chief Operating Officer

I have authority to bind the corporation